AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 24, 1997
                       REGISTRATION STATEMENT NO. 333-9601

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          FIRST AMERICAN RAILWAYS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

         NEVADA                                     4011                87-0443800
(STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)     IDENTIFICATION NUMBER)

                                          ALLEN C. HARPER, CHAIRMAN OF
                                          THE BOARD AND CHIEF EXECUTIVE
                                          OFFICER OF FIRST AMERICAN
FIRST AMERICAN RAILWAYS, INC.             RAILWAYS, INC.
3700 N. 29TH AVENUE, STE. 202             3700 N. 29TH AVENUE, STE. 202
HOLLYWOOD, FLORIDA 33020                  HOLLYWOOD, FLORIDA 33020
(954) 920-0606                            (954) 920-0606

(ADDRESS AND TELEPHONE NUMBER             (NAME, ADDRESS AND TELEPHONE
OF PRINCIPAL EXECUTIVE OFFICES            NUMBER OF AGENT FOR SERVICE)
OR INTENDED PRINCIPAL PLACE OF
BUSINESS)

                                   COPIES TO:

                              DENNIS J. OLLE, ESQ.
                         OLLE, MACAULAY & ZORRILLA, P.A.
                                1402 MIAMI CENTER
                          201 SOUTH BISCAYNE BOULEVARD
                              MIAMI, FLORIDA 33131
                                 (305) 358-9200
                              (305) 358-9617 (FAX)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.
 If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
                       1933, check the following box: [x]

                                                  CALCULATION OF REGISTRATION FEE
                                                  -------------------------------

                                                        AMOUNT           PROPOSED          PROPOSED
TITLE OF EACH CLASS                                      TO BE        OFFERING PRICE       AGGREGATE        AMOUNT OF
OF SECURITIES TO BE REGISTERED                        REGISTERED         PER SHARE       OFFERING PRICE  REGISTRATION FEE
------------------------------                        ----------         ---------       --------------  ----------------
Common Stock, $.001 par value.......................  4,702,572           $2.75        $12,932,073.00    $3,918.81(1)
                                                      ---------           -----        --------------    ---------

Series A Warrants...................................  3,962,773             --                     --          --
                                                      ---------             --                     --          --

Financial Advisory Warrants.........................    100,000             --                     --          --
                                                        -------             --                     --          --

Common Stock, $.001 Par Value, Underlying
Outstanding Series A Warrants(2)....................  3,962,773           $3.50        $13,869,705.50    $4,782.66
                                                      ---------           -----        --------------    ---------

Common Stock, $.001 Par Value, Underlying
Outstanding Financial Advisory Warrants.............    100,000           $2.50        $   250,000.00    $   86.21
                                                        -------           -----        --------------    ---------

Common Stock, $.001 Par Value, Underlying
Outstanding Bradshaw Warrants.......................  1,610,000           $3.50        $ 5,635,000.00    $1,707.58
                                                      ---------           -----        --------------    ---------

Common Stock, $.001 par value, Underlying
Outstanding Convertible Secured Notes ("Notes")       3,295,976           $3.50        $11,535,916.00    $3,495.73
                                                      ---------           -----        --------------    ---------

Series A Warrants to be Issued in Connection with
Prepayment of the Notes.............................  2,353,052             --                    --           --
                                                      ---------             --                    --           --

Common Stock, $.001 par value, Underlying Series
A Warrants to be Issued in Connection with
Prepayment of the Notes(2)..........................  2,353,052           $3.50        $ 8,235,682.00    $2,495.65
                                                      ---------           -----        --------------    ---------

Total Registration Fee(2)...........................                                                    $16,486.65(3)
                                                                                                        =============

----------

(1) Based on $2.75 per share at June 23, 1997.

(2) Pursuant to Rule 416, this Registration Statement also covers such indeterminate number of shares of Common Stock as may be issuable pursuant to the anti-dilution provisions of the Warrants.

(3) Filing fee previously paid.

THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                                   FIRST AMERICAN RAILWAYS, INC.
                                                      (CROSS REFERENCE SHEET)
                                                             FORM SB-2

ITEM NUMBER AND CAPTION                                              HEADING IN PROSPECTUS
-----------------------                                              ---------------------
1.         Front of Registration Statement
             Outside Front Cover of Prospectus........................  Cover Page

2.         Inside Front Cover and Outside                               Inside Front and Outside Back;
             Back Cover Pages of Prospectus...........................  Back Cover Pages

3.         Summary Information and Risk Factors.......................  Prospectus Summary; Risk Factors

4.         Use of Proceeds............................................  Use of Proceeds

5.         Determination of Offering Price............................  Not Applicable

6.         Dilution...................................................  Not Applicable

7.         Selling Security Holders...................................  Principal and Selling Shareholders

8.         Plan of Distribution.......................................  Plan of Distribution

9.         Legal Proceedings..........................................  Business--Legal Proceedings

10.        Directors, Executive Officers,
             Promoters and Control Persons............................  Management

11.        Security Ownership of Certain
             Beneficial Owners and Management.........................  Principal and Selling Shareholders

12.        Description of Securities..................................  Description of Capital Stock

13.        Interest of Named Experts and Counsel......................  Experts; Legal Matters

14.        Disclosure of Commission Position on
             Indemnification for Securities Act Liabilities...........  Not Applicable

15.        Organization Within Last Five Years........................  Not Applicable

16.        Description of Business....................................  Business

                                                                        Management's Discussion and Analysis
17.        Management's Discussion and Analysis                         of the Results of Operations and Financial
             or Plan of Operation.....................................  Condition and Plan of Operation

18.        Description of Property....................................  Business

19.        Certain Relationships and Related Transactions.............  Certain Transactions

20.        Market for Common Equity and                                 Risk Factors; Price Range of Common
             Related Stockholder Matters..............................  Stock; Principal and Selling
                                                                        Shareholders

21.        Executive Compensation.....................................  Management

22.        Financial Statements.......................................  Financial Statements



23.        Changes in and Disagreements with
             Accountants on Accounting and
             Financial Disclosure.....................................  Experts

                        13,671,321 SHARES OF COMMON STOCK
                     6,320,111 SERIES A REDEEMABLE WARRANTS
                       100,000 FINANCIAL ADVISORY WARRANTS
                                     [LOGO]

This Prospectus relates to the offering of 13,671,321 shares of Common Stock, $.001 par value (the "Shares"), along with 6,315,825 Series A Redeemable Warrants ("Series A Warrants") and 100,000 financial advisory warrants ("Advisory Warrants"), (collectively the "Warrants") of First American Railways, Inc. (the "Company"), by certain securityholders of the Company (collectively, the "Selling Shareholders"). A total of 4,702,572 Shares offered hereby are owned of record by the Selling Shareholders, including 200,000 shares owned by Charles E. Bradshaw, Jr., a director and the principal warrantholder of the Company, 52,500 shares owned by International Capital Growth Ltd. ("Capital Growth"), the Company's financial advisor and its placement agent in certain prior private placements made by the Company, 10,800 shares owned by Raymond Monteleone, the President and Chief Operating Officer and a director of the Company and 9,700 shares owned by Atlantic Equity Corporation. In addition, 7,263,046 shares offered hereby represent Common Stock underlying outstanding Warrants and Common Stock underlying outstanding convertible secured notes (the "Notes"), which securities were issued in connection with several private placements by the Company (collectively, the "Private Placements"). Also included in the Common Stock offered hereby are 2,353,052 Shares underlying certain additional Series A Warrants which may be issued in the future, as described below, and 100,000 Shares underlying the Financial Advisory Warrants, described below.

The outstanding Series A Warrants are held as follows: (i) warrants to purchase an aggregate of 650,000 Shares that expire in April 1998 and have an exercise price of $3.50 per share are held by Capital Growth; (ii) warrants to purchase 3,312,773 Shares which are exercisable until April or May 1998 at an exercise price of $3.50 per share are held by the Selling Shareholders who participated in the Private Placements; and (iii) 2,353,052 warrants that would expire in April and May 1998 and have an exercise price of $3.50 per share which may be issued to the holders of the Notes in certain circumstances in connection with the prepayment of the Notes. The Series A Warrants may be redeemed under certain circumstances. The remaining warrants offered hereby consist of 100,000 Advisory Warrants that expire in February 2001, which are not redeemable and are exercisable at $2.50 per share. See "Description of Securities."

The Company will not receive any proceeds from this offering; however, the maximum gross proceeds payable to the Company from the exercise of all of the outstanding Warrants would be $14,119,705, and an additional $8,235,683 would be payable to the Company if the Warrants that may be issued in certain circumstances in repayment of the Notes are exercised in full.

The Company's Common Stock is quoted on The Nasdaq SmallCap Market ("Nasdaq") under the symbol FTRN. On June 17, 1997, the last reported sales price of the Common Stock was $2.75 per share. See "Price Range of Common Stock." Currently there is no public market for the Warrants, nor is one expected to develop.

The Company is unaware of any specific plan of distribution of the Selling Shareholders with respect to the Shares or the Warrants; however, it believes that the Shares will be sold from time to time by such Selling Shareholders or by their pledgees, donees, transferees or other successors in interest, to or through underwriters or directly to other purchasers or through brokers or agents in one or more transactions at varying prices determined at the time of sale or at a fixed or negotiated price. See "Plan of Distribution." The aggregate net proceeds to the Selling Shareholders from the sale of the Shares or Warrants pursuant to this Prospectus will be the sale price of such Shares or Warrants less any commissions. The Company is paying all of the expenses in connection with the preparation of this Prospectus and the related registration statement and the qualification of the shares under applicable state securities laws.

This offering is being made without using the services of an underwriter. The Selling Shareholders and any broker-dealers, agents or underwriters that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event any commission received by such broker-dealers, agents or underwriters and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

            THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE
                A HIGH DEGREE OF RISK. ONLY THOSE PERSONS ABLE TO
         LOSE THEIR ENTIRE INVESTMENT SHOULD PURCHASE THESE SECURITIES.
                    SEE "RISKS FACTORS" BEGINNING ON PAGE 5.
                    ---------------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.
                                ----------------

                 THE DATE OF THIS PROSPECTUS IS JUNE ____, 1997.

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND RELATED NOTES APPEARING
                          ELSEWHERE IN THIS PROSPECTUS.

INVESTORS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER THE HEADING "RISK FACTORS."

                                   THE COMPANY

First American Railways, Inc., a Nevada corporation (the "Company") was organized in the State of Nevada in 1987. On April 26, 1996, the Company merged with First American Railways, Inc., a Florida corporation (First American-Florida) and the Company was the surviving entity. As a result of the Merger the Company assumed all of the contractual rights, privileges and duties of First American-Florida. In connection with the Merger the Company amended its Articles of Incorporation to, among other things, change its name and create a series of "blank check" preferred stock.

The Company is currently pursuing its strategy of becoming the recognized leader in providing innovative, quality entertainment-based passenger rail service through the development of "Fun Trains" and the acquisition of "Scenic Destination Railroads." The Company is currently developing its first Fun Train (the "Florida Fun-Train"), an entertainment-based rail service which is anticipated to commence operations in the fall of 1997 between South and Central Florida. In March 1997, the Company acquired its first Scenic Destination Railroad, The Durango & Silverton Narrow Gauge Railroad Company (the "D&SNG"), described below.

The Florida Fun-Train's goal is to provide an enjoyable and entertaining alternative to other means of transportation between South and Central Florida by maximizing the entertainment value of its passengers' travel time while providing an efficient, safe and reliable form of transportation at a reasonable price. The Company intends to provide passengers with an exciting, unique, fun-filled overland leisure excursion through the use of a variety of entertainment-based services, including video and virtual reality games, as well as dining, dancing and lounge cars offering different types of live entertainment. The Company expects that most of its passengers will be tourists and plans to market, in part, the Company's service as an extension of its passengers' vacations.

The Company has taken significant steps to commence the operation of the Florida Fun-Train. The Company has: purchased its first passenger car and entered into an agreement for the manufacture of the remaining railcars; entered into the requisite track rights agreements; selected prospective train terminal sites in Orlando and South Florida and, where applicable, is negotiating for the construction of such terminals; entered into an agreement with the National Railroad Passenger Corporation ("Amtrak") for the operation of the Florida Fun-Train; and entered into an agreement with Universal Studios for joint marketing efforts in connection with Florida Fun-Train services.

The Company's initial marketing efforts for the Florida Fun-Train have shown positive results which, in the opinion of management, validates the Company's business plan. The Company has received significant "commitments" (both written and oral) to deliver passengers to the Florida Fun-Train. The above-described commitments are for travel between October 1, 1997 through December 31, 1998. These commitments are from various travel companies, tour operators, wholesalers and travel agents. See "Business - The Florida Fun-Train - Marketing." In addition, the Company has entered into a marketing agreement with Universal Studios Florida for joint promotional activities, joint advertising and other joint publicity activities.

The Company is also actively pursuing its strategy of acquiring Scenic Destination Railroads. In March 1997, the Company purchased D&SNG, the owner and operator of a privately held, scenic railroad which the Company believes is among the country's largest and best-known Scenic Destination Railroads (the "Durango Acquisition"). D&SNG operates an historic railroad which was built between 1881-82 by the Denver & Rio Grande Railway Company. D&SNG has been carrying passengers for more than 114 years, has been declared a registered National Historic Landmark. The antique, steam-operated locomotives that power the trains are coal-fired. These locomotives were manufactured between 1923 and 1925. In addition, many of the coaches used by the railroad are the railroad's original coaches dating back to the 1880s. D&SNG's operations have combined strict adherence to historical authenticity and exacting standards of replication to provide a historically authentic railroad service. The railroad operates between Durango and Silverton, Colorado, a 90-mile round trip, which takes approximately nine hours. Since 1993, the D&SNG railroad has carried approximately 200,000 passengers annually. The railroad is located entirely within the State of Colorado near the "Four Corners" region, where the borders of Colorado, Utah, New Mexico and Arizona meet.

For the fiscal year ended December 31, 1996, the D&SNG generated revenues, operating cash flow and pre-tax income of approximately $9 million, $3 million, and $2 million, respectively. As a result, the operations of D&SNG are currently generating cash flow in advance of the launch of the Florida Fun-Train. Further, the Company believes that there are potential opportunities to increase the revenues and earnings of the D&SNG by (i) initiating a formal marketing plan in conjunction with marketing efforts on behalf of the Florida Fun-Train designed to increase ridership; (ii) potentially realizing revenue gains from the implementation of a 15% fare increase (which has been approved by the Colorado authorities); (iii) potentially realizing revenue gains from price increases in the prices for and sale of "on-board" products; and (iv) reducing expenses resulting from the elimination of various corporate expenses related to the operation of a corporate jet, third party management fees and the lease of an apartment totaling approximately $900,000, the operating costs for which are included in the financial results.

Historically, the operations of D&SNG have been the subject of limited marketing efforts. The Company believes that the great majority of D&SNG's passengers have learned of D&SNG's railroad by "word-of-mouth," or other indirect forms of contact with the public, such as billboards and newsprint articles. In an attempt to broaden the passenger base for D&SNG's railroad in the future, the Company intends to concentrate its marketing efforts for the railroad on the broad-based , travel-related industry. The Company expects to establish relationships in coordination with the Florida Fun-Train's marketing efforts in international and domestic areas through direct contact with distributors and general sales agents having knowledge and experience in the development of contractual arrangements. Further, the Company anticipates expanding the railroad's on-board concessions.

Finally, the Company's objective is to develop other Fun-Trains and acquire additional Scenic Destination Railroads to further diversify its operations by capitalizing on potential economies of scale that may result from consolidations in this highly-fragmented industry.

                                     * * * *

The Company maintains offices at 3700 North 29th Avenue, Hollywood, Florida 33020. Its telephone number is (954) 920-0606. All references to the Company herein include its predecessor by merger, First American Railways, Inc., a Florida corporation.

                                  THE OFFERING
THE OFFERING:

Maximum Common Stock Offered by the Selling
Shareholders Assuming Exercise of Warrants and
Conversion of Notes(1).................................... 13,671,321 Shares

Maximum Common Stock Outstanding after the
Offering Assuming Exercise of All Warrants and
Conversion of Notes(1).................................... 23,285,095 Shares

Nasdaq Small Cap Symbol for Common Stock.................. FTRN

Series A Warrants Offered
by Selling Shareholders(2)................................ 6,315,825 Warrants

Advisory Warrants Offered by Selling Shareholders......... 100,000 Warrants

Use of Proceeds........................................... The Company will not receive any proceeds from the sale of the Shares or Warrants by the Selling
                                                           Shareholders. Any proceeds received by the Company,
                                                           from time to time, upon exercise of the Warrants
                                                           will be used for working capital and general corporate
                                                           purposes. See "Use of Proceeds."

Risk Factors.............................................. The securities offered hereby involve a substantial degree of risk and should not be purchased by anyone
                                                           who cannot afford the loss of their entire investment.
                                                           See "Risk Factors."

(1) Includes common stock to be issued upon the exercise of the Warrants and outstanding stock options, as well as upon the conversion of the various convertible notes; also includes common stock to be issued to Charles E. Bradshaw, Jr., in connection with the exercise of 1,610,000 common stock purchase warrants; as a result an additional maximum 12,558,770 shares will be outstanding. Excludes shares to be issued in connection with Mr. Bradshaw's conversion of a $4.2 million (principal amount) convertible note, and shares to be issued upon the exercise of 475,000 common stock purchase warrants to be issued to CSX Transportation.

(2) No public market exists for the Warrants. Includes 2,353,052 Series A Warrants that may be issued, in certain circumstances, in connection with the prepayment of the Notes.

PLAN OF DISTRIBUTION:

The Company is unaware of any specific plan of distribution of the Selling Shareholders with respect to the Shares or the Warrants, but believes that the Shares will be sold at prevailing market prices on Nasdaq, without payment of any underwriting commissions or discounts other than ordinary brokerage transaction fees. See "Plan of Distribution." The aggregate net proceeds to the Selling Shareholders from the sale of the Shares or Warrants pursuant to this Prospectus will be the sale price of such Shares or Warrants less any commissions. The Company is paying all of the expenses in connection with the preparation of this Prospectus and the related registration statement.

                                  RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. ONLY THOSE PERSONS ABLE TO LOSE THEIR ENTIRE INVESTMENT SHOULD PURCHASE THESE SECURITIES. PROSPECTIVE INVESTORS, PRIOR TO MAKING AN INVESTMENT DECISION, SHOULD CAREFULLY READ THIS OFFERING DOCUMENT AND CONSIDER, ALONG WITH OTHER MATTERS REFERRED TO HEREIN, THE FOLLOWING RISK FACTORS:

NO MATERIAL REVENUE; ACCUMULATED DEFICIT. The Company (excluding its D&SNG subsidiary) has not had any material revenue from operations, and it had an accumulated deficit at March 31, 1997, of approximately $4.8 million. The Company expects such losses to continue at least through the commencement of the operations of the Florida Fun-Train which is anticipated to be in the fall of 1997, and perhaps thereafter.

NEW BUSINESS; SIGNIFICANT CAPITAL REQUIREMENTS; UNCERTAINTY OF MARKET. The Company acquired D&SNG in March 1997 and it has no experience or history in managing D&SNG's operations. The Company's Florida Fun-Train is in development. The Florida Fun-Train has not begun actual passenger rail operations, has generated no revenues to date and will not generate any revenues until it is placed into service. Nevertheless, the Company has incurred and will continue to incur substantial expenses prior to the commencement of passenger rail operations for the Florida Fun-Train, which is scheduled to begin in the fall of 1997. As a result, the Company is also subject to substantially all of the risks inherent in the creation of a new business. The Company's ability to deliver its new service with good quality at a reasonable price cannot be assured; and as a result, there can be no assurance that the Company's efforts will result in a commercially viable business or that the Company will ever operate at a profit. Further, there can be no assurance that the Company will be able to continue to operate D&SNG on a profitable basis. Further, even if D&SNG generates revenues, operating cash flow and pre-tax income for the Company in advance of the launch of the Florida Fun-Train, there are significant restrictions on the upstreaming of any such cash flow or income to the corporate parent. The level of acceptance of the Company's services by consumers and the travel/tourism industry cannot be predicted. As a result of its small size and capitalization and lack of operating history, the Company is particularly susceptible to adverse effects of changing economic conditions and consumer tastes, competition, technological developments and other contingencies beyond the control of the Company. Due to changing circumstances, the Company may be forced to change dramatically, or even terminate, its planned operations.

CERTAIN ASSUMPTIONS WITH RESPECT TO THE COMPANY'S EXISTING AND PROPOSED OPERATIONS. The Company's existing and proposed rail operations are based on assumptions that are inherently subject to significant economic and competitive uncertainties, all of which are difficult to predict and many of which are beyond the control of the Company. These assumptions are also based on information about circumstances and conditions existing at the time the prospective information was prepared. There can be no assurance that any of the prospective information can be realized or that the actual results will not be materially higher or lower than assumed herein.

REQUIREMENTS FOR ADDITIONAL FINANCING. The Company believes that its current funds, and the interest earned thereon, will be sufficient to allow the Company to operate D&SNG and commence full revenue service of the Florida Fun-Train in the fall of 1997; however, additional financing(s) may be required to cover future operating and capital expenditures if the Company's revenues do not materially exceed anticipated operating and capital expenditures. Moreover, expansion of the Company's present and currently proposed passenger rail operations will require substantial additional financing, and the Company has made no arrangements in this regard; there can be no assurance that such financings will be available on acceptable terms, or at all. Any additional equity financings could result in substantial dilution to existing shareholders.

BANK LOAN RESTRICTIONS. There are a number of affirmative and negative covenants in the existing term loan agreement between the Company's subsidiary, D&SNG, and its principal institutional lender, which covenants, among other things, restrict D&SNG's ability to "up-stream" profits to the corporate parent. As a result, despite profitable operations of D&SNG, funds may not be available to the Company to repay the Company's financial obligations, from time to time, as they come due.

PLEDGE OF REVENUE-PRODUCING ASSETS. All of the assets of D&SNG (presently operated as a subsidiary of the Company) are subject to a "first" position pledge to D&SNG's institutional lender and a "second" position pledge (subordinate to the pledge to the institutional lender) to the seller of D&SNG. These assets represent substantially all of the revenue-producing assets of the Company. A default in either obligation, which results in a default of both obligations, could result in the loss of the major assets of the Company to the Company's creditors. If such assets are lost, there would be significant material adverse consequences to the operations of the Company, including the loss of the operations of D&SNG.

LIMITED AND CONTINGENT TRACK RIGHTS FOR THE FLORIDA FUN-TRAIN. With regard to the Florida Fun-Train, the Company has negotiated an agreement with CSX Transportation, Inc. ("CSXT") for the use of the track between West Palm Beach and Orlando, Florida. Among other things, this five-year agreement calls for significant payments to CSXT. This agreement also contemplates the requirement of a significant amount of comprehensive general liability insurance insuring the Company and CSXT. Failure to comply with these and other obligations under the agreement with CSXT could result in loss of such track rights without which the Company could not operate the Florida Fun-Train.

The Company has entered into a letter of intent with the Florida Department of Transportation ("FDOT") for use of track rights in Dade, Broward and Palm Beach Counties, Florida, and use of a terminal in Broward County for the Florida Fun-Train.

The contractual payments by the Company to the track owners as contemplated by the above-described agreements and understandings are significant, and such payments are based on the use of track and/or certain Florida Fun-Train revenue (whichever is greater), and not on the Company's profitability. Further, there can be no assurance that these contractual arrangements will be renewed after the expiration of the applicable terms and the failure to renew any such agreement could materially adversely affect the financial prospects of the Company.

CONSTRUCTION AND INDUSTRY RISKS ASSOCIATED WITH THE FLORIDA FUN-TRAIN. The railcars for the Florida Fun-Train must be constructed. This construction is being done in Denver, Colorado, by Rader Railcar II, Inc. ("RRI"), a company controlled by Thomas G. Rader, a director and the largest shareholder of the Company. The Company expects certain Florida Fun-Train railcars to be ready for delivery to the Company beginning in July 1997. There can be no assurance, however, that construction and remodeling of the railcars will be completed on a timely basis. Delays may be caused by technical difficulties, strikes, financial wherewithal and many other factors which RRI may experience and are beyond the Company's control. In the event of a delay, the Company's Florida Fun-Train operations could subsequently be delayed which could have a material adverse effect on the Company's financial condition.

Further, the Company has made its preliminary terminal site selections for the Florida Fun-Train, but has not made the final arrangements regarding its ownership interests in such terminals. One or more terminal buildings may have to be constructed on the terminal sites once final selections have been made. The Company is currently negotiating with various third parties in this regard; however, there can be no assurance that these negotiations will be successful, and there can be no assurance that the terminals will be timely constructed. If such delays occur, there can be no assurance that the Florida Fun-Train service will commence in the fall of 1997.

The Company's operations may be adversely affected by general economic conditions and by numerous other factors, some of which are common to all businesses and some of which are unique to the passenger rail industry. Such factors include, among others: labor disturbances or strikes, either by "on-board" employees or land-based personnel, which could delay trains or force their cancellation; government regulatory orders or rules which could adversely affect the Company's operations; accidents causing damage to or resulting in the impounding of the Company's railcars or delaying train service, which could result from a variety of natural or man-made causes and could temporarily or permanently prevent the Company's train(s) from operating; and insurance, which may be insufficient to cover losses from the cessation of operations or the replacement or repair of lost or damaged property.

RELIANCE ON FLORIDA AND COLORADO TOURISM MARKETS. The Company's initial Florida service, the Florida Fun-Train, will target tourists visiting central and southeastern Florida. Tourists visiting the "Four Corners" area of the United States, particularly southwestern Colorado, compose the principal market for D&SNG. These planned operations may be materially adversely affected by declining growth or absolute declines in the number of tourists visiting Florida or Colorado. From time to time these tourism markets have experienced slowdowns (declines in growth or absolute declines). There can be no assurance that any such declines in Florida or Colorado tourism will not occur in the future, or that such declines would not have a direct and adverse impact on the Company's business.

The Company's Florida Fun-Train business may also be subject to certain seasonal fluctuations, depending on the tourist seasons in Florida, particularly in South Florida (Miami/Ft. Lauderdale) and the Orlando area. D&SNG's business is highly seasonal; historically, at least 60% of the total annual number of passengers who ride on D&SNG's railroad do so during the months of June, July and August.

MARKETING/DEPENDENCE ON WHOLESALE TOUR OPERATORS. The Company's passenger railroad operations, particularly the introduction of the Florida Fun-Train service, will depend on the Company's ability to successfully implement a marketing program. Initially, the Company expects to rely on wholesale tour operators and travel agents to sell tickets for its passenger train service as part of a travel package. The Company's present internal marketing and sales capabilities are limited due to financial resources allocated for advertising, and the Company will be dependent, in large part, upon independent representatives of tour operators in the wholesale and retail travel trade for the marketing and sales of its services. Such persons also market competing tourist services and entertainment attractions. Failure of the Company to establish the necessary marketing and distribution network or to generate profitable sales of tickets for the Company's new railway service will have a material adverse effect on the Company's results of operations and its financial condition.

HIGH OPERATING COSTS; RISKS ASSOCIATED WITH FUEL PRICES AND MAINTENANCE OF RAILROAD EQUIPMENT. The passenger rail industry is characterized by a high degree of operating leverage. Specifically, fixed costs represent the major portion of a railroad's operating expenses and cannot be significantly reduced when competition or any of various other factors causes a reduction in load factors (passenger occupancy as a percentage of capacity) or passenger fares or "on-board" revenues. Since railcar purchase or lease installment payments, train operating expenses (including fuel, insurance, track usage charges and wages) and corporate overhead will represent the vast majority of the Company's expenses, the Company may not be able to reduce or decrease these costs on a timely basis in the event that passenger levels drop or fares or en route prices must be lowered because of competitive pressures. Accordingly, there is no assurance that the Company will be able to operate profitably. Future increases in the cost of diesel fuel, a major anticipated expense of train operations, are difficult to predict given the continued economic and political uncertainties in certain areas of the world. There can be no assurance that a significant amount of maintenance will not be required on the Company's rail equipment; this is particularly true for the operations of D&SNG which uses steam locomotives.

RISK OF OPERATING A RAILWAY SERVICE; POTENTIAL FOR LIABILITY CLAIMS. The Company faces an inherent risk of exposure to liability claims in the event that the operation of its trains results in accidents or other adverse effects. Further, the Company's track usage agreements with the track owners require (or are expected to require) that the Company maintain certain levels of liability insurance protecting the track owners. There can be no assurance that the Company will not be faced with exposure to material liability claims. The track rights agreements with respect to the Florida Fun-Train require substantial general comprehensive liability insurance (up to $300,000,000 in coverage) and the premiums for such insurance will be significant. The Company has not obtained any commitment for liability insurance for the operation of the Florida Fun-Train. There can be no assurance that such assurance will be available to the Company, or that the Company will be able to maintain such insurance at reasonable rates. Failure to maintain adequate insurance could place the Company at great financial risk in the event of accidents and adversely affect the Company's ability to do business. Further, even if the Company were to maintain adequate insurance, adverse publicity from accidents could have a material adverse effect on the Company's business.

COMPETITION. Generally, the Company faces extensive competition for the spending of leisure time and dollars from numerous attractions in the tourist entertainment sector. The Company's success will depend primarily on its ability to operate an entertaining, high-quality, efficient, safe and reliable service, as well as its ability to market the service and secure consumer acceptance. It is highly uncertain whether the Company will be successful in these efforts.

With regard to the Company's proposed Fun-Train operations, numerous companies, most of which are substantially larger than the Company and have much greater financial and other resources, offer alternative modes of transportation over the routes where the Company intends to operate. These alternative modes of transportation, principally private motor vehicles, bus service and passenger air service, offer transportation that is less expensive and/or faster than the Company's proposed rail service. Most of these competitors already enjoy an established presence in the Florida and United States transportation and tourism markets. The Company expects to compete on the basis of what it believes to be its unique combination package of transportation and entertainment.

With respect to D&SNG, there is at least one other narrow gauge railroad which offers train trips in southern Colorado. Further, since Durango and Silverton are almost exclusively tourist destinations, the Company competes with non-transportation oriented attractions for tourists. To the extent tourists require transportation in the Durango/Silverton corridor, the automobile is the principal alternative.

GOVERNMENTAL REGULATION. The Company's present and contemplated railroad operations are strictly intrastate and therefore not regulated by the federal government except for various safety regulations promulgated by the Federal Railroad Administration.

The operations of the Florida Fun-Train will be regulated by the Florida Department of Transportation's application of federal safety rules. The Florida Fun-Train will be required to have a safety inspection by the U.S. Department of Transportation, Federal Railroad Administration and the Florida Department of Transportation before rail operations commence (and periodically thereafter). The failure to "pass" safety inspections both before operations commence and periodically thereafter would result in the railroad operations ceasing until such time as the reason(s) for failure are remedied.

D&SNG's operations are subject to rate, administrative, environmental and safety regulation by the Colorado Public Utilities Commission. D&SNG's operations are required to maintain a state liquor license and a special alcohol tax stamp issued by the Federal Bureau of Alcohol, Tobacco and Firearms, and are subject to health and other regulations promulgated by federal, state and local authorities. When the Florida Fun-Train commences operations it will be required to have various state and federal liquor licenses and approvals similar to those required of D&SNG.

The Company's operations will also be subject to environmental regulation by federal and state agencies, as well as liquor licensing, health regulations and other regulations promulgated by state and local authorities. There can be no assurance that future regulatory compliance will not materially adversely affect the Company's operations and profitability.

Delay in the commencement or cessation of the operations of either the Florida Fun-Train or D&SNG due to non-compliance with applicable governmental regulations would materially, adversely affect the Company.

CONTROL OF THE COMPANY. The executive officers and directors of the Company (twelve persons) jointly own an aggregate of 31.19% of the issued and outstanding Common Stock of the Company (excluding Shares to be issued upon exercise of stock options, warrants or conversion of outstanding convertible notes), which is the only outstanding class of capital stock of the Company and which has one vote per share. Thomas Rader, a director of the Company, is the single largest shareholder of the Company with 15.05% of the Common Stock. Therefore, management of the Company should be able to control virtually all matters requiring approval of the shareholders of the Company, including the election of all of the directors.

In addition, the Company has a "staggered" board consisting of eight directors each elected to three year terms in three separate classes.

POTENTIAL CONFLICTS OF INTEREST. A significant portion of the Company's available cash (approximately $2.2, million exclusive of applicable sales taxes) is expected to be used to purchase the remaining railcars for the Florida Fun-Train from a company (RRI) which is controlled by one of the Company's Directors, and the largest shareholder of the Company, Thomas G. Rader. The Company also expects to satisfy its future needs for railcars through agreements with RRI. There can be no assurance that there will not be material adverse consequences to the Company from the inherent conflict of interest and lack of arm's-length negotiations in connection with any agreement with RRI. Further, in the event that disputes arise between Mr. Rader or RRI and the Company, resolution of such disputes, whether through legal action or otherwise, could be severely complicated by Mr. Rader's status with the Company.

The Company's agreement with CSXT for track rights usage allows CSXT to designate a member of the Board of Directors of the Company (currently, Mr. Albert B. Aftoora). This could give rise to a conflict of interest between the Company and CSXT.

In connection with the Company's purchase of D&SNG, Mr. Charles E. Bradshaw, Jr. became a director, shareholder and the principal warrantholder and creditor of the Company. Mr. Bradshaw's interest as a creditor may put him in conflict with the interests of the Company and its Board of Directors on which he serves.

OFFICER AND DIRECTOR INDEMNIFICATION. Pursuant to the Company's Bylaws, the Company is obligated to indemnify each of its officers and directors to the fullest extent permitted by law with respect to all liability and loss suffered, and reasonable expense incurred, by such person in any action, suit or proceeding in which such person was or is made or threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Company. The Company is also obligated to pay the reasonable expenses of indemnified directors or officers in defending such proceedings if the indemnified party agrees to repay all amounts advanced should it be ultimately determined that such person is not entitled to indemnification.

Further, Article XII of the Company's Articles of Incorporation, as amended, provides that the Company's officers and directors shall not be personally liable to the Company for monetary damages for any breach of their fiduciary duty by such person as an officer or director, except officers and directors shall be liable for (i) their intentional misconduct, breach or knowing violation of law, or (ii) the payment of dividends in violation of applicable state law.

NO PAYMENT OF CASH DIVIDENDS. The Company has not paid any cash dividends to holders of its Common Stock nor does it intend to declare any cash dividends with respect thereto in the near future. Instead, the Company intends to retain future earnings, if any, for use in its business operations. Further, the Company's outstanding convertible secured notes prohibit the payment of any dividends on the Common Stock.

EXERCISE OF THE OUTSTANDING WARRANTS AND/OR THE CONVERSION OF THE OUTSTANDING NOTES INTO COMMON STOCK WILL HAVE DILUTIVE EFFECT. The Company's outstanding common stock purchase warrants will provide an opportunity for the holders thereof to profit from a rise in the market price of the Common Stock, of which there is no assurance, with resulting dilution in the ownership interest in the Company held by the then present shareholders. Holders of the outstanding warrants or the outstanding Notes most likely would exercise such warrants or convert such notes and purchase the Common Stock underlying such securities at a time when the Company may be able to obtain capital by a new offering of securities on terms more favorable than those provided by such warrants or notes, in which event the terms on which the Company may be able to obtain additional capital would be affected adversely.

SHARES ELIGIBLE FOR FUTURE SALE. All but 350,000 of the Company's current outstanding shares of Common Stock (10,726,325 Shares) are "restricted securities." These "restricted securities" may be sold upon compliance with Rule 144, adopted under the Act. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of (a) one percent of the Company's issued and outstanding Common Stock, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of the Company may sell is not so limited, since generally non-affiliates may sell without volume limitation their Shares held for two years. During each three-month period, beginning April 29, 1997, a holder of "restricted securities" who has held them for at least the one-year period may sell under Rule 144 a number of Shares up to approximately 107,263 Shares (assuming no exercise of outstanding common stock purchase warrants or conversion of convertible notes). Non-affiliated persons who hold for the two-year period as described above may sell an unlimited number of Shares once their holding period is met.

DILUTION; FUTURE SALES OF STOCK BY THE COMPANY. After reserving Common Stock for issuance upon the exercise of the outstanding common stock purchase warrants and stock options, and the conversion of the outstanding Notes, the Company will have in excess of 75,000,000 Shares of authorized but unissued Common Stock available for issuance without further shareholder approval. As a result, any issuance of additional Shares of Common Stock may cause current shareholders of the Company to suffer significant dilution which may adversely affect the market for the securities of the Company.

Prospective investors should be aware that the possibility of sales may, in the future, depress the price of the Common Stock in any market which may develop and, therefore, the ability of any investor to market his/her Shares may be dependent directly upon the number of Shares that are offered and sold. Affiliates of the Company may sell their Shares during a favorable movement in the market price of the Common Stock which may have a negative effect on its price per share.

NO ASSURANCE OF CONTINUED NASDAQ LISTING AND "PENNY STOCK" REGULATIONS MAY IMPOSE CERTAIN RESTRICTIONS. The Company's Common Stock began trading on the Nasdaq SmallCap Market on September 12, 1996. The Board of Governors of the National Association of Securities Dealers, Inc., has established certain standards for the continued listing of a security on Nasdaq and has proposed the modifications of the existing standards to make them more stringent. The current maintenance standards require, among other things, that an issuer have total assets of at least $2,000,000 and capital and surplus of at least $1,000,000; that the minimum bid price for the listed securities be $1.00 per share; that the minimum market value of the "public float" be at least $1,000,000; and that there be at least two market makers for the issuer's securities. A deficiency in either the market value of the public float or the bid price maintenance standard will be deemed to exist if the issuer fails the individual stated requirement for ten consecutive trading days. If an issuer falls below the bid price maintenance standard, it may remain on Nasdaq if the market value of the public float is at least $1,000,000 and the issuer has $2,000,000 in equity. There can be no assurance that the Company will continue to satisfy the current, or, if approved, the more stringent requirements for maintaining the Nasdaq listing. If the Company's securities were to be excluded from Nasdaq, it would adversely affect the prices of such securities and the ability of holders to sell them, and the Company would be required to comply with the initial listing requirements to be relisted on Nasdaq. Should the Company's Common Stock be delisted by Nasdaq then the only likely public market for the Company's Common Stock would be the OTC Bulletin Board.

If the Company is unable to satisfy Nasdaq's maintenance requirements and the price per share were to be below $5.00, then unless the Company satisfied certain net asset tests, the Company's securities would become subject to certain penny stock rules promulgated by the Securities and Exchange Commission. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's Common Stock becomes subject to the penny stock rules, investors in the Offering may find it more difficult to sell their shares.

POSSIBLE ADVERSE EFFECT OF ISSUANCE OF PREFERRED STOCK ON MARKET PRICE AND RIGHTS OF COMMON STOCK. The Company's Articles of Incorporation authorize the issuance of 500,000 shares of "blank check" preferred stock ("Preferred Stock") with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. The issuance of any series of Preferred Stock having rights superior to those of the Common Stock may result in a decrease in the value or market price of the Common Stock. Holders of Preferred Stock to be issued in the future may have the right to receive dividends and certain preferences in liquidation and conversion rights. The issuance of such Preferred Stock could make the possible takeover of the Company or the removal of management of the Company more difficult, discourage hostile bids for control of the Company in which shareholders may receive premiums for their Common Stock and adversely affect the voting and other rights of the holders of the Common Stock. The Company may in the future issue additional shares of its Preferred Stock.

ADVERSE EFFECT OF POSSIBLE REDEMPTION OF SERIES A WARRANTS. Upon redemption of the outstanding Series A Warrants, the holders thereof would be required to (i) exercise such warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, or (ii) accept the redemption price which is likely to be substantially less than the market value of such warrants at the time of redemption. See "Description of Securities."

REQUIREMENTS OF CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION IN CONNECTION WITH THE EXERCISE OF THE WARRANTS. The Company will be able to issue the Shares issuable upon the exercise of the Warrants only if (i) there is a current Prospectus relating to the securities offered under an effective Registration Statement filed with the Commission, and (ii) such Common Stock is then qualified for sale or exempt therefrom under applicable state securities laws of the jurisdictions in which the various holders of such Warrants reside. While this Prospectus relates to a current, effective registration statement, there can be no assurance, that the Company will be successful in maintaining a current Registration Statement. After a Registration Statement becomes effective, it may require updating by the filing of post-effective amendments.

                                   THE MERGER

GENERAL. On April 26, 1996, (See "Management's Discussion and Analysis of the Results of Operations and Financial Condition and Plan of Operation"), the Company merged with First American-Florida, a Florida corporation (the "Merger"). The Company was the surviving entity in the Merger, and as part of the Merger the Company issued one share of Common Stock for each share of common stock of First American-Florida then outstanding, and changed its name to "First American Railways, Inc." By virtue of the Merger, the Company has succeeded to all of the contractual rights, duties and obligations of First American-Florida, including, but not limited to, those arising under the Warrants and other obligations incurred executed in connection with the Private Placement. See "Certain Transactions."

The Company, formerly known as Asia-America Corporation and prior to that Barona Enterprises, Inc., was formed in March 1987 for the purpose of acquiring suitable property, assets or businesses by means of completing a merger with or the acquisition of a privately held business enterprise seeking to obtain the perceived advantages of being a public company. In March 1988, Barona Enterprises, Inc. completed a public offering of its securities.

REVERSE STOCK SPLIT. Prior to completion of the Merger, the Company effectuated a reverse stock split on a 1-for-108 basis which reduced its issued and outstanding shares of common stock to 350,000 shares. All fractional shares were rounded up to the nearest whole share. A pre-Merger shareholder of the Company contributed sufficient shares to the Company for cancellation to offset whole shares issued in lieu of fractional shares and to round off the exact number of issued and outstanding shares to 350,000.

AMENDMENT TO THE ARTICLES OF INCORPORATION. At the time of the Merger, the Company amended its Articles of Incorporation to (i) change its corporate name,
(ii) authorize 500,000 shares of preferred stock, $.001 par value, to be issued in such series and with such rights, preferences and designations as determined by the Company's Board of Directors, and (iii) to provide that officers and directors of the Company shall have no liability for breach of fiduciary duty except as provided under Nevada law.

The State of Nevada has amended its corporation law subsequent to the incorporation of the Company in 1987 to provide that directors and officers of a Nevada corporation, if so stated in the Articles of Incorporation, shall not be personally liable to the corporation or its stockholders for a breach of fiduciary duty except in the instance of intentional misconduct, fraud, knowing violation of law, or the improper payment of dividends. By amending its Articles of Incorporation, the Company intended to include a provision in its Articles of Incorporation to take advantage of this provision in the law so as to be able to retain the best qualified officers and directors free from claims under spurious and frivolous shareholders' suits.

The Company has no present intention to issue any of its preferred stock, but management desires to have such shares available should the need arise to issue such shares for financing or other corporate purposes in the future. All terms, conditions, rights and preferences of such shares, including any separate series thereof shall be determined at the sole discretion of the Company's Board of Directors. See "Description of Securities--Preferred Stock."

The preferred stock may be issued in series from time to time with such designation, rights, preferences and limitations as the Board of Directors of the Company may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters as may be determined by the Board of Directors, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any) and voting rights. The potential exists that the preferred stock could be issued which would grant dividend preferences and liquidation preferences to preferred shareholders. See "Description of Securities--Preferred Stock."

                                 USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the Shares offered by the Selling Shareholders. Management estimates that the aggregate expense of this offering will be approximately $60,000, all of which will be borne by the Company.

The gross proceeds from the exercise of all of the outstanding Warrants (which are being offered hereby) would be $19,754,705. The Company intends to use the proceeds from the exercise of the Warrants, if any, for working capital and general corporate purposes. Proceeds not immediately required for such purposes will be invested principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest-bearing investments.

                           PRICE RANGE OF COMMON STOCK

         The Company's Common Stock is quoted on the Nasdaq SmallCap Market under the symbol "FTRN"; however, there was no active trading market for the Common Stock until the Second Quarter of 1996, to the best knowledge of the Company's management. The following table sets forth the high and low sale prices of the Common Stock for the periods indicated in 1996 and 1997.

                                    HIGH                      LOW
                                    ----                      ---
1996:

         First Quarter                -                        -
         Second Quarter            $6.375                     $3.00
         Third Quarter               6.25                      3.00
         Fourth Quarter              4.75                      2.00

1997:
         First Quarter               2.75                      1.75
         Second Quarter (through
          June 17, 1997)           2.9375                     2.375

         On June 23, 1997, the last reported sale price of the Common Stock was $2.75 per share. As of June 1, 1997, there were approximately 400 holders of record of the Common Stock.

                                 DIVIDEND POLICY

Holders of the Company's Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor. The Company does not anticipate the payment of any dividends in the foreseeable future. The Company intends to retain future earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid. In addition, the Notes provide that the Company will not (i) declare or pay any dividend or make any other distribution of the Company, except dividends or distributions payable in equity securities of the Company, or (ii) purchase, redeem or otherwise acquire or retire for value any equity securities of the Company, except (a) an equity security acquired upon conversion thereof into other equity securities of the Company and (b) any equity security issued to employees, directors or others performing services in accordance with agreements providing for such repurchase at original cost upon termination of employment, membership on the Board of Directors or other affiliation with the Company.

                             SELECTED FINANCIAL DATA

The following selected financial data as of and for the year ended December 31, 1996, and for the eight months ended December 31, 1995, are derived from the Company's audited financial statements included elsewhere herein. The financial data at March 31, 1997, and for the three months ended March 31, 1997 and 1996, have not been audited by independent auditors; however, in the opinion of management such financial data includes all adjustments (consisting of normal recurring adjustments) necessary to present fairly the information set forth therein. Interim results are not necessarily indicative of results for the entire year. The following data should be read in conjunction with the financial statements of the Company, including notes thereto, and other financial information included elsewhere herein.

STATEMENT OF OPERATIONS DATA

                  CUMULATIVE FROM FEBRUARY       FOR THE THREE MONTHS          FOR THE YEAR ENDED     FOR THE EIGHT MONTHS
                  14, 1994 (INCORPORATION)          ENDED MARCH 31             DECEMBER 31, 1996     ENDED DECEMBER 31, 1995
                  THROUGH  MARCH  31, 1997      ----------------------        ------------------     -----------------------
                  ------------------------         1997         1996
                        (UNAUDITED)             (UNAUDITED)  (UNAUDITED)
Net loss                $(4,758,219)             $(823,048)   $(191,994)          $(2,595,762)              $(720,413)
Net loss per
   share                        --               $    (.09)   $    (.04)          $    (.34)                $    (.17)

BALANCE SHEET DATA

                                     MARCH 31, 1997        DECEMBER 31, 1996
                                       (UNAUDITED)
                                     --------------        -----------------
Working capital                      $  3,876,226             $ 7,233,943
Property and equipment                 33,528,701               2,413,320
Total assets                           41,063,613              13,140,653
Total long-term debt                   25,900,682               8,250,682
Total liabilities                      36,828,431               8,876,965
Total shareholders' equity              4,235,182               4,263,688

              THE DURANGO & SILVERTON NARROW GAUGE RAILROAD COMPANY

The following selected financial data as of December 31, 1996 and for each of the two years in the period ended December 31, 1996, are derived from the audited financial statement of D&SNG included elsewhere herein. The financial data for the three months ended March 31, 1997 and 1996, has not been audited by independent auditors; however, in the opinion of management such financial data includes all adjustments (consisting of normal recurring adjustments) necessary to present fairly the information set forth therein. Interim results are not necessarily indicative of results for the entire year. The following data should be read in conjunction with the financial statements of D&SNG, including notes thereto, and other financial information included elsewhere herein.

STATEMENT OF OPERATIONS DATA

                                    THREE MONTHS ENDED                                FOR THE YEAR ENDED
                                          MARCH 31                                       DECEMBER 31,
                                ----------------------------                   ------------------------------
                                   1997              1996                          1996               1995
                                ----------         ---------                   -----------        -----------
                               (UNAUDITED)        (UNAUDITED)
Revenues                        $ 291,740          $ 284,260                   $ 8,946,462        $ 8,468,463
Gross profit (loss)              (413,509)          (415,434)                    3,802,660          3,640,256
Operating income (loss)          (704,786)          (710,155)                    1,755,294          1,582,188
Net income (loss)               $(826,527)         $(834,007)                  $ 1,703,056        $ 1,221,844

BALANCE SHEET DATA
                                                              DECEMBER 31, 1996
                                                              -----------------
Working capital (deficiency)                                     $  (944,741)
Current assets                                                       857,071
Property and equipment, net                                        6,519,201
Accounts receivable from stockholder                               8,689,745
Total assets                                                      16,318,751
Total long-term debt less current maturities                       3,792,295
Total liabilities                                                  5,660,388
Total stockholder's equity                                        10,658,363

                    PRO FORMA COMBINED FINANCIAL INFORMATION

INTRODUCTORY NOTE

         The following tables set forth certain unaudited condensed pro forma combined financial information for the Company after giving effect to the Durango Acquisition using the purchase method of accounting as if such transaction had been consummated on January 1, 1996. The information contained in the following tables does not purport to be indicative of the results of operations of the Company which may have been obtained had the acquisition of D&SNG been consummated on the dates assumed.

         The unaudited condensed pro forma combined financial information reflects a preliminary allocation of the purchase price of D&SNG and, accordingly, is subject to change upon, among other things, a final determination of required purchase accounting adjustments including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited condensed pro forma combined financial information appearing in this Prospectus are preliminary and have been made solely for purposes of developing such pro forma combined financial information.

         The pro forma information with respect to the acquisition of D&SNG assumes the issuance of 200,000 shares of the Company's Common Stock to the seller of D&SNG as partial consideration for the purchase thereof. The balance of the consideration paid to the seller included: (i) approximately $5 million in cash; (ii) $10.05 million in seller financing consisting of two promissory notes: a one-year note (subject to extension) for $4.2 million which bears annual interest (payable monthly) at the 30-day commercial paper rate as published by THE WALL STREET JOURNAL plus 650 basis points per annum; and a five-year note for $5.85 million which bears interest at an annual rate of 9.25% which increases in steps to 10% by year four; and (iii) a common stock purchase warrant covering 1,610,000 shares exercisable at $3.50 per share. The Company has agreed to register for resale the 200,000 shares (valued at $2.00 per share) and the 1,610,000 shares (valued at $.09 per share) underlying the aforementioned six-year warrant. The term of the $4.2 million note may be extended by the Company, at its option, for an additional six months upon the occurrence of certain circumstances; at maturity this note is convertible by the holder thereof into common stock of the Company at a conversion rate equal to the then closing sale price of the Company's common stock (not to exceed $5.00 per share); at the maturity date should the noteholder elect to receive each in full payment of the $4.2 million note (in lieu of conversion into common stock), then the Company may extend the maturity date for an additional eighteen months. The obligations represented by the Notes are secured by a second position on substantially all of the assets of D&SNG. The purchase price for the Durango Acquisition was determined in arms' length negotiations between the Company and the seller.

         This information should be read in conjunction with the historical financial statements and accompanying notes of the Company contained in its Form 10-KSB for the year ended December 31, 1996, its Form 10-QSB for the three months ended March 31, 1997, and the historical financial statements and accompanying notes of D&SNG for the years ended December 31, 1996 and 1995.

              UNAUDITED CONDENSED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996

                                                                                         PROFORMA
                                        FAR                     D&SNG                   ADJUSTMENTS                  COMBINED
                                        ---                     -----                   -----------                  --------
Revenue                              $                       $8,946,462                 $                          $ 8,946,462
Cost of Revenue                                               5,143,802                     18,720 (2)               5,162,522
                                     -----------             ----------                 ----------                 -----------
                                                              3,802,660                    (18,720)                  3,783,940
Selling, General and
  Administrative                       2,208,129              1,992,224                   (906,000)(3)               3,294,353
                                     -----------             ----------                 -----------                -----------
Operating Income (Loss)               (2,208,129)             1,810,436                    887,280                     489,587
Interest Expense, Net                    166,911                 52,238                  1,722,735 (1)               1,941,884
Amortization of
  Financing Items                        220,722                 55,142                    (16,547)(1)                 259,317
                                     -----------             ----------                 -----------                -----------
Income (Loss) Before
  Taxes                               (2,595,762)             1,703,056                   (818,908)                 (1,711,614)

Income Taxes
                                     -----------             ----------                 -----------                -----------
Net Income (Loss)                    $(2,595,762)            $1,703,056                 $ (818,908)                $(1,711,614)
                                     ===========             ==========                 ===========                ============

Weighted Shares
  Outstanding                          7,623,050                                           200,000                   7,823,050

Earnings (Loss) Per
  Share                              $     (0.34)                                                                  $     (0.22)
                                     ===========                                                                   ===========

   SEE NOTES TO UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL INFORMATION.


              UNAUDITED CONDENSED PRO FORMA STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 1997

                                                                                            PRO FORMA
                                               FAR                  D&SNG                   ADJUSTMENTS           COMBINED
                                               ---                  -----                   -----------           --------
REVENUE                                     $                     $ 291,740               $                     $   291,740

COST OF REVENUE                                                     705,249                   4,680(2)              709,929
                                            ---------             ---------               ---------             -----------
                                                                   (413,509)                 (4,680)               (418,189)
SELLING GENERAL
AND ADMINISTRATIVE                            733,785               277,491                                       1,011,276
                                            ---------             ---------               ---------             -----------

OPERATING LOSS                               (733,785)             (691,000)                 (4,680)             (1,429,465)

INTEREST EXPENSE, NET                          39,601               121,741                 303,410(1)              464,752

AMORTIZATION OF FINANCING
  ITEMS                                        49,662                13,786                  (4,137)(1)              59,311
                                            ---------             ---------               ---------             -----------

LOSS BEFORE
  TAXES                                      (823,048)             (826,527)               (303,953)             (1,953,528)

INCOME TAXES

NET LOSS                                    $(823,048)            $(826,527)              $(303,953)            $(1,953,528)
                                            =========             =========               =========             ===========

WEIGHTED SHARES O/S                         9,116,911                                       200,000               9,316,911

LOSS PER SHARE                              $   (0.09)                                                            $   (0.21)
                                            =========                                                           ===========


    SEE NOTES TO UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL INFORMATION

                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                         COMBINED FINANCIAL INFORMATION

The following pro forma adjustments have been made:

(1) To record additional interest expense (approximately $1.2 million and $300,000 for the year ended December 31, 1996 and the three months ended March 31, 1997, respectively) and reduce amortization of loan costs (approximately $17,000 and $4,000 for the year ended December 31, 1996 and the three months ended March 31, 1997, respectively) arising from incremental debt as a result of financing the acquisition, net of interest income available from excess cash (approximately $13,000 and $4,000 for the year ended December 31, 1996 and the three months ended March 31, 1997, respectively). To eliminate interest income on loans to affiliates (approximately $528,000 and $6,000 for the year ended December 31, 1996 and the three months ended March 31, 1997, respectively).

(2) To record additional depreciation expense resulting from the write-up of depreciable fixed assets (approximately $280,000) to fair value. This expense adjustment was approximately $19,000 and $5,000 for the year ended December 31, 1996 and the three months ended March 31, 1997, respectively.

(3) To record savings from the reduction or elimination of certain expenses by the Company following the Durango Acquisition. This adjustment consisted primarily of approximately $600,000 for the year ended December 31, 1996 for a corporate airplane which the Company will no longer use, approximately $274,000 for the year ended December 31, 1996 of corporate management fees which will no longer be charged to the Company, and approximately $32,000 for the year ended December 31, 1996, of lease payments (net of termination costs) for an apartment which the Company has discontinued leasing.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                        OF THE RESULTS OF OPERATIONS AND
                    FINANCIAL CONDITION AND PLAN OF OPERATION

THE COMPANY - DEVELOPMENT STAGE ACTIVITIES AND LIQUIDITY

GENERAL: Neither the Company nor its predecessor by merger, First American Railways, Inc., a Florida corporation, have had any revenue from operations. The Company has had accumulated losses of approximately $4.8 million for the period from February 14, 1994 (incorporation) through March 31, 1997. The Company expects such losses to continue at least through commencement of its full rail operations in the fall 1997 and perhaps thereafter. Since inception through March 31, 1997, the Company's activities (including those of its predecessor) have been funded by the private placement of its securities and by borrowings, the net cash proceeds from which have totaled approximately $15.2 million.

EIGHT MONTHS ENDED DECEMBER 31, 1995: The Company explored various financing alternatives; however, no additional capital was raised during this period. Instead, the Company borrowed an additional $270,000 in order to support its operations. During this period, the Company had a net loss of $720,413 of which approximately $282,000 were expenses of offerings not completed. In addition, a significant amount of other expenses, principally the salaries of officers and employees, were expended in connection with capital raising activities.

YEAR ENDED DECEMBER 31, 1996: In March 1996, the Company completed a private placement of securities in which it sold an aggregate 375,004 shares of common stock and issued $500,000 in convertible secured notes, bearing interest at 10% per annum, for aggregate net proceeds of approximately $394,000. In April-May 1996, the Company completed a private placement of securities in which it sold 4,050,274 shares of Common Stock valued at approximately $8.25 million, 3,950,271 Series A Redeemable Warrants exercisable at $3.50 per share, and issued approximately $8.25 million (principal amount) in convertible secured notes, bearing interest at 10% per annum, for aggregate net proceeds of approximately $14.2 million (of which approximately $416,000 was not cash consideration, but represented the conversion of the principal and accrued interest on certain secured promissory notes issued in the March 1996 private placement into securities sold in the April-May 1996 private placement).

The Company used approximately $778,000 of the proceeds to repay approximately $333,000 in notes payable to related parties and others, and $445,000 to repay notes payable from the financing completed in March 1996. In addition, in June 1996 the Company made a payment of $536,000 representing the final payment (plus interest) due on the first railcar purchased. A material portion of the proceeds of the May 1996 private placement (approximately $830,000) were escrowed to pay the first year's interest on the convertible secured notes sold in that private placement, and in October 1996, the Company made its initial interest payment. In September and October 1996, the Company advanced $1.4 million to RRI for the commencement of construction of additional railcars.

During the year ended December 31, 1996, the Company had a net loss of approximately $2.6 million. The major components of the loss were salary and payroll tax expense of approximately $947,000 resulting from the hiring of nine people (including five executives) during the year and the incurrence of approximately $452,000 of legal, accounting, professional and consulting fees for initial and ongoing railroad and marketing agreements, executive recruitment and general corporate purposes. The loss for the year ended December 31, 1996, was also impacted by net interest expense of approximately $167,000 resulting from the April - May private placement and the amortization of approximately $221,000 of deferred loan costs related to notes payable that were replaced in May 1996 and the convertible notes payable resulting from that private placement.

THREE MONTHS ENDED MARCH 31, 1997: During the three months ended March 31, 1997, the Company had a net loss of approximately $823,000. The major components of the loss were salary and payroll tax expense of approximately $368,000 resulting from the addition of fourteen people (including five executives) from the comparable period of the prior year. The loss for the three months ended March 31, 1997, was also impacted by general and administrative expenses of approximately $266,000 resulting from the additional expenses, i.e., rent, insurance, etc., related to the commencing of operations of the Florida Fun-Train.

LIQUIDITY: The Company's future cash requirements will be significant. The Company expects that its existing cash resources, along with external sources of cash, including prospective leasing and financing opportunities which management believes are available on commercially reasonable terms, will be sufficient to enable the Company to commence operations of the Florida Fun-Train in the fall 1997. There can be no assurance, however, that operations will in fact commence as scheduled, or that unanticipated problems will not arise which necessitate the need for additional financing. Additionally, there can be no assurance that the Company will be able to obtain or generate the required capital to commence operations of the Florida Fun-Train in the Fall 1997.

On May 12, 1997, the Company commenced a private offering of up to 240 units of its securities at $50,000 per unit, pursuant to Regulations D and S as promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Each unit consists of (i) an 8% convertible subordinated note in the principal amount of $50,000 and (ii) 5,000 shares of Common Stock of the Company. Investors purchasing at least 40 units ($2,000,000) will receive an additional 2,500 shares (for a total of 7,500 shares) for each unit purchased; however, the subordinated note(s) issued to these investors contain(s) a mandatory conversion feature which may be exercised by the Company in certain circumstances.

The purpose of the private offering is to raise additional working capital for the Company, and to date $10,162,500 (gross proceeds) has been raised under the offering. The private offering is expected to be completed on or before September 30, 1997.

The securities offered in the private offering have not been and will not be registered under the Securities Act and may not be offered and sold in the United States absent registration or an applicable exemption from registration requirements.

In connection with the acquisition of D&SNG by the Company, D&SNG borrowed, and the Company guaranteed $8.5 million from a commercial lending institution pursuant to a five-year term loan, portions of which were used to pay a pre-existing lender to fund a portion of the cash required to close the acquisition. The balance was used for working capital for D&SNG's operations (approximately $1 million). This working capital and the funds generated from D&SNG's operations are expected to be adequate to meet D&SNG's cash requirements (including capital expenditures and debt service) for 1997. There are no material short-term or long-term commitments for capital expenditures; however, the Company anticipates expenditures in 1997 for property and equipment, but has not yet finalized its plan in this regard, and does not expect such expenditures to be material. Additionally, D&SNG is expected to incur in excess of $2 million of interest and principal payments in 1997 resulting from the $8.5 million term loan and the $10.05 million seller financing. Although D&SNG's business and cash flow are historically seasonal in nature with the peak season being the months of June, July and August, the seasonality is not expected to have a material adverse impact on the Company's ability to meet cash requirements from existing cash sources.

Capital expenditures and debt service in 1998 and subsequent years are expected to be funded from the working capital generated from D&SNG's operations. In the event that the working capital from D&SNG is not adequate to fund D&SNG's cash requirements in 1998 and subsequent years, D&SNG will seek to obtain unsecured lines of credit, or will borrow funds from the Company, if available; however, there can be no assurance that these sources of funds will be available to D&SNG in the future.

Further, there can be no assurance that the Company will not experience adverse changes in its business prospects, its proposed operations, in the transportation or tourism industries, or the U.S. economy generally.

At March 31, 1997, the Company had working capital of approximately $3.8 million and stockholders' equity of approximately $4.2 million.

FLORIDA FUN-TRAIN - PLAN OF OPERATION

The Company has taken significant steps to commence operations of the Florida Fun-Train. In that regard, the Company has done the following: purchased its first passenger car; entered into an agreement with Rader Railcar II, Inc. ("RRI"), a company owned by a director and shareholder, to manufacture the remaining railcars for the Florida Fun-Train; entered into an agreement with CSX Transportation, Inc. for track use; entered into an agreement with the Florida Department of Transportation for certain track usage in South Florida; commenced negotiations with a land developer and Amtrak regarding terminal locations in Poinciana, Florida (Greater Orlando area) for a northern terminal site; executed an agreement with Amtrak for certain technical services (operating crew, etc.)

in connection with the Florida Fun-Train; completed a marketing study by an outside consultant (which included discussions with wholesale travel and tour companies, rental car companies, airlines and cruise lines); entered into an agreement with Universal Studios Florida for joint marketing and sales efforts in connection with the Florida Fun-Train services; and entered into a track rights agreement with Florida East Coast Railway Company ("FEC") for future use.

The Company plans to use its currently available funds to pay the expenses and capital expenditures in connection with the commencement of the operations of the Florida Fun-Train and provide working capital from prospective leasing and financing opportunities to support the Florida Fun-Train's initial operations to the extent that cash flow from such operations is insufficient.

The Company has agreed to purchase additional Fun-Train railcars pursuant to a construction agreement with RRI. The Company has contracted to spend a maximum of approximately $8.8 million (including applicable sales taxes) to purchase up to 11 additional railcars. The Company has leased three diesel locomotives and a baggage car prior to commencing operations, and it estimates, based on currently available information, that three diesel locomotives and a baggage car are generally available for lease for approximately $45,000 per month.

The railcar construction agreement with RRI required a significant down payment with the balance of the contract price to be paid in installments; however, this payment schedule will vary depending on the number and delivery schedules of the cars actually purchased. The Company expects certain of the railcars to be completed and delivery to begin in July 1997 and it expects staggered delivery of additional railcars to continue during the summer 1997 so that it can begin offering promotional rail service of the Florida Fun-Train at that time. Service is expected to begin with five passenger railcars in the fall 1997 and it is anticipated to expand to eight passenger railcars by the Spring 1998.

Before the Florida Fun-Train rail operations can commence, the Company must construct or otherwise obtain the use of terminals at each end of the proposed route. The Company is currently in negotiations in this regard and it is in the process of finalizing its cost estimates and determining the extent of governmental support for these activities, if any. During the next 12 months the Company expects to increase its work force from the twenty-two persons currently employed by the Company (seven of whom are senior management). The Company will be required to hire approximately 70 additional full-time positions (which may be staffed with full-time or part-time personnel); however, the exact number of employees is dependent on the Company's decision with respect to, among other things, outsourcing its marketing operations functions.

D&SNG - RESULTS OF OPERATIONS

         YEAR ENDED DECEMBER 31, 1996 COMPARED
         TO THE YEAR ENDED DECEMBER 31, 1995:

Revenues for the year ended December 31, 1996 increased to $8.9 million (a 6% increase over the prior year) primarily due to increased concession revenue. This increase was the result of personnel changes and selective discounts on merchandise. Passenger fare revenue in 1996 was comparable to that in 1995, and 1996 ridership on the D&SNG railroad remained at 1995 levels (approximately 200,000 passengers).

The cost of revenues was $5.1 million or 57% of revenue in 1996 compared to $4.8 million or 57% in 1995. This increase in costs was directly due to increased concession revenue. Operating expenses were $2 million or 23% of revenues in 1996 as compared to $2.1 million or 24% of revenues in 1995. Other expenses in 1995 included the settlement of legal actions involving former employees of approximately $154,000.

Interest income increased by approximately $155,000 in 1996 due to an increase in the advances made by D&SNG to its then sole shareholder.

During 1995 and 1996, D&SNG was a "S" corporation under the Internal Revenue Code. As a result, D&SNG was not required to pay corporate income taxes for these years; as of the date of the acquisition of D&SNG by the Company this election ceased.

As a result of the foregoing factors, D&SNG had net income of $1.7 million in 1996 compared to $1.2 million in the same period in 1995.

         THREE MONTHS ENDED MARCH 31, 1997 COMPARED
         TO THE THREE MONTHS ENDED MARCH 31, 1996:

As discussed below, D&SNG's business is highly seasonal. Historically, the first fiscal quarter of its operations are not profitable and the revenues therefrom are not significant; however, the loss during this quarter is material when compared to D&SNG's annual operating results. There was no material difference between the financial performance of D&SNG during the first quarter of 1997 when compared to that of the comparable period in 1996. Further, there were no extraordinary events during either quarter, except for the acquisition of D&SNG by the Company on March 13, 1997 (March 31, 1997 for financial reporting purposes).

Revenues for the first quarter of 1997 increased by approximately $7,000 (a 3% increase over the comparable period of the prior year). The operating loss for the first quarter of 1997 of approximately $700,000 was similar to that of the same quarterly period in 1996.

During the first quarter of 1997 and 1996, D&SNG was an "S" corporation under the Internal Revenue Code. As a result, D&SNG was not required to pay corporate income taxes for these periods; as of the date of the acquisition of D&SNG by the Company this election ceased.

As a result of the foregoing factors, D&SNG had a net loss of approximately $830,000 for both quarterly periods.

D&SNG - PLAN OF OPERATION

The Company purchased D&SNG in March 1997. For the year ended December 31, 1996, D&SNG generated revenue, operating cash flow and pre-tax income of approximately $9 million, $3 million and $2 million, respectively. These results were generated by limited and local marketing and advertising efforts.

The Company believes that there is the potential to increase the revenues and earnings of D&SNG from 1996 levels by (i) initiating a formal marketing plan in conjunction with marketing efforts on behalf of the Florida Fun-Train designed to increase ridership; (ii) potentially realizing revenue gains from the implementation of a 15% fare increase (which has been approved by the Colorado authorities); (iii) potentially realizing revenue gains from the implementation of price increases for "on-board" products; and (iv) reducing expenses resulting from the elimination of various corporate expenses related to the operation of a corporate jet, third party management fees and the leasing of an apartment, totaling approximately $900,000, the operating costs for which are included in the financial results.

In order to broaden the passenger base, the Company intends to expand its future marketing efforts for D&SNG into the broad-based travel-related industry. The Company expects to establish relationships, in connection with the Florida Fun-Train's marketing efforts, in international and domestic areas through direct contact with distributors and general sales agents having knowledge and experience in the development of commercial travel industry direct consumer and retail marketing and sales efforts.

The Company will attempt to market and sell tickets of D&SNG by means of cooperative marketing promotions with cruise lines, airlines and hotels. Additionally, the Company intends to increase advertising and sales activity on a global basis. Beginning in the fall of 1997 and assuming the implementation of the marketing efforts described above, the Company believes it possible to materially increase the annual passenger count over the 1996 levels. There can be no assurance, however, that any material increase in the ridership of D&SNG's railroad will occur. D&SNG's operations are highly seasonal principally due to weather, with June - August of each year being the peak period. Commencing later this year, the Company intends to engage in marketing efforts that are intended to enhance ridership on D&SNG during the winter and early spring months; however, there can be no assurance that this seasonality factor will be materially altered.

Because of the high fixed costs of operating a train any additional passengers generated by the increased marketing efforts will require no significant incremental operating costs. The Company's subsidiary, D&SNG, generates revenues, operating cash flow and pre-tax income for the Company in advance of the launch of the Florida Fun-Train; however, there are significant restrictions on the upstreaming of any such cash flow or income to the corporate parent.

The Company anticipates a $300,000 increase in 1997 capital expenditures for an additional locomotive over 1996 levels (approximately $100,000).

FORWARD-LOOKING STATEMENTS

From time to time, the Company publishes forward-looking statements relating to such matters as anticipated financial performance, growth strategy, business prospects, new services, marketing activities and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The assumptions regarding the Company's operations, performance, development and results of the its business include: the timely delivery of the Florida Fun-Train and the prompt institution of its operations, the successful integration of the recently-acquired operations of D&SNG, the successful marketing of the Company's rail services in Florida and Colorado, increasing "on-board" product revenue from D&SNG's operations, the ability of the Company to obtain, from internal and external sources, sufficient working capital for its future operating and capital expenditures, obtaining terminal sites and constructing appropriate terminal facilities (if required), obtaining and maintaining certain third-party service and supply contracts, and finalizing various travel industry third-party commitments regarding travel on the Florida Fun-Train. In addition, the Company's operations are affected by national and international economic conditions, specifically those related to the Colorado and Florida tourism markets. Actual results could differ materially from the forward-looking statements as a result of the foregoing factors as well as the risk factors elsewhere herein. See "Risk Factors."

                                    BUSINESS

GENERAL

First American Railways, Inc., a Nevada corporation (the "Company") was organized in the State of Nevada in 1987. On April 26, 1996, the Company merged with First American Railways, Inc., a Florida corporation (First American-Florida) and the Company was the surviving entity. As a result of the Merger the Company assumed all of the contractual rights, privileges and duties of First American-Florida. In connection with the Merger the Company amended its Articles of Incorporation to, among other things, change its name and create a series of "blank check" preferred stock. See "The Merger."

The Company is currently pursuing its strategy of becoming the recognized leader in providing innovative, quality entertainment-based passenger rail service through the development of "Fun Trains" and the acquisition of "Scenic Destination Railroads." The Company is currently developing its first Fun Train (the "Florida Fun-Train"), an entertainment-based rail service which is anticipated to commence operations in the fall of 1997 between South and Central Florida. In March 1997, the Company acquired D&SNG, its first Scenic Destination Railroad. D&SNG operates an historic, steam-powered train between Durango and Silverton, Colorado.

The Florida Fun-Train's goal is to provide an enjoyable and entertaining alternative to other means of transportation between South and Central Florida by maximizing the entertainment value of its passengers' travel time while providing an efficient, safe and reliable form of transportation at a reasonable price.

The Company intends to provide passengers with an exciting, unique, fun-filled overland leisure excursion through the use of a variety of entertainment-based services, including video and virtual reality games, as well as dining, dancing and lounge cars offering different types of live entertainment. The Company expects that most of its passengers will be tourists and plans to market, in part, the Company's service as an extension of its passengers' vacation.

Over the last several years, Florida has had an annual tourist base of approximately 40 million tourists. Florida attracts tourists from across the world and was the top tourist destination in the United States in 1995. South Florida offers a number of well-known tourist destinations and a climate that allows year-round outdoor activities. South Florida is also a key entry point into the state for cruise ships entering and leaving the Port of Miami and Port Everglades (Fort Lauderdale), as well as tourists utilizing Miami International and Hollywood-Fort Lauderdale Airports. Central Florida (Greater Orlando) plays host to world renowned tourists destinations such as Universal Studios Florida, Walt Disney World, Sea World, the John F. Kennedy Space Center (the "Kennedy Space Center") and Port Canaveral. Approximately 14 million people traveled between South and Central Florida in 1994.

Management believes it will be able to capture a portion of the tourist market intent on traveling between South and Central Florida and encourage travel on the Florida Fun-Train by tourists and residents who would not otherwise make the trip. Currently, travel is made between South and Central Florida primarily by either automobile or airplane. The Company believes the Florida Fun-Train will generally offer price advantages to traveling by airplane. The Company also believes that the most popular alternative modes of transportation (automobile or airplane) do not offer the entertainment value anticipated to be provided on the Florida Fun-Train.

Following the introduction of the Florida Fun-Train, the Company expects in the future to provide Fun-Train passenger service between South Florida and the Florida Space Coast (near the Kennedy Space Center). The Space Coast Fun-Train is expected to provide daily round-trip service at a fixed price which is expected to include a tour of the Kennedy Space Center. The Kennedy Space Center is one of Florida's most popular tourist attractions, receiving over 2.1 million visitors in 1994 and is especially popular with international tourists. The Company expects to market the Space Coast Fun-Train as a convenient and entertaining travel opportunity to see the Florida Space

Coast. The Space Coast Fun-Train is anticipated to operate over existing tracks owned and operated by Florida East Coast Railroad.

The Company is also actively pursuing its strategy of acquiring Scenic Destination Railroads. On March 13, 1997 (March 31, 1997 for financial reporting purposes), the Company purchased D&SNG, the owner and operator of a privately-held, scenic railroad which the Company believes is among the country's largest and best-known Scenic Destination Railroads (the "Durango Acquisition"). The purchase price of approximately $16 million was comprised of seller financing in the amount of approximately $10 million; cash payments totaling approximately $5 million, of which $2 million had been paid by the Company as a deposit prior to closing and $3 million was provided by institutional financing from NationsBank N.A. (South); 200,000 shares of the Company's Common Stock; and common stock purchase warrants to purchase 1,610,000 shares of the Company's Common Stock exercisable at $3.50 per share. The balance sheet of D&SNG is included in the financial statements of the Company at March 31, 1997, and the operating results of D&SNG will be included in the financial statements of the Company beginning on April 1, 1997. The operations of D&SNG for the period March 13, 1997 to March 31, 1997, were not material.

For the fiscal year ended December 31, 1996, the D&SNG generated revenues, operating cash flow and pre-tax income of approximately $9 million, $3 million (excluding a one-time $2 million tax refund), and $2 million, respectively. As a result, the operations of D&SNG are currently generating cash flow in advance of the launch of the Florida Fun-Train.

The Company's objective is to develop other Fun-Trains and acquire additional Scenic Destination Railroads to further diversify its operations by capitalizing on potential economies of scale that may result from consolidations in this highly-fragmented industry.

THE DURANGO & SILVERTON NARROW GAUGE RAILROAD COMPANY

The Company believes that there are potential opportunities to increase the revenues and earnings of the D&SNG by (i) initiating a formal marketing plan in conjunction with marketing efforts on behalf of the Florida Fun-Train designed to increase ridership; (ii) potentially realizing revenue gains from the implementation of a 15% fare increase (which has been approved by the Colorado authorities); (iii) potentially realizing revenue gains from price increases in the prices for and sale of "on-board" products; and (iv) reducing expenses resulting from the elimination of various corporate expenses related to the operation of a corporate jet, third party management fees and the lease of an apartment totaling approximately $900,000, the operating costs for which are included in the financial results.

D&SNG operates an historic railroad which was built between 1881-82 by the Denver & Rio Grande Railway Company. D&SNG's railroad, which has been carrying passengers for more than 114 years, has been declared a registered National Historic Landmark. The antique, steam-operated locomotives that power the trains are coal-fired. These locomotives were manufactured between 1923 and 1925. In addition, many of the coaches used by the railroad are the railroad's original coaches dating back to the 1880s. D&SNG's operations have combined strict adherence to historical authenticity and exacting standards of replication to provide a historically authentic railroad service. Because of its historic authenticity, this railroad has been used as the location for the shooting of several films, including BUTCH CASSIDY AND THE SUNDANCE KID. This railroad operates between Durango and Silverton, Colorado, a 90-mile round trip, which takes approximately nine hours. Since 1993, the D&SNG railroad has carried approximately 200,000 passengers annually. The railroad is located entirely within the State of Colorado near the "Four Corners" region, where the borders of Colorado, Utah, New Mexico and Arizona meet.

D&SNG offers a variety of train excursions to its customers. The 90-mile round trip from Durango to Silverton is by far the most popular expedition and takes approximately nine hours to complete. During the peak season (summer), D&SNG offers four daily round-trip excursions. During the winter months, D&SNG offers a five-hour excursion from Durango to Cascade Canyon, a 52-mile round trip. D&SNG also offers one-way trips, with returns from Silverton via motor coach. Additionally, any round-trip (with the exception of the parlor car) can consist of a layover in Silverton for up to 15 days. D&SNG offers trains that stop at several popular hiking trails to accommodate hikers desiring transportation.

Passengers may choose to ride in enclosed coaches, open gondola cars, authentic parlor cars or the caboose with round-trip prices ranging from approximately $49 to approximately $85. Refreshments and snacks are available on all trains with the parlor cars offering a full bar.

Historically, the operations of D&SNG have been the subject of limited marketing efforts. The Company believes that the great majority of D&SNG's passengers have learned of D&SNG's railroad by "word-of-mouth," or other indirect forms of contact with the public, such as billboards and newsprint articles. In an attempt to broaden the passenger base for D&SNG's railroad in the future, the Company intends to concentrate its marketing efforts for the railroad on the broad-based , travel-related industry. The Company expects to establish relationships in coordination with the Florida Fun-Train's marketing efforts in international and domestic areas through direct contact with distributors and general sales agents having knowledge and experience in the development of contractual arrangements. Further, the Company anticipates expanding the railroad's "on-board" concessions.

         PROPERTIES

The real property used by D&SNG consists of approximately 975 acres and includes two terminals. Of the total acreage, D&SNG uses approximately 735 acres pursuant to easements and rights-of-way, and the remainder is held in fee simple ownership. One terminal is in Durango (La Plata County), Colorado, and is located on approximately 40 acres of D&SNG-owned land, along with other improvements, including various buildings and a parking lot. The second terminal is in Silverton (San Juan County), Colorado, where D&SNG owns approximately 50 acres of land including the depot. The D&SNG terminals are connected by an approximate 45-mile railroad right-of-way, which ranges between 100 to 200 feet in width, approximately 30 miles of which are located on public lands within the San Juan National Forest. The right-of-way has railroad track and various other improvements located thereon.

The real estate improvements consist primarily of the following buildings:

                                                              SQUARE
         DESCRIPTION                                          FOOTAGE
         -----------                                          -------
         Depot (Durango)                                       4,952
         Roundhouse (Durango)                                 39,089
         Car Shops (Durango)                                   9,956
         Security Building (Durango)                             207
         Freight Depot (Durango)                               2,684
         Warehouse (Durango)                                   2,232
         Garage (Rockwood)                                     1,100
         Depot (Silverton)                                     2,480

In addition, the D&SNG owns other small buildings that are used for miscellaneous storage. The condition of all of the buildings listed above would be categorized as average to good. The administrative offices of D&SNG occupy the second floor of the depot at Durango and are believed to be adequate for the present operation of D&SNG.

         PRODUCTS AND SERVICES

D&SNG offers a variety of train excursions to its customers with different departure times. Covering a total of 90 miles, the round trip from Durango to Silverton is by far the most popular expedition and takes approximately nine hours to complete. During the peak season, D&SNG offers four round-trip trains, with departure times ranging from 7:30 AM to 10:10 AM. During the winter, D&SNG offers a five-hour excursion from Durango to Cascade Canyon which is a 52-mile round-trip.

D&SNG also offers one-way trips, with return from Silverton via motor coach. Additionally, any round-trip (with the exception of the parlor car) can consist of a layover in Silverton for up to 15 days. To accommodate hikers desiring transportation, D&SNG offers trains that stop at several popular hiking trails.

Passengers may choose to ride in enclosed coaches, open gondola cars, authentic parlor cars or the caboose with round-trip prices ranging from approximately $49 to approximately $85.

Refreshments and snacks are available on all trains with the parlor cars offering a full bar.

         MARKETING

D&SNG's principal source of ticket sales is the consumer-direct market which is served by its Durango-based reservation office. Approximately 86% of D&SNG's business passengers come from the direct "sales" to consumers, with the balance handled through travel agents and group tours. The Company compensates travel agents through the use of commissions. Historically, the operations of D&SNG have been the subject of limited marketing efforts. The great majority of D&SNG's passengers come from "word-of-mouth" as well as other "indirect" forms of contact with the public, e.g., billboards and newsprint articles. According to a 1994 passenger survey, commissioned by D&SNG, the five major states of origin of D&SNG passengers were Colorado, Texas, California, Arizona and New Mexico, which account for nearly 60% of D&SNG's passenger totals.

D&SNG currently markets its services on a regional basis. Marketing efforts consist principally of advertising in regional and local travel publications, as well as the limited use of billboards, directories and advertising on local radio programs. In addition, D&SNG is the subject of repeated, unsolicited articles which appear in local and national newspapers and magazines. A promotional brochure describing D&SNG's program and services is used to promote ridership. The brochure is distributed by a third- party service to brochure "racks" located in hotels, restaurants, airports and other tourist-related sites in selected cities that have been good "feeder markets" for D&SNG ridership.

In an attempt to broaden the passenger base in the future, D&SNG intends to concentrate its marketing efforts on the broad-based, travel-related industry. The Company expects to establish relationships, in coordination with the Florida Fun-Train's marketing efforts, in international and domestic areas through direct contact with distributors and general sales agents having knowledge and experience in the development of contractual arrangements.

         EMPLOYEES

D&SNG employs approximately 70 people in the off-season (November-April), and more than 200 people during the peak season (June-August). Seasonal employees are added during the peak season primarily in the concession, operations and reservation departments. The full-time staff is concentrated in the administrative and maintenance departments where turnover is very low. The D&SNG has no labor unions and management believes that the company's relationship with its employees is satisfactory.

THE FLORIDA FUN-TRAIN

The Company's predecessor by merger, First American-Florida, was specifically organized in February 1994 by persons who have experience in the passenger rail and tourism industries in order to offer a unique passenger train service in the Florida tourist market. The Company intends to capitalize upon the Florida tourist base by developing and operating an entertainment-based passenger rail service, the "Florida Fun-Train", between South and Central Florida.

Florida attracts tourists from across the world and was the top tourist destination in the United States in 1995. Over the last several years Florida has had an annual tourist base of approximately 40 million persons. South Florida not only contains a number of well-known tourist destinations, but is also a key entry point into the state for cruise ships entering and leaving the Port of Miami and Port Everglades (Fort Lauderdale), as well as tourists utilizing Miami International and Hollywood-Fort Lauderdale Airports. Central Florida (Greater Orlando) plays host to world renowned tourist destinations such as Universal Studios Florida, Walt Disney World, Sea World, Kennedy Space Center and Port Canaveral. In 1994, approximately 14 million people traveled between South and Central Florida.

The Fun-Train concept is to provide an enjoyable, high-quality entertainment alternative to other means of transportation between South and Central Florida. The Company's goal is to maximize the entertainment value of the travel time while providing an efficient, safe and reliable form of transportation at a reasonable price. The Florida Fun-Train is being designed to provide passengers with a unique overland leisure excursion and the Company expects to accomplish this through the use of various entertainment features, including "virtual reality" and a variety of "high-tech" video games, as well as dining, dancing and lounge cars offering a variety of live entertainment. It is anticipated that the exterior of the Florida Fun-Train will be designed to have the appearance of a colorful, ultra-modern train. The train's colors will be vibrant unlike the typical passenger train in the United States. The Company intends to provide a high level of service ("customer care") in order to accommodate its passengers; to facilitate this the Company has hired an employee (vice president) who is specifically charged with these duties.

The Company expects that most of its passengers will be tourists, and that the Company's service will be offered as an "extension" of the passenger's vacation. As such, management of the Company believes it will be able to capture both a portion of the tourist market intent on travelling between South and Central Florida while also encouraging travel on the Florida Fun-Train by tourists and residents who would not otherwise make the trip. Currently, travel is made between South and Central Florida primarily by either automobile or airplane. The Company believes the Florida Fun-Train will generally offer price advantages to travelling by airplane. Travelling by automobile or airplane does not offer the entertainment value provided on the Florida Fun-Train.

The Company has taken significant steps to commence operations of the Florida Fun-Train. In that regard, the Company has done the following: purchased its first passenger car; entered into an agreement with Rader Railcar II, Inc. ("RRI"), a company owned by a director and shareholder, to manufacture the remaining railcars for the Florida Fun-Train; entered into an agreement with CSX Transportation, Inc., for track use; entered into an agreement with the Florida Department of Transportation for certain track usage in South Florida; commenced negotiations with a land developer and Amtrak regarding terminal locations in Poinciana, Florida (Greater Orlando area) for a northern terminal site; executed an agreement with Amtrak for certain technical services (operating crew, etc.) in connection with the Florida Fun-Train; completed a marketing study by an outside consultant (which included discussions with wholesale travel and tour companies, rental car companies, airlines and cruise lines); entered into an agreement with Universal Studios Florida for joint marketing and sales efforts in connection with the Florida Fun-Train services; and entered into a track rights agreement with Florida East Coast Railway Company (FEC) for future use.

         FLORIDA FUN-TRAIN EQUIPMENT AND TRACK RIGHTS

The Company plans to commence operations of the Florida Fun-Train during the Fall 1997.

         8 Dome Passenger Cars      Each car will provide comfortable, spacious seating and meal and beverage service for approximately 75 passengers (which includes the initial prototype car already owned by the Company).

         4 Bilevel Entertain-
         ment Cars*                 These cars will consist of (i) one "tropical-themed bar/lounge car" which will sell cocktails, beverages and high-end appetizers and offer live entertainment including music for listening and/or dancing (to be provided by musicians or a disc jockey), (ii) one "video game and children's play area car" which will offer a variety of high-tech video games and virtual reality, as well as a separate children's play area and magicians and/or clowns, who will perform in all passenger and entertainment cars, (iii) one "multi-media car" which will include a custom designed, audio-visual presentation (the waiting area will have a concession and video facilities) and (iv) one "promenade car" to include a 1950s diner, a gift shop, photo area, wine bar and pub and lounge area.

         1 Baggage Car              This car will provide storage space for the passengers' luggage.

----------
* The Fun-Train's operation will commence with less than eight passenger cars and/or less than four entertainment cars.

The Company intends to have all of these railcars (except the baggage car which may be leased or purchased from a different supplier) constructed by RRI.

In addition, each Fun-Train intends to utilize two of the three leased diesel locomotives, which will be repainted to match the color scheme and exterior graphics of the rest of the train. It is currently contemplated that one locomotive will be positioned on each end of the train, allowing the train to be operated in either direction without the need to turn the train around.

The Company plans to initially operate the Florida Fun-Train between Fort Lauderdale and Orlando on currently existing FDOT and CSXT tracks.

The tracks between Ft. Lauderdale and West Palm Beach which comprise part of the proposed route of the Florida Fun-Train are controlled by FDOT. The Company has entered into an agreement dated January 6, 1997 (the "FDOT Agreement"), with FDOT to obtain the use of this track. Pursuant to the FDOT Agreement, the Company will have access to and the use of that portion of the track between mile marker ("MM") 1034 located in Hialeah, FL., and MM 965 located in West Palm Beach, Florida. In addition, the parties have agreed to allow the Company the use of the Sheridan Street Station (MM 1018), which is currently being used by Tri-Rail, to be used as a southern terminal for the Florida Fun-Train. The FDOT Agreement is for a five-year term beginning upon the commencement of the Florida Fun-Train operations. The Company is required to pay the FDOT $500 for each one-way trip over the foregoing route which amount increases by $50 after each anniversary of the FDOT Agreement. The Company has negotiated with the FDOT for the right to use various sidings along this section of the route. Compensation for access to the railroad maintenance facility located in Hialeah, FL. is still to be negotiated with the FDOT.

Pursuant to the FDOT Agreement, the Company has agreed to waive certain future claims, if any, against FDOT for losses or costs arising out of the use of FDOT's track, including those arising from the negligence or omissions of the FDOT. Further, the Company has agreed to indemnify FDOT from third-party claims, including but not limited to, personal injury claims, made against FDOT and arising from the Company's operations pursuant to the FDOT Agreement. The Company has also agreed to maintain at least $125 million in comprehensive general liability insurance with a $100,000 deductible (or self-insurance amount).

The FDOT Agreement may be terminated if (i) the Florida Fun-Train does not commence operations within two years from the date of the FDOT Agreement, (ii) the Company's operations are suspended for more than 90 days, (iii) there are more than ten independent suspensions in such operations, (iv) there is a material violation in the Company's obligations under the FDOT Agreement which is not cured upon 45 days' written notice, and (v) future high-speed rail operations are such that the route cannot be shared (in the FDOT's sole opinion, but with three year's notice to the Company).

The CSXT Agreement dated October 31, 1996, provides for the use of CSXT's tracks between West Palm Beach and Orlando to be used for the operation of the Florida Fun-Train. The CSXT provides, in part, that the Company will initially pay CSXT the greater of $20 per train-mile, or 16% of the Company's gross ticket revenue (less discounts) from the Florida Fun-Train operations. The Company's payment requirements under the CSXT Agreement are as follows: the per train-mile amount is subject to various increases for inflation and other price adjustments including, (i) an annual increase, beginning January 1, 1999, in the per train-mile charge equal to the inflation index of the Association of American Railroads, (ii) a $50,000 per month reduction for the aggregate train-mile charge in 1997, 1998 and 1999, and (iii) a $2.20 increase in the per train-mile charge along with a limit in certain circumstances on the total annual compensation to CSXT beginning in the year 2000 and thereafter. In addition, the Company is required to maintain at least $300 million in comprehensive general liability insurance with a $100,000 deductible (or self-insurance).

Pursuant to the CSXT Agreement, CSXT has agreed not to grant similar access rights to the subject rail corridor (between West Palm Beach and Orlando) to any other private rail passenger operator or contractor which would provide comparable conventional rail passenger service for the cruise ship market. The exclusivity provision specifically excepts the provision of access to the subject CSXT route by Amtrak and the Tri-County Commuter Rail Authority, as well as other publicly-funded authorities with statutory and/or contractual rights with respect thereto. The exclusivity also does not apply to high-speed rail activities. In addition, the exclusivity clause will be voidable at CSXT's option if (i) after the first year of operation, the Company does not operate at least 16 Florida Fun-Trains a week, or (ii) management of the Company changes significantly. The term of the agreement will be five years. In addition to the foregoing, the Company has agreed to sell up to 475,000 warrants to CSXT, exercisable at $4.50 per warrant with the initial installment of 75,000 warrants being exercisable upon the commencement of operations of the Florida Fun-Train and thereafter in four equal annual installments of 100,000 warrants each commencing January 1, 1998; no provision has been made herein for the effect of the issuance or exercise of these warrants when and if issued. Pursuant to the CSXT Agreement, the Company has appointed a CSXT representative, Albert B. Aftoora, to its Board of Directors.

The track rights agreements that the Company has or is expected to have with track owners, will require the substantial amounts of general comprehensive liability insurance (up to $300 million in coverage). The Company has received proposals from various insurance brokers to assist it in obtaining the coverage. In this regard, the Company has selected an internationally- recognized insurance brokerage firm which has advised the Company that this type and amount of insurance is generally available, at reasonable rates, and it believes the Company will be able to secure a commitment for such insurance prior to the commencement of the Florida Fun-Train's operations.

The initial terminal locations are planned to be in central Broward County (which is located in the center of the metropolitan area comprising Dade, Broward and Palm Beach Counties) and in the Greater Orlando area, the home of Walt Disney World, Universal Studios Florida, Sea World and numerous other attractions.

The Company has contracted with Amtrak for the provision of technical services by the latter in connection with the operation of the Florida Fun-Train. These technical services include the provision of train and engine crews, maintenance of equipment and fuel as well as the leasing of locomotives and a baggage car (with option to purchase). As part of this Amtrak contract, Amtrak has consented to the Company's use of the CSXT track, as required by the CSXT Agreement. Additionally, Amtrak has consented to the Company's use of FDOT track between West Palm Beach and Hialeah, FL.

The Company is also negotiating with Amtrak and a land developer for a northern terminal location in Poinciana, FL.; there can be no assurance that any such negotiations will be successful. As an alternative, the Company has selected a prospective terminal site on the Orlando International Airport property and entered into a letter of intent with the Greater Orlando Aviation Authority and is negotiating with the Orlando Utilities Commission in connection with that site and for the rights to use the tracks leading thereto.

The estimated travel time for the Florida Fun-Train between Central Florida and South Florida is just in excess of four hours. To serve the general domestic and international tourist market, the Company plans to offer daily weekday service origination in South Florida in the morning and in Central Florida in the afternoon. To serve the South Florida weekend cruise market (Port Everglades and Port of Miami) the Company plans to offer special inbound and outbound service for cruise passengers.

         MARKET

The Florida Fun-Train's principal market is approximately 40 million persons who visit Florida each year. The Company also intends to rely on the more than 1.4 million residents of the Central Florida (Greater Orlando) metropolitan area and the more than 3.3 million residents of the South Florida
(Miami/Ft. Lauderdale) metropolitan area, as well as on the rest of the more than 13.4 million residents of Florida for passengers. According to a recent study, Florida's population and tourist base are expected to continue to grow significantly during the next decade. According to the same study, in 1994 approximately 14 million persons traveled between Central and South Florida. Of these trips, 55% were for tourism/recreation, 24% were for family/personal reasons, and 21% were for business. SOURCE: "1994 Florida Visitor Study," Florida Department of Commerce, Bureau of Economic Analysis, Tallahassee, FL
(1995).

From 1980 to 1995 the number of annual visitors to Florida increased by 105%, from 20 million to 41.3 million. According to the Florida Department of Transportation, approximately half of these visitors arrived without an automobile. From 1980 to 1995, the resident population of Florida increased from
9.7 million to 14.4 million, a 49% increase. During that period, the population of Central Florida increased by 75%, from 800,000 to 1.4 million, and the South Florida population grew from 2.6 million to 3.5 million, a 35% increase. SOURCE:
Florida Department of Commerce, Division of Economic Development, Bureau of Economic Analysis. The recent slowdown has been attributed, in part, to highly-publicized criminal attacks on tourists, and increasing competition from other tourist destinations in the U.S. and the Caribbean region as well as economic problems in some of Florida's overseas tourism markets.

The Company's planned operations may be materially adversely affected by declining growth or an absolute decline in the number of tourists visiting Florida; however, the Company believes that, by offering a unique and safe tourist attraction and service, it can attract the passenger base needed for profitability, notwithstanding possible adverse trends in the growth of the Florida tourist market as a whole.

Given the status of both Central Florida and South Florida as major tourist destinations, as well as the size of the underlying metropolitan areas, the Company sees great potential in the market for transportation between the two areas. The Company plans to target the tourists and residents already traveling between the two destinations, but it also plans to stimulate, through a marketing effort, travel between the areas to be serviced by the Florida Fun-Train by persons who otherwise would not have made the trip. By providing a convenient, entertaining and reasonably priced service between South Florida and Central Florida, the Company's Fun-Train will be marketed as an inducement to South Florida visitors and residents to travel to Central Florida, and vice versa. Given the significant size of the potential market, the Company believes that it needs to capture only a small portion in order to be successful.

According to the 1995 Department of Commerce Study, the greater Orlando area was the fastest growing metropolitan statistical area in Florida in the early 1990's. The greater Orlando area added nearly 172,000 residents between 1990 and 1995 for an estimated population of 1.4 million. The Orlando area's rate of growth during this period was 2.5 times the United States average.

Approximately 25 million passengers enplaned and deplaned at the Orlando International Airport in 1996, up from approximately 22.5 million in 1994. Of these passengers, approximately 11% were international visitors, primarily from Europe, Canada and, to a lesser extent, Latin America.

Central Florida is filled with a number of attractions including Walt Disney World's Magic Kingdom, Epcot Center, Disney-MGM Studios, Universal Studios (Florida), Sea World of Florida, as well as Church Street Station, Seminole Greyhound Park (Turf Club) and Splendid China.

Walt Disney World (and its related attractions) is one of the dominant components of the Central Florida economy; the relative influence of the Disney attractions has lessened with the significant development of other major tourist facilities. Walt Disney World's 1995 attendance was approximately 35.3 million, which was an amount over four times that for Universal Studios, Central Florida's next most popular attraction.

One of the fastest growing components of the Central Florida economy is the convention industry. Orlando is one of the largest convention markets (in terms of number of delegates) in the United States. Reasons cited for the increasing popularity of Orlando as a location for conventions and conferences include the continuing development of area attractions, the addition of hotel rooms, and the increased availability of transportation.

The Miami/Fort Lauderdale metropolitan area contains approximately 3.3 million residents and is also a major tourist destination, with numerous attractions, two major cruise ports, four major-league professional sports teams and miles of beaches. The area attracts millions of domestic and international visitors each year, who come for tourism, shopping, business and family visits. Miami is the financial and trade capital of Latin America, and Miami Beach, famous for its night life, is internationally known as a center for the fashion, music and movie industries. Fort Lauderdale, Miami and Miami Beach are also major convention destinations. Miami International Airport is the primary travel connection linking the Americas, the Caribbean, Europe and Africa. Served by approximately 135 airlines, more than any other airport in the world, Miami International Airport logs approximately 1,400 daily departures and arrivals. In 1995, over 33.5 million (14.5 million international) passengers flew to or from Miami.

South Florida has expanded from its traditional role as a wintertime destination for North Americans to become a year-round destination for domestic and international visitors. South Americans now comprise 35% of annual international visitors, European visitors make up 27% of the annual total, visitors from Central America and the Caribbean account for 23%, and North Americans account for 15%.

The Port of Miami is the home port to a world-leading fleet of 17 luxury cruise ships, including five of the world's largest passenger ships, which are expressly outfitted for pleasure cruise vacations. The Port of Miami handles approximately 3.2 million passengers per year from its 12 passenger terminals - more than any other cruise port.

Port Everglades, located approximately 30 miles north of Miami in Fort Lauderdale, received in excess of 2.4 million cruise passengers during 1996. There are 35 cruise ships based at Port Everglades, with four cruise terminals just a short walk from the Broward County Convention Center.

The Fort Lauderdale/Hollywood International Airport is another major transportation destination for tourists going to South Florida. In 1995 the airport handled approximately 8.6 million domestic passengers and 1.2 million international passengers. There are approximately 35 major airlines serving the Fort Lauderdale/Hollywood International Airport with 651 daily arrivals and departures. The airport is located just one and one-half miles from Port Everglades and the Broward County Convention Center.

         MARKETING

The initial one-way ticket price for the Florida Fun-Train is expected to be in the range of $65-$75, and the per-passenger en route revenue (for food, beverages, entertainment and souvenirs) is expected to be in the range of $20-$25.

On July 23, 1996, the Company engaged a third party to conduct a market study for the Company for the purpose of providing recommendations with respect to targeting market segments most likely to use the Florida Fun-Train, traffic volume (including seasonal fluctuations), schedules that would generate the highest volume of ridership, fare structure, types of entertainment, and key product attributes such as classes of service, language or other special requirements. This study includes conclusions based on discussions with wholesale travel and tour companies, rental car companies, airline and cruise lines. The total cost of this market study which was completed in late November 1996 (including reimbursement for professional fees and out-of-pocket expenses) was $176,800.

During the current fiscal year the Company plans to develop and implement its sales and marketing efforts. The Company plans to hire approximately four employees who will begin marketing the Company to the travel and tour industries. Among other things these employees will market and sell tickets (passenger seats) through wholesale travel and tour operators and retail travel agents. Wholesale tour operators have historically represented a material source of business for the travel industry in South and Central Florida, particularly in the cruise and lodging businesses. While the Company cannot anticipate what percentage of its future business will be with wholesale tour operators it is expected that wholesalers will represent approximately one-half of its business.

In addition, marketing efforts which feature the Company's services are presently planned through various channels such as trade shows and conferences, as well as advertising in various tour industry publications as well as to the general public. During this stage, the Company plans to sell Fun-Train tickets through a reservation system which is to be developed. In addition, the Company intends to attempt to market its services and sell tickets by means of joint arrangements with cruise lines, airlines, hotels, car rental agencies and attractions. General advertising on radio and television and in periodicals, newspapers and other media, is also planned as an important component of the Company's marketing program. The Company anticipates that national and international marketing and sales efforts will enhance business, while the implementation and execution of a yield management system and reservations program will increase incremental revenues.

The Company's initial marketing efforts for the Florida Fun-Train have shown positive results which, in the opinion of management, validates the Company's business plan. The Company has received written commitments (defined below) to deliver 359,250 passengers which the Company believes could generate gross revenues of $25 to $30 million. Further, the Company has also received oral commitments for approximately 160,000 passengers which the Company believes could generate gross revenues of $13 to $14 million. "Commitments" in the travel industry are indications, not legally binding obligations, typically from tour operators (either verbal or written) , to deliver passengers within a prescribed period of time; there can be no assurance that such passengers will be delivered. The above-described commitments are for travel between October 1, 1997 through December 31, 1998. These commitments are from various travel companies, tour operators, wholesalers and travel agents, such as GO GO Worldwide Vacations, DER Travel Services and American Airlines "Fly Away" program, the last being one of the most prestigious tour programs in the industry. In addition, the Company has entered into a marketing agreement with Universal Studios Florida for joint promotional activities, joint advertising and other joint publicity activities.

On October 30, 1996, the Company entered into an agreement with Universal Studios Florida (a major Central Florida tourist attraction) for joint advertising, promotion and publicity programs in order to form a "strategic alliance" for on-going joint activities from November 4, 1996 to December 31, 1998.

         FUTURE ENTERTAINMENT TRAINS

After the introduction of the Florida Fun-Train, and assuming the Company has sufficient capital available, it expects to provide "Fun-Train" passenger service between South Florida and the Florida Space Coast (near the Kennedy Space Center). The Space Coast Fun-Train is expected to provide daily round-trip service at a fixed price which will include a full tour of the Kennedy Space Center. The Kennedy Space Center is one of Florida's most popular tourist attractions, receiving over 2.1 million visitors in 1994 and is especially popular with international tourists. The Company expects to market the Space Coast Fun-Train as a convenient and entertaining travel opportunity to see the Kennedy Space Center. The Space Coast Fun-Train will operate over existing tracks owned and operated by FEC.

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On February 28, 1995, the Company entered into an agreement with FEC for the use of certain track rights in the Miami-Fort Lauderdale-West Palm Beach-Titusville corridor. The ten-year term of the FEC agreement starts when the Space Coast Fun-Train is operational and the agreement provides for a standard, per-car mileage charge of $1.20 per car-mile (which is equivalent to $18 per train-mile based on the minimum FEC 15-car train requirement), payable monthly, with a minimum guaranteed annual amount of $500,000 per route to be paid by the Company to FEC. When the Space Coast Fun-Train is operable, the minimum payment will be $500,000 per annum. The Company will operate the Space Coast Fun-Train with locomotives it provides subject to dispatching (and related controls) by FEC.
The agreement provides for limited exclusivity to the Company to operate "Fun-Train" type train services and/or services to cruise lines over the prescribed route, with certain exceptions. Further, the Company is obliged to indemnify FEC for claims under actions arising from the operation of the Space Coast Fun-Train, and the Company is obliged to obtain a minimum of $200 million in comprehensive general liability insurance coverage in favor of FEC, with a $100,000 deductible.

COMPETITION

Generally, the Company faces extensive competition for the spending of leisure time and dollars from numerous attractions in the tourist entertainment sector. The success of its proposed operations will depend primarily on its ability to quickly develop an entertaining, high-quality, efficient, safe and reliable service, as well as its ability to market such service and secure consumer acceptance. It is uncertain whether the Company will be successful in these efforts.

With regard to the proposed operations of the Florida Fun-Train, numerous companies, most of which are substantially larger than the Company and have much greater financial and other resources, offer alternative modes of transportation over the proposed Florida Fun-Train route. In addition to the extensive competition in the transportation sector, the Company faces extensive competition for the spending of leisure time and dollars from numerous attractions in the tourist entertainment sector. These alternative modes of transportation, offer transportation that is less expensive and/or faster than the Company's proposed rail service. Most of these competitors already enjoy an established presence in the Florida transportation and tourism markets. The Company expects to compete on the basis of what will be its unique product, which will provide a combined package of transportation and entertainment.

The Company believes that the principal transportation competition for the Florida Fun-Train will be from airlines, automobiles and inter-city buses. While air travel is a faster means of transportation, it is generally more expensive than the Company's proposed fares; however, there are certain low-fare air carriers operating in the South Florida/Orlando corridor. Further the Company believes that airline travel does not provide significantly greater convenience within the scope of the Florida Fun-Train's projected routes. Automobile travel is, on the other hand, less expensive, but lacks the convenience and ease of transport expected to be provided by the Florida Fun-Train. The Company is not aware of any other person or entity currently planning to provide a service directly competitive with the Florida Fun-Train; however, the Company is generally aware of the fact that Walt Disney Company has indicated from time to time its interest in establishing a rail link between its operations in greater Orlando and one or more cruise ports in Florida. There can be no assurance that such a competitor will not appear before or after the Company commences Florida Fun-Train operations. In addition, Amtrak currently operates passenger train service between Miami/Fort Lauderdale and Orlando, Florida with numerous stops in between. The cost of a round-trip ticket on Amtrak between Miami/Fort Lauderdale and Orlando is currently $123 (first class service) and $55 (coach service). Presently Amtrak service does not include the "entertainment-type" service which the Company proposes to provide on the Florida Fun-Train, and the Company has certain exclusive rights regarding operating "fun-trains" over the CSX and FEC rail corridors. The Company has contracted with Amtrak for the latter to provide certain "technical services" for the Florida Fun-Train as well as for the leasing of locomotives and a baggage car.

With regard to the operation of D&SNG, two other noteworthy "scenic destination railroads" exist in Colorado: the Georgetown Loop and the Cumbres & Toltec Railroad. Located west of Denver, the Georgetown Loop is a seven-mile, 70-minute excursion. The trains are pulled mainly by steam locomotives with the remainder being pulled by diesel locomotives. The Cumbres & Toltec, like D&SNG and the Georgetown Loop, is a narrow gauge scenic railroad. The Cumbres & Toltec runs from Chama, New Mexico to Antonito, Colorado, a distance of 64 miles, its trains are pulled mainly by steam locomotives, with the remainder being pulled by diesel locomotives and its closest boarding point to the D&SNG is located approximately 100 miles from Durango in Chama. Although the Cumbres & Toltec provides scenic opportunities, it does not travel through a national forest nor is it a registered National Historic Landmark. Owned by the States of New Mexico and Colorado, the Cumbres & Toltec is maintained

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

primarily by volunteers. The termini of the Cumbres & Toltec are not "tourist towns", and do not have, in the opinion of management, the same ambience as D&SNG.

Competition could come from others entering the industry but is unlikely due to barriers to entry. There are few authentic steam locomotives in existence today making it very difficult to enter into competition with D&SNG. In addition, it would be nearly impossible for anyone to obtain right-of-way through the San Juan National Forest.

EMPLOYEES

At June 16, 1997, the Company employed 22 persons, seven of whom are senior management and the remaining fifteen are staff members. Over the next 12 months, the Company expects to hire approximately 70 additional full-time positions (which may be staffed with full-time or part-time personnel). See "Management's Discussion and Analysis of the Results of Operations and Financial Condition and Plan of Operation." The Company also intends to rely extensively on independent contractors and the outsourcing of certain functions, e.g. marketing. For a description of D&SNG's employees, see "- The Durango & Silverton Narrow Gauge Railroad Company."

Traditionally, railroad operating crews have been unionized, and with respect to the Florida Fun-Train operations the Company may have no alternative but to use a unionized crew. Further, while unionization among railroad passenger service workers is less prevalent than among crew members, there can be no assurance that the Company will not have to use unionized personnel in passenger service positions as well. While the Company does not anticipate material labor relations problems and believes that it can reach mutually beneficial collective bargaining agreements with any unionized employees, there can be no assurance that these problems will be avoided.

GOVERNMENTAL REGULATION

The Company's operations are (or will be) subject to safety regulation by the Federal Railroad Administration (which are administered in Florida by the Department of Transportation), as well as environmental regulation by federal and state agencies. The Company's operations are also required to maintain a state liquor license and a Special Tax Stamp issued by the Federal Bureau of Alcohol, Tobacco and Firearms, and it is subject to health and other regulations promulgated by federal, state and local authorities. D&SNG's operations are subject to rate, administrative and safety regulation by the Colorado Public Utilities Commission, as well as environmental regulation by federal and state agencies. Delay or cessation of operations of either the Florida Fun-Train or D&SNG would materially, adversely affect the Company and its financial performance.

The Company believes that its proposed operations as well as the operations of D&SNG are, and will be, in material compliance with all environmental laws and regulations, and it estimates that such compliance will not have any material adverse effect on its profitability or capital expenditures.

DESCRIPTION OF PROPERTY

The Company leases approximately 14,800 square feet of space in a facility located at 3700 North 29th Avenue, Suite 202, Hollywood, Florida 33020, pursuant to a ten-year lease at a monthly rental rate of $7,625. For a description of the properties of D&SNG see " - The Durango & Silverton Narrow Gauge Railroad Company."

LEGAL PROCEEDINGS

Neither the Company nor D&SNG is a party to any material legal proceedings or arbitration proceedings, and to the best of the Company's knowledge and belief, none is contemplated or threatened.

The Company is not party to any pending legal proceedings or arbitration proceedings, and, except as described below, to the best of its knowledge and belief, none is contemplated or threatened. The Company has been advised by Carnival Corporation, the operator of Carnival Cruise Lines ("Carnival"), that Carnival considers the Company's use of the "Fun-Train" mark to be an infringement of certain marks held by Carnival. Although not determinative, the Company has received a registered mark in the State of Florida for "Florida Fun-Train." In addition, beginning in April 1996, the Company has applied for the federal registration of the "Fun-Train" mark and is currently pursuing this application. After consulting with trademark counsel, the Company has received notification of the pending publication of the mark for public comment and believes it will receive this federal registration; however, there can be no assurance that such mark will be issued. Further, the issuance of a federal registration should not materially

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

affect any prior common law rights, if any, Carnival may have with regard to the use of the "Fun" mark in connection with rail transportation. Based on a preliminary analysis, the Company does not believe its "Florida Fun-Train" and "Fun-Train" marks infringe upon any of those held by Carnival; however, the Company is reviewing its position regarding this issue with its trademark counsel. Further, the Company expects to commence discussions in this regard with Carnival in the near future.

                                   MANAGEMENT

The directors of the Company are as follows:

NAME                       AGE      POSITION(S)
----                       ---      -----------
Allen C. Harper            52       Chairman of the Board of Directors

Albert B. Aftoora(1)       57       Director

Charles E. Bradshaw, Jr.   66       Director

Glenn P. Michael(1)        52       Director

Raymond Monteleone         49       Director

Thomas G. Rader(2)         50       Director

David H. Rush(1)(2)        76       Director

Luigi Salvaneschi(1)(2)    67       Director

(1) Member of the Audit Committee, the Chairman of which is Mr. Aftoora.

(2) Member of the Compensation Committee, the Chairman of which is Mr. Rush.

The executive officers of the Company are as follows:

NAME                       AGE      POSITION(S)
----                       ---      -----------
Allen C. Harper            52       Chief Executive Officer

Raymond Monteleone         49       President and Chief Operating Officer

Thomas E. Blayney          56       Vice President of Operations

Donald P. Cumming          36       Vice President, Secretary, Treasurer and
                                    Acting Chief Financial Officer

Gordon L. Downing          53       Vice President of Marketing and Sales

Pamela S. Petcash          34       Vice President, Customer Care and
                                    Entertainment

MR. HARPER, age 52, has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since April 1996, and prior thereto he served in similar capacities with the Company's predecessor by merger, First American Railways, Inc., a Florida corporation ("First American-Florida") since its incorporation (February 1994). He has over 30 years of business experience, principally in the areas of real estate management and development and rail transportation. Since 1984, he has been principally employed as the Chairman, President and principal shareholder of First Reserve, Inc., the holding company for Esslinger-Wooten-Maxwell, Inc., a residential and commercial real estate brokerage and management firm based in Coral Gables, FL. Since September 1989, Mr. Harper has been a Director, and from October 1992 to October 1993, and from July 1995 to June 1996, he served as Chairman of the Board of the Tri-County Rail Authority. Since May 1994, he has served as a Director of Florida East Coast Railway Co. (a railroad company based in St. Augustine, FL) and Vacation Break U.S.A., Inc. (a travel and time-share corporation based in Fort Lauderdale, FL).

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

MR. AFTOORA, age 57, became a Director of the Company in December 1996. Mr. Aftoora has extensive experience in the railroad industry and is currently Vice President of Corridor Development for CSX Transportation, Inc. ("CSXT"). Mr. Aftoora is being appointed to the Board of the Company as CSXT's representative pursuant to the terms of the CSXT Agreement. Mr. Aftoora joined a predecessor of CSXT in 1966 as an internal audit officer, and he has held a variety of financial management and planning positions during his 30-year career with the firm, including director of regulatory economics from 1977 to 1980 and director of financial planning from 1980 to 1984. He served as CSXT's treasurer from 1984 to 1995, when he was named to his current position.

MR. BRADSHAW, age 66, has been a Director of the Company since March 1997. He has extensive experience in the citrus industry in Florida and in the scenic railroad business in Colorado. He began work in the citrus industry in 1952 and rose to become General Manager and then President of Hi-Acres, Inc. (a Florida citrus company) in which latter capacity he continues to serve. In 1981, Mr. Bradshaw formed The Durango & Silverton Narrow Gauge Railroad Company which purchased from the Denver and Rio Grande Western Railroad the operation of a narrow gauge mining railroad, which Mr. Bradshaw converted to a scenic railroad. He is the Chairman of the Board of Trustees of Lake Highland Preparatory School (Orlando, FL) and a former member of the Board of Trustees of the Darlington School (Rome, GA). He is a member of the Board of Directors of the Pine Hills Office (Orlando, FL) of SunTrust Bank.

MR. MICHAEL, age 52, has been a Director of the Company since September 1996. He has had extensive experience in the railroad and transportation industries since 1966. In 1996, he became President and Chief Executive Officer of Novoeste Railways, Brazil's first privatized railroad. In 1995, Mr. Michael formed G.P.M. Associates, a railroad consulting company. Also during 1995, he served as the railways consultant specialist for the Bosnia and Hezergovina World Bank Mission. Mr. Michael was the Vice President of Operations of Southern Pacific Rail Company (Denver, CO) from 1992 to 1994. Prior to that, he served as Vice President/Chief Transportation Officer for CSX Transportation, Inc. from 1987 to 1992. From 1986 to 1987 Mr. Michael served as Senior Vice President of Sales and Marketing, and from 1984 to 1986 he served as Vice President of Engineering of CSX Transportation, Inc. Mr. Michael served as Vice President Labor Relations of Chessie System (a rail transportation company headquartered in Baltimore, MD) from 1982 to 1984. Mr Michael has served on the Board of Directors of several rail companies and currently serves on the Board of Directors of Carolina Apparel, Inc. He is currently on the Board of Visitors of St. Andrew College in North Carolina.

MR. MONTELEONE, age 49, became President, Chief Operating Officer, and a Director of the Company in July 1996. Most recently (1988-1996) Mr. Monteleone served as the Vice President of Corporate Development, Planning, Administration, and Acting Chief Financial Officer of Sensormatic Electronics Company (an electronics security company). In addition, from May 1988 until January 1995 he served as a consultant to and board member of various businesses. From 1973 until May 1988, he was a staff accountant and later a partner, and then the Director of Taxes (three South Florida offices) of Arthur Young & Company, an international accounting firm. Mr. Monteleone is a Certified Public Accountant licensed in Florida, as well as other states. He graduated cum laude from the New York Institute of Technology in 1969, and received his Masters in Business Administration from Florida Atlantic University (Boca Raton, FL) in 1992. He serves on the Boards of Directors of Loren Industries, Inc. (a jewelry casting company), Pointe Financial Company (a federal savings and commercial bank holding company) and Rexall Sundown, Inc. (a pharmaceutical company).

MR. RADER, age 50, has been a Director of the Company since the Merger, and prior to that he served in a similar capacity with First American-Florida since its incorporation. Since 1982, Mr. Rader has been the President and sole shareholder of Rader Railcar, Inc., Denver, CO, which designs, builds and operates unique rail cars. He has more than 20 years experience in both the tourism and railroad industries. From 1970 to 1975, he served as Vice President and director with Sheraton Hawaii (a subsidiary of ITT-Sheraton Company) and from 1978 to 1982, he served as Vice President and General Manager of Holland America (a division of Holland America Line, Inc.). In 1982, he founded Tour Alaska, a privately-held Alaskan tour company which offered the first private railcar tour through Alaska.

MR. RUSH, age 76, has been a Director of the Company since the Merger, and prior to that he served in a similar capacity with First American-Florida since June 1994. He has extensive experience in the private and public sectors, principally in the areas of high tech industry, economic development and rail transportation. Mr. Rush has served as a member and chairman of the Florida High Speed Rail Commission, and he is also a member of the Tri-County Commuter Rail Authority. Mr. Rush was formerly Chairman of the National High Tech Council and is a past member of the Defense Conversion and Transition Commission. Mr. Rush was the President and Chief Executive

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

Officer of Aptek Technologies, Inc., Deerfield Beach, FL, from 1982 to April 1995, and has been President of Rush Holdings, Inc., in Deerfield Beach since 1958. He has also been President of RTX Telecom and Electro Data Corp. since 1982.

MR. SALVANESCHI, age 67, has been a Director of the Company since the Merger, and prior to that he served in a similar capacity with First American-Florida since June 1994. His career has been in "mass-marketing service" businesses which are oriented toward consumers' discretionary dollars. In 1969, he became Vice President/Real Estate Administration of McDonald's Company, and in that position, he was instrumental in setting national standards and policies for market development and store locations. In 1971, he was made an advisory member of McDonald's Board of Directors. From 1983 to 1987, Mr. Salvaneschi was employed by Kentucky Fried Chicken as senior Vice President. In January 1988, he joined Blockbuster Entertainment Company as Executive Vice President of Development, and in June 1988 he became President, Chief Operating Officer and a Director of Blockbuster. He retired from Blockbuster in February 1991.

MR. BLAYNEY became Vice President of Operations in August 1996. From 1989 to 1995 Mr. Blayney served as Executive Vice President and General Manager of Southland Greyhound Park (an Arkansas parimutuel attraction). From 1981 to 1988 he was the President of Seminole Greyhound Park in Casselberry, Florida. From 1978 to 1980 Mr. Blayney served as Vice President of Harcar Aluminum Products, a Florida window manufacturing firm. From 1977 to 1979 Mr. Blayney served as a Vice President of Marketing for Auto-Train Corporation in Washington, D.C. Mr. Blayney served as Special Assistant from 1970 to 1976 to Governor Reubin O'D Askew during two terms as Governor of Florida.

MR. CUMMING became Vice President of the Company in August 1996, and in May 1997, he was elected Secretary and Treasurer and Acting Chief Financial Officer. Prior to May he served as Controller and Chief Accounting Officer. Mr. Cumming served as Division Controller of Export Sales and Corporate Finance Manager for Sensormatic Electronics Company (an electronic security corporation) from 1992 to 1996. Prior to that he served as Staff Auditor--Senior Manager for Ernst & Young (an international accounting firm) from 1982 to 1992.

MR. DOWNING became Vice President of Marketing and Sales of the Company in December 1996. Mr. Downing has senior level executive experience in general management, marketing and sales. His most recent experience was as a consultant in the areas of manufacturing, home building and trucking for the Tahitian Government (1995- Present), and before that (1994-1995) he worked in executive management, consulting and investment banking for Churchill and Associates Inc., a financial consulting and management company. Mr. Downing also served as Vice President of Sales and Marketing for General Rent-A-Car (1991-1993) and for National Car Rental (1987-1991). Prior to 1987, Mr. Downing held a variety of executive positions with National Car Rental. Mr. Downing is active in the American Society of Travel Agents and the National Passenger Traffic Association.

MISS PETCASH, Vice President, Customer Care and Entertainment, commenced her employment with the Company in September 1996. Miss Petcash was Cruise Director and Senior Officer for Princess Cruises from 1995 to 1996, and Entertainment and Cruise Director for Gold Star Cruises, LLP from 1994 to 1995. Miss Petcash was affiliated with Kloster Cruises beginning in 1982 through 1994 working with Norwegian Cruise Line and Royal Viking Line. She held the position of Cruise Director between 1989 and 1994 onboard various ships operated by Kloster Cruises.

                                     * * * *

Directors are elected at the Company's annual meeting of shareholders to a "staggered" Board of Directors and serve for three years or until their successors are elected and qualified. Officers are elected by the Board of Directors and their terms of office are at the discretion of the Board, subject to the Company's obligation to pay any compensation required under applicable employment agreements. All of the Company's executive officers except Mr. Harper are full-time employees of the Company. There are no family relationships among any of the officers or directors of the Company.

Pursuant to a financial advisory agreement with Capital Growth the Company has agreed to use its best efforts to cause a designee of Capital Growth to be elected to the Company's Board of Directors. In the event that Capital Growth does not designate such Director, or if Capital Growth's designee shall not be elected or is unavailable to serve if elected, an individual selected by Capital Growth shall be permitted to attend all meetings of the Board of Directors. To date no designee has been named by Capital Growth to serve on the Company's Board of Directors. Separately, pursuant to the Agreement between the Company and CSX Transportation, Inc. dated November 1, 1996

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

(the "CSXT Agreement"), Albert B. Aftoora, the designee of CSXT, has been elected to the Company's Board of Directors.

LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to the Company's Bylaws, the Company is obligated to indemnify each of its officers and directors to the fullest extent permitted by law with respect to all liability and loss suffered, and reasonable expense incurred, by such person in any action, suit or proceeding in which such person was or is made or threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Company. The Company is also obligated to pay the reasonable expenses of indemnified directors or officers in defending such proceedings if the indemnified party agrees to repay all amounts advanced should it be ultimately determined that such person is not entitled to indemnification.

The Company maintains a policy of insurance under which the directors and officers of the Company are insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EMPLOYMENT AGREEMENTS

In February 1994, the Company and Mr. Harper entered into an employment agreement for a three-year term (expiring February 1997 with an automatic renewal for a one-year term) and provides for a base salary of $125,000 (along with cost-of-living adjustments based on the appropriate consumer price index). In addition, the agreement provides for certain standard employment benefits. This agreement also contains customary non-competition provisions prohibiting competition with the Company during the term of employment and for two years thereafter. The agreement with Mr. Harper requires that he devote at least 30 hours per week to Company business. While the Company believes that the extent of Mr. Harper's efforts will be sufficient, there is no assurance that an additional time commitment will not prove necessary or that additional management personnel will not be needed as a result of Mr. Harper's limited availability. Effective June 1, 1996, the Company agreed to reimburse a corporate affiliate of Mr. Harper in the amount of $5,700 per month for costs associated with maintaining an office, e.g., secretarial, telephone and related expenses as well as health insurance and automobile expenses.

In addition to his employment agreement, Mr. Harper also receives a guaranty fee as described elsewhere. See "-Liability and Indemnification of Directors and Officers of the Company."

Mr. Monteleone has been employed by the Company to be its President and Chief Operating Officer, pursuant to an employment agreement dated July 10, 1996, the initial term of which is three years with automatic one-year renewals (cancelable by either party) thereafter. The agreement provides for an initial base salary of $150,000 per annum which increased to $175,000 per annum on January 1, 1997. He received a bonus of $51,174 in December 1996. There will be a minimum increase in his base salary to $189,000 on January 1, 1998, and $204,120 on January 1, 1999. In addition, he will receive an annual bonus of at least $25,000 on January 1, 1998, January 1, 1999 and June 1, 1999. The agreement also provides for standard life and health care insurance benefits, which began in January 1997, along with other standard employment benefits. Pursuant to the agreement, Mr. Monteleone received a stock grant of 10,800 shares, effective July 1, 1996, and he will be granted a minimum of 30,000 non-qualified stock options annually during the three-year employment term and any subsequent renewal term; the first of these 30,000-share options was granted on July 1, 1996. Mr. Monteleone receives a $500 per month car allowance, plus an automobile mileage reimbursement for business travel of $.20 per mile. During the initial three-year term the Company will fund an individual retirement plan on behalf of Mr. Monteleone in the aggregate of $35,000.

In addition to these terms, at January 1, 1997, Mr. Monteleone received a stock award of 25,000 shares and a stock option grant covering 100,000 shares.

The agreement with Mr. Monteleone provides that he may receive, in certain circumstances, a severance package consisting of twice his current base salary and all of the stock options which were to be granted to him during the remaining term of his employment will become fully granted and vested. This severance package shall be payable

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

upon the termination of the agreement and the occurrence of any of the following events, (i) "change in control" of the Company (where more than 50% of the Company's stock is sold to a third party), (ii) should someone other than Mr. Monteleone or Mr. Harper (the current Chief Executive Officer) be the Company's Chief Executive Officer, or (iii) should there be a substantial reduction in Mr. Monteleone's duties under the agreement. The agreement also contains a non-competition provision which prohibits Mr. Monteleone from competing with the Company for two years following the termination of the agreement.

On March 13, 1997, Mr. Monteleone personally guaranteed $5.85 million of the Company's indebtedness to the seller (Charles E. Bradshaw, Jr.) in connection with the Company's purchase of The Durango & Silverton Narrow Gauge Railroad Company ("D&SNG"). In anticipation thereof, on February 26, 1997, the Board of Directors voted (with Mr. Monteleone abstaining) to modify Mr. Monteleone's employment agreement to (i) extend the term of the agreement to match the five-year term of his personal guaranty (subject to certain performance standards for the extended period which are to be further determined between Mr. Monteleone and the Company), (ii) increase Mr. Monteleone's severance package to three times his then-current annualized compensation in certain circumstances, i.e., in the event of a "change in control" of the Company and termination of the agreement by the Company, or the material reduction or change in his duties), (iii) grant additional stock options covering 100,000 shares, exercisable at $1.91 per share (the then-current market price). In addition, the Company has agreed to pay Mr. Monteleone an annual guarantee fee of $20,000 (net of taxes).

Mr. Cumming has served as Vice President, Secretary, Treasurer and Acting Chief Financial Officer since May 9, 1997, and prior to that he served as Vice President, Controller and Chief Accounting Officer of the Company pursuant to an August 1996 employment agreement with the Company. The initial term of this agreement is one year with two, one-year extensions which will automatically renew unless previously cancelled by either party. The agreement provides for an initial base compensation of $85,000 per annum; in addition, Mr. Cumming is to receive a bonus of not less than 10% and up to 25% of his base compensation subject to the attainment of certain pre-determined goals. His 1997 base compensation was based on $90,000 per annum through April 1997, and will be based on $102,000 per annum thereafter and his bonus range will be the same as that for 1996. For 1998, such compensation and bonus is to be determined by the Company. Pursuant to the agreement, Mr. Cumming was granted non-qualified stock options covering 13,000 shares, 6,333 of which vest immediately and the balance will vest annually in two equal increments. The employment agreement provides for health care insurance benefits commencing in January 1997 (until that time he will receive a monthly allowance of $397), and participation in pension and profit sharing plans, should such plans be instituted by the Company, as well as other standard benefits. Beginning in January 1997, he will receive an automobile allowance of $300 per month. Pursuant to the agreement, Mr. Cumming may receive, in certain circumstances following a "change in control" of the Company, a severance package consisting of one year's worth of his then current annualized compensation (base salary plus applicable bonus, if any) along with the acceleration of the vesting of the above-described stock option.

Mr. Downing serves as Vice President of Marketing and Sales of the Company pursuant to a December 1996 employment agreement with the Company. The initial term of this agreement is one year with two, one-year extensions which will automatically renew unless previously cancelled by either party. The agreement provides for an initial base compensation of $95,000 per annum; in addition, Mr. Downing is to receive a bonus of not less than 5% and up to 25% of his base compensation subject to the attainment of certain pre-determined goals. Commencing February 1997, his base compensation will be $100,000 and bonus range will be the same as that for 1996. For 1998, such compensation and bonus is to be determined by the Company. Pursuant to the agreement, Mr. Downing was granted non-qualified stock options covering 3,000 shares which vested immediately and 10,000 shares which vest annually in three equal increments. The employment agreement provides for health care insurance benefits commencing in January 1997 (until that time he will receive a monthly allowance of $300), along with participation in pension and/or profit sharing, should such plans be instituted by the Company, as well as other standard benefits. Beginning on December 2, 1996, he will receive an automobile allowance of $300 per month. Pursuant to the agreement, Mr. Downing may receive, in certain circumstances following a "change in control" of the Company, a severance package consisting of one year's worth of his then current annualized compensation (base salary plus applicable bonus, if any) along with the acceleration of the vesting of the above-described stock option.

Mr. Blayney serves as Vice President of Operations of the Company pursuant to an August 1996 employment agreement with the Company. The initial term of this agreement is one year with two, one-year extensions which will automatically renew unless previously cancelled by either party. The agreement provides for an initial base compensation of $85,000 per annum; in addition, Mr. Blayney is to receive a bonus of not less than 10% and up to 25% of his base compensation subject to the attainment of certain pre-determined goals. Commencing January 1,

1997, Mr. Blayney's base compensation was increased to $95,000. His 1997 bonus range will be the same as that for 1996. For 1998, such compensation and bonus is to be determined by the Company. Pursuant to the agreement, Mr. Blayney was granted non-qualified stock options covering 10,000 shares which vest annually in three equal increments. The employment agreement provides for health care insurance benefits commencing in January 1997 (until that time he will receive a monthly allowance of $300), along with participation in pension and/or profit sharing, should such plans be instituted by the Company, as well as other standard benefits. Beginning on August 21, 1996, he will receive an automobile allowance of $300 per month. Pursuant to the agreement, Mr. Blayney may receive, in certain circumstances following a "change in control" of the Company, a severance package consisting of one year's worth of his then current annualized compensation (base salary plus applicable bonus, if any) along with the acceleration of the vesting of the above-described stock option.

Miss Petcash serves as Vice President, Customer Care and Entertainment of the Company pursuant to a September 1996 employment agreement with the Company. The initial term of this agreement is one year with two, one-year extensions which will automatically renew unless previously cancelled by either party. The agreement provides for an initial base compensation of $100,000 per annum; in addition, Miss Petcash is to receive a bonus of up to 25% of her base compensation subject to the attainment of certain pre-determined goals. Her 1997 base compensation and bonus range will be the same as that for 1996. For 1998, her compensation and bonus is to be determined by the Company. Pursuant to the agreement, Miss Petcash was granted non-qualified stock options covering 10,000 shares which vest annually in three equal increments. The employment agreement provides for health care insurance benefits commencing in January 1997 (until that time she will receive a monthly allowance of $300), along with participation in pension and/or profit sharing plans, should such plans be instituted by the Company, as well as other standard benefits. Beginning in January 1997, she will receive an automobile allowance of $300 per month. Pursuant to the agreement, Miss Petcash may receive, in certain circumstances following a "change in control" of the Company, a severance package consisting of one year's worth of her then current annualized compensation (base salary plus applicable bonus, if any) along with the acceleration of the vesting of the above-described stock option.

BOARD COMPENSATION

Employee directors of the Company are not compensated for their services as directors. In June 1996, the Company instituted a policy whereby each "non-management" director would receive a $5,000 annual retainer along with a per meeting stipend ($500 for "in person" and $300 for "telephonic" attendance). In June 1996, the Company agreed to award each of the then "non-management" Directors with a one-time grant of stock options covering 15,000 shares; this grant was made on January 1, 1997 at an exercise price of $2.375 per share, the then current market price. Further, commencing January 1, 1997, each non-management Director was granted stock options covering 3,000 shares, pursuant to a non-qualified stock option plan. The following table sets forth compensation to "non-management" directors for the fiscal year ended December 31, 1996:




                   DIRECTOR COMPENSATION FOR LAST FISCAL YEAR

                                  CASH COMPENSATION                    SECURITY GRANTS
                                  -----------------                    ---------------
                                                                                                 NUMBER OF
                            ANNUAL                     CONSULTING               NUMBER           SECURITIES
                            RETAINER       MEETING     FEES/OTHER               OF               UNDERLYING
                            FEES ($)        FEES ($)    FEES ($)                SHARES(#)        OPTIONS/SARS
NAME (A)                    (B)               (C)          (D)                  (E)              (#)(F)
-------------------------------------------------------------------------------------------------------------
Thomas G. Rader             5,000           600            -                      -                 -

David H. Rush               5,000           800            -                      -                 -

Luigi Salvaneschi           5,000           800            -                      -                 -

Glenn P. Michael            1,330           300       15,436(2)                   -            20,000(2)

Albert B. Aftoora(1)            -             -            -                      -                 -

---------------------
(1)      Mr. Aftoora was elected to the Board of Directors in December 1996.

(2) Represents consulting fees paid to GPM Associates prior to Mr. Michael's election to the Board of Directors.


EXECUTIVE COMPENSATION

The following table provides information with respect to the compensation paid to Allen C. Harper, the Chairman of the Board and Chief Executive Officer of the Company and the named executive officers. There was no executive officer whose salary was in excess of $100,000 for any period prior to 1996. The Company did not pay any form of compensation to any officer or Director during 1995 and 1994; however, the Company's predecessor by merger (First American-Florida) paid salaries for those years (as described below). As a result of the April 1996 merger between First American-Florida and Asia-America Company, a Nevada corporation, with the latter being the surviving entity, the Company's fiscal year changed from April 30 to December 31. Therefore, for purposes of the following table, the year 1995 represents the eight-month period ended December 31, 1995 and the year 1994 represents the twelve-month period ended April 30, 1995.




                         SUMMARY COMPENSATION TABLE

================================================================================================================
                                      Annual Compensation                                  Long Term
                                                                                           Compensation
                                                                                           Awards
----------------------------------------------------------------------------------------------------------------
(a)                        (b)            (c)               (d)              (e)                (f)

                                                                            Other           Restricted
Name and                                                                   Annual              Stock
Principal                                                                  Compen-           Award(s)
Position                  Year         Salary($)         Bonus($)         sation($)             ($)

----------------------------------------------------------------------------------------------------------------
Allen C.                  1996         $100,962              -              -(1)                 -
Harper,
Chairman                  1995          $38,461              -                -                  -
and CEO
                          1994          $79,775              -                -                  -


----------------------------------------------------------------------------------------------------------------
Raymond                   1996          $75,000           $51,174           -(2)            $37,800
Monteleone,
President                 1995             -                 -
and Chief
Operating                 1994             -                 -
Officer


----------------------------------------------------------------------------------------------------------------
Eugene K. Garfield,       1996         $113,956           $25,000        $50,000(3)              -
former President
and Vice-Chairman         1995          $55,756

                          1994          $74,789              -                -                  -



----------------------------------------------------------------------------------------------------------------

                                   42






----------------------------------------------------------------------------------------------------------------
Michael                   1996          $99,645           $25,000             -                  -
Acierno, Vice-
President-                1995          $41,701              -                -                  -
Financial Relations
and Corporate             1994          $49,940              -                -                  -
Development
----------------------------------------------------------------------------------------------------------------

================================================================================================================

--------------
(1) Commencing September 1996, the Company has agreed to pay a corporate affiliate of Mr. Harper $5,700 per month to cover Mr. Harper's monthly expenses, e.g. car, office rental and office expenses.

(2) Mr. Monteleone received a car allowance of $3,000 and earned a retirement allowance of $5,000 for fiscal 1996.

(3) On November 7, 1996, Eugene K. Garfield resigned as a Director and Vice Chairman of the Board. On November 11, 1996, the Company negotiated a severance package with Mr. Garfield which includes, among other things, the payment of $50,000 to Mr. Garfield which represents the balance of his employment agreement (which expires February 16, 1997) along with applicable vacation pay. This amount does not include $6,500 in rent which was paid during fiscal 1995, in connection with the Company lease of approximately 250 square feet of office space from Mr. Garfield.

STOCK OPTIONS PLANS

The following table provides information regarding option grants during fiscal 1996 to Mr. Harper, the Company's Chief Executive Officer, Mr. Monteleone, the Company's President and Chief Operating Officer, Eugene K. Garfield, the Company's former President and Vice Chairman, and Michael J. Acierno, a Vice President of the Company.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                      -------------------------------------

                                INDIVIDUAL GRANTS
                                -----------------

                                            % OF TOTAL
                                            OPTIONS/SARS
                            NUMBER OF       GRANTED TO        EXERCISE OR
                            OPTIONS/SARS    EMPLOYEES IN      BASE PRICE        EXPIRATION
NAME                        GRANTED         FISCAL YEAR       ($/SHARE)         DATE
----                        ------------    ------------      ------------      ----------
Allen C. Harper                 -             -                  -                   -

Raymond Monteleone          30,000          28.99%             $3.50             July 2006

Eugene K. Garfield              -             -                  -                   -

Michael J. Acierno          10,000           9.66%           $4.4375          October 2006


No stock options were exercised during the fiscal year ended December 31, 1996.

The following table sets forth certain information regarding unexercised options held by the above-named executives.




AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
--------------------------------------------------------------------------------
                                     NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                     UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS/SARS
                                     OPTIONS/SARS AT FY-END(#)         AT FY-END ($)
                                     -------------------------         -------------------------
         NUMBER OF
         SHARES
         ACQUIRED        VALUE
NAME     ON EXERCISE     REALIZED($) EXERCISABLE     UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
----     -----------     ----------- -----------     -------------     -----------      -------------
Allen
C. Harper      -            -              -                -               -                -

Raymond
Monteleone     -            -           10,000            20,000            -                -

Eugene K.
Garfield       -            -              -                -               -                -

Michael J.
Acierno        -            -            3,333             6,667            -                -


As of July 1, 1996, the Board of Directors adopted a non-qualified stock option plan for its employees, officers, Directors and certain consultants (the "Plan"). The purpose of the Plan is to provide certain Directors, officers and employees of the Company with a greater personal interest in the success of the Company and to enhance the ability of the Company to attract and maintain the services of qualified personnel.

The Plan provides for the issuance of up to 717,500 shares of Common Stock upon exercise of options which do not qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The Plan is administered by the Compensation Committee of the Board of Directors, which determines, among other things, the persons to be granted options under the Plan, the number of shares subject to each option and the option price.

Under the Plan, the exercise price of any stock option may not be less than the fair market value of the shares subject to the option on the date of grant. Options are not transferable, except upon the death of the optionee. The term of each option granted under the Plan and the manner in which it may be exercised is determined by the Compensation Committee, provided that no option may be exercisable more than ten years after the date of grant. The terms of the Plan, including the number of shares covered by the Plan, may be amended by the Compensation Committee or the Board of Directors from time to time.

Of the 717,500 shares available for issuance under the Plan, at May 21, 1997, options had been granted, which had not expired, with respect to 483,200 shares. The exercise prices of these options, when granted, were equal to the market value of the shares on the award dates, except for certain stock option grants made to Mr. Monteleone (in July 1996) and to six consultants, all of which were at $3.50 per share. Exercise prices for options granted under the Plan range from $1.906 to $4.75 per share.

EMPLOYEE STOCK PURCHASE PLAN

Effective June 1, 1997, the Company implemented an employee stock purchase plan under Section 423(b) of the Internal Revenue Code (the "IRC"). This plan is available to substantially all employees of the Company and its subsidiaries on a voluntary basis, and allows participants to contribute up to 15% of their salaries (subject to certain limitations) to purchase Company stock at a discount of up to 15% from its then current market price. This plan will be submitted for ratification by the Company's shareholders before June 1, 1998 and is administered by a committee appointed by the Company's President. This plan includes approximately one million shares of common stock. The Company believes that this plan will enhance employee investment and participation in the Company.

EMPLOYEE STOCK OWNERSHIP PLAN

The Company is also considering creating an employee stock ownership plan ("ESOP") under Section 401(a) of the IRC which would be administered by the Company's Board of Directors. This plan would cover a specific amount of shares of the Company's common stock (which has not been determined as of this date) and the Board would determine the aggregate annual award to the plan. If approved by the Board of Directors, the ESOP would be submitted for ratification by the shareholders of the Company within 12 months of its creation. An ESOP would offer an additional retirement benefit to the Company's employees, and the Company believes that it would improve the Company's ability to attract and maintain qualified employees.

                       PRINCIPAL AND SELLING SHAREHOLDERS

COMMON STOCK:

The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of June 13, 1997 (October 30, 1996 with respect to the Selling Shareholders ), and as adjusted to reflect the sale of Shares offered by the Selling Shareholders with respect to (i) each of the Company's executive officers and directors, (ii) all officers and directors as a group, (iii) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock, all of whom, except Mr. Garfield, are Selling Shareholders, and (iv) each of the Selling Shareholders. Unless otherwise indicated, all shares of Common Stock are owned directly and of record and the persons so indicated have voting and investment power with respect thereto. With respect to the Selling Shareholders, it has been assumed that all their shares so offered will be sold.

                                                                                    SHARES BENEFICIALLY OWNED
                                                                                    BEFORE AND AFTER OFFERING(1)
                                                                                    ----------------------------
                                                                                                                   SHARES
NAME                                     POSITION WITH COMPANY                    SHARES         PERCENT(2)        OFFERED
----                                     ---------------------                    ------         ----------        -------
EXECUTIVE OFFICERS AND DIRECTORS:(3)

Thomas G. Rader                          Director                               1,632,581(4)         15.19              0

Charles E. Bradshaw, Jr.                 Director                               1,810,000(5)         14.67              0

Allen C. Harper                          Chairman of the                        1,380,317(6)         12.87              0
                                         Board of Directors
                                         and Chief Executive Officer

Raymond Monteleone                       President, Chief                         189,133(7)(8)       1.74         10,800(7)
                                         Operating Officer
                                         and Director

Luigi Salvaneschi                        Director                                 103,654(4)(9)       *                 0

David H. Rush                            Director                                  39,414(4)          *                 0

Glenn P. Michael                         Director                                  23,000(4)          *                 0

Albert B. Aftoora                        Director                                   3,000(4)          *                 0

Donald P. Cumming                        Vice President,                           10,666(8)          *                 0
                                         Secretary, Treasurer and
                                         Acting Chief Financial Officer

Thomas E. Blayney                        Vice President of                         10,333(8)          *                 0
                                         Operations

Pamela S. Petcash                        Vice President, Customer                   7,666(8)          *                 0
                                         Care and Entertainment

Gordon L. Downing                        Vice President of Marketing                3,333(8)          *                 0
                                         and Sales

All Officers and Directors                                                      5,213,097            41.38              0
as a Group (12 persons)

                                                                            SHARES BENEFICIALLY OWNED
                                                                            BEFORE OFFERING(1)
                                                                            -------------------------
                                                                                                                      SHARES
NAME                                                                      SHARES(10)                    PERCENT(2)    OFFERED(11)
----                                                                      ----------                    ----------    -----------
SELLING SHAREHOLDERS:

Lancer Partners L.P.
237 Park Ave., 8th Fl.
New York, NY 10017                                                      814,286(12)                       7.24         900,000

EFO Fund, Ltd.
1111 W. Mockingbird Lane, #1400
Dallas, TX 75247                                                        732,857(13)                       6.55         810,000

International Capital Growth Ltd.
666 Steamboat Road
Greenwich, Ct. 06830                                                    605,000                           5.64         605,000

Fairnoon Management Ltd.
11 Queenstreet Mayfair
London W1X 7PD, England                                                 570,000(14)                       5.14         630,000

Rush & Co.
c/o Swiss American Securities, Inc.
100 Wall Street, 4th Fl.
New York, NY 10005                                                      548,177(15)                       4.94         628,834

Eugene K. Garfield
1360 South Ocean Blvd.
Pompano Beach, FL 33062                                                 529,343                           4.93           0


Emanon Partners, L.P.
237 Park Avenue
Suite 901
New York, NY 10017                                                      515,714(16)                       4.66         570,000

Rosebud Capital Growth Fund Ltd.
c/o Euro-Dutch Trust Co. (Bahamas)
Charlotte House, Charlotte St.
Nassau, Bahamas                                                         512,747(17)                       4.65         563,267

Edgeport Nominees, Ltd.                                                 401,888                           3.75         439,625

Demachy Worms & Co. International, Ltd.                                 325,714                           3.04         360,000

Alan L. Jacobs                                                          299,426                           2.79         299,426

Corner Bank, Ltd.                                                       195,429                           1.82         216,000

BFI Banque De Financement & D'Investissement,                           162,857                           1.52         180,000
Geneve

Republic National Bank of New York (Suisse) SA                          162,785                           1.52         178,933

Faisal Finance (Switzerland) SA                                         155,286                           1.45         169,000

                                       48

Republic National Bank of New York                                      146,571                           1.37         162,000
(Luxemburg) SA

David M. Hallman, Sr.                                                   116,286                           1.08         118,000

James F. Ellis Trust DTD 4/11/89                                         97,281                              *         101,600

Stanley Hollander IRA Cowen & Co. Custodian                              89,495                              *          96,942
58-03120

Cameo Trust Corporation Limited                                          81,429                              *          90,000

The Gifford Fund Ltd.                                                    81,429                              *          90,000

Charles L. and Donna Greenberg, JTWROS                                   81,429                              *          90,000

Napier Brown Holdings Ltd.                                               81,429                              *          90,000

Veritas Films SA                                                         81,429                              *          90,000

Heptagon Investments Ltd.                                                81,356                              *          88,933

Stolzoff Family Trust of 2/05/95, Martin S.
Stolzoff and Barbara R. Stolzoff, Trustees                               68,123                              *          74,468

Ronald Koenig                                                            67,406                              *          73,422

Phillip Bibicoff                                                         65,143                              *          72,000

Bostar A.S.                                                              65,143                              *          72,000

C.M. Investment Nominees Limited                                         65,143                              *          72,000

David A. Rees                                                            65,143                              *          72,000

P.G. Ridgwell                                                            65,071                              *          70,933

Banque Privee Edmond De Rothschild S.A.                                  56,964                              *          62,467

Vital Miljo AS                                                           56,017                              *          59,308

Bauer Family Limited Partnership                                         48,857                              *          54,000

Falcon Management Ltd.                                                   48,857                              *          54,000

Fixtar Holdings, Inc.                                                    48,857                              *          54,000

Richard B. Liroff                                                        48,857                              *          54,000

Saracen International                                                    48,857                              *          54,000

Tradeco Limited                                                          48,857                              *          54,000

UOB Luxembourg S.A.                                                      48,857                              *          54,000

Gibesgelt                                                                46,250                              *          46,250

Euro Capital                                                             45,000                              *          45,000

                                       49



Lawrence Burstein                                                        40,695                              *          44,485

Michael S. Jacobs                                                        37,500                              *          37,500












                                       50

                                                                                SHARES
                                                                            BENEFICIALLY OWNED
                                                                            BEFORE OFFERING(1)
                                                                            ------------------
                                                                                                          SHARES
NAME                                                                      SHARES(10)   PERCENT(2)       OFFERED(11)
----                                                                      ----------   ----------       -----------
Michael Schaenen                                                            35,625           *            35,625

Christopher Fox                                                             35,625           *            35,625

Brookbank Holdings, Ltd.                                                    33,300           *            33,300

Gary Barnett, IRA Standard/Rollover                                         32,571           *            36,000

Harvey R. Brice BSSC Master Defined Contribution M/P Pension
Plan                                                                        32,571           *            36,000

Compass Investment Management Limited                                       32,571           *            36,000

Coutts & Co. S.A.                                                           32,571           *            36,000

Barrie M. Damson                                                            32,571           *            36,000

Ernest Dorner GST Non-Exempt Trust A U/T/A 5/26/94                          32,571           *            36,000

Elmtree Corporation                                                         32,571           *            36,000

Milton and Irene Geller 1985 Trust                                          32,571           *            36,000

Susan Greenberg                                                             32,571           *            36,000

Alan D. Jacobson, IRA                                                       32,571           *            36,000

Robert Katz                                                                 32,571           *            36,000

Peter Barrington Kirk                                                       32,571           *            36,000

Lago Wernstedt                                                              32,571           *            36,000

Morgan Steel Limited                                                        32,571           *            36,000

John D. Murphy                                                              32,571           *            36,000

Nicator S.A., Zurich                                                        32,571           *            36,000

Pictet & Cie                                                                32,571           *            36,000

Robinson Gear (Nominees) Limited A/CJ-10                                    32,571           *            36,000

Stoneman Investor Partnership                                               32,571           *            36,000

Terrier Finance, Inc.                                                       32,571           *            36,000

Ghazi Allawi                                                                32,499           *            34,933

Helix Investments, Ltd.                                                     31,497           *            32,220

Dan Purjes                                                                  30,010           *            30,010

Kimberly A. Goguen                                                          25,000           *            25,000

Christopher D. Jennings                                                     24,409           *            26,485



                                       51


Gary H. Stolzoff                                                            22,768           *            25,003

Pyramid Partners, LP                                                        21,714           *            24,000

Prime, Grieb & Co. Limited                                                  19,286           *            21,000

Gerald Rosen                                                                19,000           *            21,000

Sachem Corporate Finance Ltd.                                               16,875           *            16,875

Philip Altheim                                                              16,286           *            18,000

Gary Barnett                                                                16,286           *            18,000

Denis Baylin                                                                16,286           *            18,000

I. Bibicoff, Inc., Pension Trust Fund                                       16,286           *            18,000

Boel AS                                                                     16,286           *            18,000

Credit Lyonnais (Suisse) SA Geneva                                          16,286           *            18,000

Credit Suisse Zurich                                                        16,286           *            18,000

Owen H. Gassaway                                                            16,286           *            18,000

David Greenberg, IRA                                                        16,286           *            18,000

David Greenberg and Susan Greenberg,
Trustees FBO Greenberg and Panish,
a Prof. Corp. Def. Bene. Pension Plan 2/01/88                               16,286           *            18,000

Haaco AS                                                                    16,286           *            18,000

Hapoalim Mayo Casa Bancaria                                                 16,286           *            18,000

Allan B. Hechtman, Inc., Pension Plan & Trust                               16,286           *            18,000

Allan B. and Linda S. Hechtman, JTWROS                                      16,286           *            18,000

Trustees of the Hill Oldridge Ltd. Pension Fund                             16,286           *            18,000

Nils Otto Holmen                                                            16,286           *            18,000

P.B. Hubbard/J.D. Boden as Trustees of the Vector Trust                     16,286           *            18,000

Svein Huse                                                                  16,286           *            18,000

Intergalactic Growth Fund, Inc.                                             16,286           *            18,000

Lenard E. Jacobson, MD, PC Profit Sharing Trust                             16,286           *            18,000

Robert Jones                                                                16,286           *            18,000

Mazin Kamouna                                                               16,286           *            18,000



                                                                                  SHARES
                                                                             BENEFICIALLY OWNED
                                                                             BEFORE OFFERING(1)
                                                                             ------------------
                                                                                                            SHARES
NAME                                                                        SHARES(8)    PERCENT(2)       OFFERED(9)
----                                                                        ---------    ----------       ----------
William A. Kamke and Dorothy S. Kamke, JTWROS                               16,286           *            18,000

A/S Kapitalutvikling                                                        16,286           *            18,000

Ronald Korn, IRA                                                            16,286           *            18,000

Pierre and Francoise Lambert                                                16,286           *            18,000

Metropolitan Finance Limited                                                16,286           *            18,000

John Bell Moran, Jr.                                                        16,286           *            18,000

Anne P. Newman and Harry Newman, Jr. JTWROS                                 16,286           *            18,000

Scott Notowitz                                                              16,286           *            18,000

Oistein Nyberg                                                              16,286           *            18,000

RNB (France) Monaco                                                         16,286           *            18,000

Rigel AS                                                                    16,286           *            18,000

Allan Rudnick, IRA                                                          16,286           *            18,000

J.R.L. Smith                                                                16,286           *            18,000

K.E. Smith                                                                  16,286           *            18,000

Ivor Spiro                                                                  16,286           *            18,000

Craig Taines                                                                16,286           *            18,000

Taines Family Limited Partnership                                           16,286           *            18,000

Abraxas Partners, Ltd.                                                      16,286           *            18,000

Michael Morris                                                              16,247           *            16,971

Walter Prime                                                                16,247           *            16,971

Peter R. McMullin                                                           16,213           *            16,933

Rudnick Living Trust DTD 7/22/91                                            16,213           *            16,933

John VanOrdstrand                                                           12,500           *            12,500

Joseph and Lillian Matulich JTWROS                                           9,375           *             9,375

Trafina Privatebank AG                                                       9,375           *             9,375

Magne F. Aaby                                                                8,143           *             9,000

Birger Dalen                                                                 8,143           *             9,000

John Heckler                                                                 8,143           *             9,000

Norman Leben                                                                 8,143           *             9,000

Svein A. Loken                                                               8,143           *             9,000

Steven Millner                                                               8,143           *             9,000


                                       53



Asher Plaut and Evelyn Plaut, JTWROS                                         8,143           *             9,000

Svein-Erik Stiansen                                                          8,143           *             9,000

Bank Julius Baer & Co.                                                       8,107           *             8,467

Craig A. Blumberg                                                            5,429           *             6,000

Steven H. Marvin                                                             5,429           *             6,000

Daniel J. Marx                                                               5,428           *             6,000

Peter Sheib                                                                  5,010           *             5,010

Lori Shepps                                                                  5,000           *             5,000

Lawrence Rice                                                                4,990           *             4,990

Southeast Research Partners                                                  4,500           *             4,500

Matthew Balk                                                                 3,880           *             3,880

John T. Clarke                                                               3,750           *             3,750

Charles Roden                                                                3,530           *             3,530

Nancy Tarlow Barrett                                                         3,500           *             3,500

First National Fund                                                          2,250           *             2,250

Giant Trading Company                                                        1,500           *             1,500

Michael Loew                                                                 1,325           *             1,325

Cheviot Capital                                                                750           *               750

Value Investing Partners                                                       750           *               750

Joelle Jacobs                                                                  750           *               750

Scott A. Weisman                                                               445           *               445

Brill Securities                                                               375           *               375

Paul Fitzgerald                                                                365           *               365

Sherwood P. Larkin                                                             290           *               290

Richard Sichenzio                                                              155           *               155
-----------------
*  Less than 1%

(1) Unless otherwise indicated, each shareholder has sole voting and investment power with respect to the Common Stock indicated as beneficially owned thereby.

(2) In accordance with Rule 13d-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shares that are not outstanding, but that are issuable pursuant to (i) outstanding stock options (ii) the exercise of outstanding Warrants and (iii) the conversion of the Notes, all of which are exercisable or convertible within 60 days of the date of this Prospectus, have been deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the individual having such right, but have not been deemed outstanding for the purpose of computing the percentage for any other person. These amounts do not include the exercise of certain warrants to purchase an aggregate of 475,000 shares of Common Stock to be issued to CSXT.

(3) Unless otherwise indicated, the address for each director is c/o First American Railways, Inc., 3700 North 29th Avenue, Hollywood, Florida 33020.

(4) Includes 18,000 shares which are issuable upon the exercise of currently exercisable stock options to each of Messrs. Rader, Salvaneschi and Rush, respectively, and 23,000 and 3,000 shares which are issuable upon the exercise of currently exercisable stock options to each of Messrs. Michael and Aftoora, respectively.

(5) Includes 1,610,000 shares which may be issued upon the exercise of a six-year warrant.

(6) Includes 1,379,032 shares which are owned of record by Harper Family Partnership L.P., for which Mr. Harper and his wife, Carol E. Harper, are the sole limited partners, and 1,285 shares which are owned of record by Harper Partners of Miami, Ltd., a Florida limited partnership, for which Carol E. Harper, serves as trustee.

(7) Includes 35,800 shares owned of record by Mr. Monteleone, (the balance represents currently exercisable stock options); a total of 10,800 of these shares are being offered hereby.

(8) Includes 153,333 shares, 9,666 shares, 8,333 shares, 3,333 shares and 6,666 shares which are issuable to Messrs. Monteleone, Cumming, Blayney, Downing and Miss Petcash, respectively, upon the exercise of currently-exercisable stock options.

(9) Mr. Salvaneschi serves as the trustee for a trust under an agreement dated October 19, 1993, in which name these shares are held, and for which Mr. Salvaneschi has sole voting and dispositive power.

(10) These share amounts include up to an aggregate of 3,300,273 shares which may be issued either upon the conversion of the Notes or upon the exercise of the Series A Warrants which may be issued, in certain circumstances, upon the prepayment of the Notes.

(11) With respect to the Selling Shareholders, it has been assumed that all their Shares so offered will be sold. Further, these amounts include shares which may be issued to certain Selling Shareholders upon conversion of accrued interest payable upon their Notes.

(12) Includes an aggregate of 514,286 shares which may be issued upon the exercise of outstanding Warrants, and either upon the conversion of the Notes or upon the exercise of Warrants which may be issued, in certain circumstances, upon the prepayment of the Notes; excludes 67,500 shares presently outstanding and 128,571 shares which may be issued upon the conversion of a certain convertible subordinated note purchased from the Company, none of which is being offered hereby.

(13) Includes an aggregate of 462,857 shares which may be issued upon the exercise of outstanding Warrants, and either upon the conversion of the Notes or upon the exercise of Warrants which may be issued, in certain circumstances, upon the prepayment of the Notes.

(14) Includes an aggregate of 360,000 shares which may be issued upon the exercise of outstanding Warrants, and either upon the conversion of the Notes or upon the exercise of Warrants which may be issued, in certain circumstances, upon the prepayment of the Notes.

(15) Includes an aggregate of 363,440 shares which may be issued upon the exercise of outstanding Warrants, and either upon the conversion of the Notes or upon the exercise of Warrants which may be issued, in certain circumstances, upon the prepayment of the Notes.

(16) Includes an aggregate of 328,834 shares which may be issued upon the exercise of outstanding Warrants, and either upon the conversion of the Notes or upon the exercise of Warrants which may be issued, in certain circumstances, upon the prepayment of the Notes.

(17) Includes an aggregate of 303,116 shares which may be issued upon the exercise of outstanding Warrants, and either upon the conversion of the Notes or upon the exercise of Warrants which may be issued, in certain circumstances, upon the prepayment of the Notes.

SERIES A WARRANTS:

The following table sets forth certain information with respect to the beneficial ownership of the Company's outstanding Series A Warrants as of October 1, 1996, and as adjusted to reflect the sale of such Warrants offered by the holders thereof, none of whom hold any position with the Company and six of whom own more than 5% thereof.

                                                                                            BEFORE OFFERING
                                                                                            ---------------
                                                                                                                     WARRANTS
NAME                                                                                WARRANTS               PERCENT*  OFFERED
----                                                                                --------               --------  --------
Lancer Partner L.P.
237 Park Ave., 8th Fl.
New York, NY 10017                                                                   300,000                 7.57    300,000

Egger & Co.
c/o The Chase Manhattan Bank N.A.
P.O. Box 1508 Church Street Station
New York, NY 10008                                                                   290,519                 7.33    290,519

EFO Fund, Ltd.
1111 W. Mockingbird Lane, #1400
Dallas, TX 75247                                                                     270,000                 6.81    270,000

Auric Investments Limited
24 St. Georges Street, Douglas
Isle of Man IM1 1AH                                                                  260,774                 6.58    260,774

Fairnoon Management Ltd.
11 Queenstreet Mayfair
London W1X 7PD, England                                                              210,000                 5.30    210,000

Rush & Co.
c/o Swiss American Securities, Inc.
100 Wall Street, 4th Fl.
New York, NY 10005                                                                   208,799                 5.27    208,799

Emanon Partners, L.P.                                                                190,000                 4.79    190,000

Rosebud Capital Growth Fund Ltd.                                                     176,818                 4.46    176,818

Edgeport Nominees, Ltd.                                                              147,333                 3.72    147,333

Demachy Worms & Co. International, Ltd.                                              120,000                 3.03    120,000

Alan L. Jacobs                                                                        86,926                 2.19     86,926

Faisal Finance (Switzerland) SA                                                       73,000                 1.84     73,000

Corner Bank, Ltd.                                                                     72,000                 1.82     72,000

BFI Banque De Financement & D'Investissement, Geneve                                  60,000                 1.51     60,000

Republic National Bank of New York (Suisse) SA                                        56,519                 1.43     56,519

Republic National Bank of New York (Luxemburg) SA                                     54,000                 1.36     54,000

Gibesgelt                                                                             46,250                 1.17     46,250

Eurocapital                                                                           45,000                 1.14     45,000

Michael Schaenen                                                                      35,625                    *     35,625

Christopher Fox                                                                       35,625                    *     35,625


                                       56

Bookbank Holdings, Ltd.                                                               33,300                    *     33,300

Cameo Trust Corporation Limited                                                       30,000                    *     30,000

The Gifford Fund Ltd.                                                                 30,000                    *     30,000

Charles L. and Donna Greenberg, JTWROS                                                30,000                    *     30,000

Napier Brown Holdings Ltd.                                                            30,000                    *     30,000

Veritas Films SA                                                                      30,000                    *     30,000

Vital Miljo AS                                                                        26,894                    *     26,894

Heptagon Investments Ltd.                                                             26,519                    *     26,519

Stanley Hollander IRA Cowen & Co. Custodian 258-03120                                 26,064                    *     26,064

Phillip Bibicoff                                                                      24,000                    *     24,000

Bostar A.S.                                                                           24,000                    *     24,000

C.M. Investment Nominees Limited                                                      24,000                    *     24,000

David A. Rees                                                                         24,000                    *     24,000

Stolzoff Family Trust of 2/05/95, Martin S. Stolzoff and Barbara R.
Stolzoff, Trustees                                                                    23,023                    *     23,023

Ronald Koenig                                                                         21,058                    *     21,058

P.G. Ridgwell                                                                         20,519                    *     20,519

Banque Privee Edmond De Rothschild S.A.                                               19,260                    *     19,260

Bauer Family Limited Partnership                                                      18,000                    *     18,000

Falcon Management Ltd.                                                                18,000                    *     18,000

Fixtar Holdings, Inc.                                                                 18,000                    *     18,000

Richard B. Liroff                                                                     18,000                    *     18,000

Saracen International                                                                 18,000                    *     18,000

Tradeco Limited                                                                       18,000                    *     18,000

UOB Luxembourg S.A.                                                                   18,000                    *     18,000

Helix Investments, Ltd.                                                               17,782                    *     17,782

James F. Ellis Trust DTD 4/11/89                                                      15,117                    *     15,117

Lawrence Burstein                                                                     13,266                    *     13,266

John VanOrdstrand                                                                     12,500                    *     12,500

Dean Witter Reynolds Custodian for Gary Barnett, IRA Standard/Rollover                12,000                    *     12,000

Harvey R. Brice BSSC Master Defined Contribution M/P Pension Plan                     12,000                    *     12,000


                                       57

Compass Investment Management Limited                                                  12,000                   *     12,000

Coutts & Co. S.A.                                                                      12,000                   *     12,000

Barrie M. Damson                                                                       12,000                   *     12,000

Ernest Dorner GST Non-Exempt Trust A U/T/A 5/26/94                                     12,000                   *     12,000

Elmtree Corporation                                                                    12,000                   *     12,000

Milton and Irene Geller 1985 Trust                                                     12,000                   *     12,000

Susan Greenberg                                                                        12,000                   *     12,000

Jacobson, Alan D., IRA                                                                 12,000                   *     12,000

Robert Katz                                                                            12,000                   *     12,000

Peter Barrington Kirk                                                                  12,000                   *     12,000

Lago Wernstedt                                                                         12,000                   *     12,000

Morgan Steel Limited                                                                   12,000                   *     12,000

John D. Murphy                                                                         12,000                   *     12,000

Nicator S.A., Zurich                                                                   12,000                   *     12,000

Pictet & Cie                                                                           12,000                   *     12,000

Robinson Gear (Nominees) Limited A/CJ-10                                               12,000                   *     12,000

Stoneman Investor Partnership                                                          12,000                   *     12,000

Terrier Finance, Inc.                                                                  12,000                   *     12,000

Prime Grieb                                                                             9,000                   *      9,000

Ghazi Allawi                                                                            8,519                   *      8,519

Pyramid Partners, LP                                                                    8,000                   *      8,000

Sachem Corporate Finance, Ltd.                                                          7,500                   *      7,500

Christopher D. Jennings                                                                 7,266                   *      7,266

Gary H. Stolzoff                                                                        7,009                   *      7,009

Gerald Rosen                                                                            7,000                   *      7,000

Abraxas Partners, Ltd.                                                                  6,000                   *      6,000

Philip Altheim                                                                          6,000                   *      6,000

Gary Barnett                                                                            6,000                   *      6,000

Denis Baylin                                                                            6,000                   *      6,000

I. Bibicoff, Inc., Pension Trust Fund                                                   6,000                   *      6,000


                                       58

Boel AS                                                                                 6,000                   *      6,000

Credit Lyonnais (Suisse) SA Geneva                                                      6,000                   *      6,000

Credit Suisse Zurich                                                                    6,000                   *      6,000

Owen H. Gassaway Trustee, FBO Owen H. Gassaway Trust                                    6,000                   *      6,000

David Greenberg, IRA                                                                    6,000                   *      6,000

David Greenberg and Susan Greenberg, Trustees FBO Greenberg and Panish,
a Prof. Corp. Def. Bene. Pension Plan 2/01/88                                           6,000                   *      6,000

Haaco AS                                                                                6,000                   *      6,000

David M. Hallman, Sr.                                                                   6,000                   *      6,000

Hapoalim Mayo Casa Bancaria                                                             6,000                   *      6,000

Allan B. Hechtman, Inc., Pension Plan & Trust                                           6,000                   *      6,000

Allan B. and Linda S. Hechtman, JTWROS                                                  6,000                   *      6,000

Trustees of the Hill Oldridge Ltd. Pension Fund                                         6,000                   *      6,000

Nils Otto Holmen                                                                        6,000                   *      6,000

P.B. Hubbard/J.D. Boden as Trustees of the Vector Trust                                 6,000                   *      6,000

Svein Huse                                                                              6,000                   *      6,000

Intergalactic Growth Fund, Inc.                                                         6,000                   *      6,000

Lenard E. Jacobson, MD, PC Profit Sharing Trust                                         6,000                   *      6,000

Robert Jones                                                                            6,000                   *      6,000

Mazin Kamouna                                                                           6,000                   *      6,000




                                       59


William A. Kamke and Dorothy S. Kamke, JTWROS                                          6,000                    *      6,000

A/S Kapitalutvikling                                                                   6,000                    *      6,000

Ronald Korn, IRA                                                                       6,000                    *      6,000

Pierre and Francoise Lambert                                                           6,000                    *      6,000

Metropolitan Finance Limited                                                           6,000                    *      6,000

John Bell Moran, Jr.                                                                   6,000                    *      6,000

Anne P. Newman and Harry Newman, Jr. JTWROS                                            6,000                    *      6,000

Scott Notowitz                                                                         6,000                    *      6,000

Oistein Nyberg                                                                         6,000                    *      6,000

Prime, Grieb & Co. Limited                                                             6,000                    *      6,000

RNB (France) Monaco                                                                    6,000                    *      6,000

Rigel AS                                                                               6,000                    *      6,000

Allan Rudnick, IRA                                                                     6,000                    *      6,000

J.R.L. Smith                                                                           6,000                    *      6,000

K.E. Smith                                                                             6,000                    *      6,000

Ivor Spiro                                                                             6,000                    *      6,000

Craig Taines                                                                           6,000                    *      6,000

Taines Family Limited Partnership                                                      6,000                    *      6,000

Southeast Research Partners                                                            4,500                    *      4,500

John T. Clarke                                                                         3,750                    *      3,750

Magne F. Aaby                                                                          3,000                    *      3,000

Birger Dalen                                                                           3,000                    *      3,000

John Heckler                                                                           3,000                    *      3,000

Norman Leben                                                                           3,000                    *      3,000

Svein A. Loken                                                                         3,000                    *      3,000

Steven Millner                                                                         3,000                    *      3,000

Asher Plaut and Evelyn Plaut, JTWROS                                                   3,000                    *      3,000

Svein-Erik Stiansen                                                                    3,000                    *      3,000

First National Fund                                                                    2,250                    *      2,250

Michael Morris                                                                         2,532                    *      2,532

Walter Prime                                                                           2,532                    *      2,532


                                       60

Peter R. McMullin                                                                      2,519                    *      2,519

Rudnick Living Trust DTD 7/22/91                                                       2,519                    *      2,519

Craig A. Blumberg                                                                      2,000                    *      2,000

Steven H. Marvin                                                                       2,000                    *      2,000

Daniel J. Marx                                                                         2,000                    *      2,000

Giant Trading Company                                                                  1,500                    *      1,500

Bank Julius Baer & Co.                                                                 1,260                    *      1,260

Cheviot Capital                                                                          750                    *        750

Value Investing Partners                                                                 750                    *        750

Joelle Jacobs                                                                            750                    *        750

Brill Securities                                                                         375                    *        375

------------------
* Less than 1%

FINANCIAL ADVISORY WARRANTS:

The following table sets forth certain information with respect to the beneficial ownership of the Advisory Warrants as of October 1, 1996, and as adjusted to reflect the sale of such Warrants offered by the holders thereof, none of whom hold any position with the Company nor own more than 5% of such warrants.

                                                          BEFORE OFFERING
                                                          ---------------
                                                                                        WARRANTS
NAME                                                 WARRANTS         PERCENT           OFFERED
----                                                 --------         -------           --------
Dan Purjes                                           30,010             *               30,010

Alan Jacobs                                          25,000             *               25,000

Kimberly A. Goguen                                   25,000             *               25,000

Peter Sheib                                           5,010             *                5,010

Lawrence Rice                                         4,990             *                4,990

Mathew Balk                                           3,880             *                3,880

Charles Roden                                         3,530             *                3,530

Michael Loew                                          1,325             *                1,325

Scott A. Weisman                                        445             *                  445

Paul Fitzgerald                                         365             *                  365

Sherwood P. Larkin                                      290             *                  290

Richard Sichenzio                                       155             *                  155

----------------
* Less than 1%

                              CERTAIN TRANSACTIONS

The Company requires that transactions with affiliates be made on terms that the Company believes are at least as favorable as those obtainable from unaffiliated third parties, and such transactions will be approved by a majority of the independent, disinterested directors.

1994 PRIVATE OFFERING

In October 1994, the Company completed a private offering of 420,570 shares of its Common Stock for gross proceeds of $982,000. A total of 26 investors purchased Common Stock in that private offering which began in July 1994, and the two largest investors therein were Company Directors Thomas Rader (256,774 shares; $350,000) and Luigi Salvaneschi (146,728 shares; $200,000). David Rush, one of the Company's directors, also invested in that private offering (36,683 shares; $50,000).

ACQUISITION OF RAILCARS

Rader Railcar II, Inc., a Colorado corporation ("RR-II") will be the Company's primary source of railcars for the Florida Fun-Train. RR-II is owned by Thomas
G. Rader, a Director and currently the largest shareholder of the Company. The Company entered into an agreement with RRI as of June 28, 1994, whereby such company produced the initial railcar for the Company. The total purchase price was $850,000. Title to the railcar was transferred to the Company on July 2, 1996. The Company believes the transaction for the purchase of the railcar was no less favorable to the Company than a similar transaction conducted with an unaffiliated third party.

On October 23, 1996 the Company contracted with RR-II for the design and production of up to 11 additional railroad cars all of which will be used for the Florida Fun-Train. The total cost of this equipment, including applicable sales taxes, is approximately $8.8 million. Pursuant to the RR-II contract the Company has made payments to RR-II of approximately $6.1 million. Delivery of various railcars is expected over a period of several months beginning in July 1997.

The terms of the transactions between the Company and RR-II have been determined by negotiations between RR-II and the Company's disinterested directors. Because of Mr. Rader's involvement, there is an inherent conflict of interest in this process; further, competitive bidding was not used for any of these railcar purchase agreements. The Company's Board of Directors believes that the terms of the agreements with RR-II for the construction of the Fun-Train railcars are commercially reasonable.

Mr. Rader and RR-II have agreed that for a five-year period they will not, directly or indirectly, engage in the design, marketing sale or lease of passenger railcars for the purpose of operating passenger entertainment, tourism or excursion trains in Florida.

RUSH AGREEMENTS

In June and July 1995, David Rush, a Director and shareholder of the Company, loaned an aggregate of $125,000 to the Company. The promissory note associated with this loan provided for simple interest at 18% and the obligation was personally guaranteed as to collection by Allen C. Harper, the Company's Chairman of the Board of Directors. At the time of the transaction, the Board of Directors (with Mr. Rush abstaining) concluded that the interest rate paid on this loan was reasonable and customary, given the financial condition of the Company and the current business environment, and that the terms of such loan were no less favorable than those for a similar transaction with a third party. The loan was repaid with the proceeds from the 1996 Private Placements.

In December 1996 David Rush agreed to remove from the market a certain parcel of real property located in Broward County, Florida, while the Company evaluated such property as a potential headquarters site. Pursuant to an understanding with Mr. Rush, the Company paid the mortgage expense as well as associated insurance costs and real property taxes related to the subject property for the period January through April 1997, which aggregated $32,922.

Separately, the Company has entered into a consulting arrangement with Mr. Rush whereby the Company will pay him a consulting fee of $1,000 per month (plus pre-approved travel and entertainment expenses) for consulting services which include, (i) assisting the Company in obtaining third party financing or other forms of financial support for the construction of the Florida Fun-Train's northern terminal on the GOAA property (Greater Orlando), and (ii) monitoring and facilitating appropriate contacts within the Florida state legislature with respect to any proposed legislation which may materially affect the Company's operations in Florida.

PURCHASE OF D&SNG FROM CHARLES E. BRADSHAW, JR.

On March 13, 1997, the Company purchased all of the capital stock of The Durango & Silverton Narrow Gauge Railroad Company ("D&SNG") from Charles E. Bradshaw, Jr. In connection with that transaction Mr. Bradshaw became a Director of the Company. The Company paid Mr. Bradshaw the following: (i) approximately $5 million in cash; (ii) $10.05 million in seller financing consisting of two promissory notes: a one-year note (subject to extension as described below) for $4.2 million which bears annual interest (payable monthly) at the 30-day commercial paper rate as published by THE WALL STREET JOURNAL plus 650 basis points per annum; and a five-year note for $5.85 million which bears interest at an annual rate of 9.25% which increases to 10%; (iii) 200,000 shares of common stock of the Company; and (iv) a common stock purchase warrant covering 1,610,000 shares exercisable at $3.50 per share. The Company has agreed to register for resale the 200,000 shares and the 1,610,000 shares underlying the aforementioned warrant. The term of the $4.2 million note may be extended by the Company, at its option, for an additional six months upon the occurrence of certain circumstances; at maturity this note is convertible by the holder thereof into common stock of the Company at a conversion rate equal to the then-closing sales price of the Company's common stock (not to exceed $5.00 per share); at the maturity date, should the noteholder elect to receive cash in full payment of the $4.2 million note (in lieu of conversion into common stock), then the Company may extend the maturity date for an additional eighteen months. The obligations represented by the Notes are secured by a second position on substantially all of the assets of D&SNG. The purchase price for the acquisition of D&SNG was determined in arms-length negotiations between the Company and Mr. Bradshaw.

In December 1996, the Board of Directors voted (with Mr. Harper abstaining) to indemnify Mr. Harper in connection with his agreement to guaranty up to $4.2 million in Company obligations to the Seller of D&SNG. The amount of this personal guarantee was increased to $10.05 million and delivered at the closing of the purchase of D&SNG on March 13, 1997. In connection with this guaranty, the Company also agreed to pay Mr. Harper an annual guarantee fee of $35,000 (net of taxes) for so long as his personal guarantee remains outstanding. In addition, the Company has agreed to indemnify Mr. Monteleone in connection with his personal guaranty of certain obligations of the Company as described under "Executive Remuneration - Employment Contracts," above.

GARFIELD AGREEMENTS

On November 7, 1996, Eugene K. Garfield resigned as a Director and Vice Chairman of the Board. On November 11, 1996, the Company negotiated a severance package with Mr. Garfield which includes, among other things, (i) the payment of $50,000 to Mr. Garfield which represents the balance of his employment agreement (which was to have expired February 16, 1997) along with applicable vacation pay, (ii) mutual releases, and (iii) the modification and continuation of certain non-disclosure and non-competition provisions of Mr. Garfield's terminated employment agreement.

During fiscal 1995, the Company leased approximately 250 square feet of office space from Mr. Garfield for a total annual rental of $6,500.

COMPENSATION TO PLACEMENT AGENT

In connection with the 1996 Private Placements, the Company paid Capital Growth (as the placement agent for such Private Placements) an aggregate cash commission of $1,352,109.17 and paid Capital Growth a nonaccountable expense allowance of $338,027.29.

In connection with the April 1996 closing of the Private Placements, the Company issued to Capital Growth and its designee Alan Jacobs an aggregate of 750,000 shares of the Company's Common Stock; in addition, the Company issued an aggregate of 650,000 Series A Warrants, 260,774 warrants directly to Capital Growth and the balance (389,226 warrants) to 22 designees. These Shares and Series A Warrants are included in this Offering.

The Company agreed to indemnify Capital Growth against certain liabilities in connection with the above-described private placements, including liabilities under the Securities Act.

On April 26, 1996, the Company retained Capital Growth for a period of twenty-four months (the "Advisory Period") at a fee of $5,000 per month, to render various financial advisory services thereto, and specified fees for additional financings and other transactions. Further, Capital Growth will be paid a warrant advisory fee equal to five (5%) percent of the exercise price of the warrants if it solicits the exercise of such warrants. The Company has agreed not to solicit the exercise of the warrants other than through Capital Growth. This Agreement was amended on December 5, 1996, to extend the term to October 26, 1999, and to pay in full all monthly fees then owed or which would be owed through the extended term with the issuance of 52,500 shares of Common Stock. These shares were issued in February 1997, and are included as part of this Offering.

NANOVSKY AGREEMENT

William T. Nanovsky served as Vice President, Secretary, Treasurer and Chief Financial Officer of the Company pursuant to an August 1996 employment agreement. On May 6, 1997, Mr. Nanovsky resigned from his position with the Company, and the Company and Mr. Nanovsky entered into a severance package, which includes compensation for the three-month period beyond the one-year expiration date (August 5, 1997).

                            DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized common stock of the Company consists of 100,000,000 shares of Common Stock, $.001 par value. Each holder of Common Stock is entitled to one vote per share on all matters on which shareholders are entitled to vote, and the holders of the Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Common Stock are entitled to share equally in dividends from sources legally available therefor when, as and if declared by the Board of Directors and, upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company available for distribution to shareholders after distribution of assets to creditors and holders of securities with priority over the holders of the Common Stock. The ability to pay dividends on the Common Stock is restricted, however, by the terms of the Convertible Secured Notes of the Company (described below) and the Notes offered hereby. All outstanding shares of Common Stock are validly authorized and issued, fully paid and nonassessable, and all shares to be sold and issued as contemplated hereby will be validly authorized and issued, fully paid and nonassessable.

PREFERRED STOCK

The Company's Articles of Incorporation authorize the issuance of 500,000 shares of Preferred Stock, $.001 par value (the "Preferred Stock"). The Preferred Stock may be issued in series from time to time with such designation, rights, preferences and limitations as the Board of Directors may determine by resolution. The rights, preferences and limitations of separate series of Preferred Stock may differ with respect to such matters as may be determined by the Board of Directors, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any) and voting rights. The potential exists, therefore, that preferred stock might be issued which would grant dividend preferences and liquidation preferences to preferred shareholders over common shareholders. Unless the nature of a particular transaction and applicable statute require such approval, the Board of Directors has the authority to issue these shares without shareholder approval. The issuance of Preferred Stock may have the effect of delaying or preventing a change in control of the Company without any further action by shareholders.

SERIES A REDEEMABLE WARRANTS

The following is a brief summary of certain provisions of the Series A Redeemable Warrants ("Series A Warrants"), but such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the subject warrant certificates, a specimen of which is available at the Company's offices. There are 3,962,773 Series A Warrants currently outstanding.

Each Series A Warrant entitles the registered holder to purchase one share of Common Stock at an initial exercise price of $3.50 per share (subject to adjustment for stock splits, combinations and reclassifications) at any time prior to redemption from the date of issuance (April 26 or May 9, 1996) until two years thereafter. The exercise price of each Series A Warrant bears no relationship to any objective criteria of value and should in no event be regarded as an indication of any future market price of the securities offered hereby. Provided that the applicable Circumstances exist (described below), all, but not less than all, of the Series A Warrants may be redeemed by the Company at $.10 per share on thirty days' notice at any time, but only after October 26, 1996 and if the market price (as described below) for the Common Stock exceeds $5.00 per share. The "Circumstances" shall exist if (i) the subject securities underlying the Series A Warrants are registered under the Securities Act and applicable state "blue sky" laws, (ii) a current Prospectus is then available for the sale of the securities, and (iii) the closing bid price of the Common Stock as reported by Nasdaq, the OTC Bulletin Board, or such other market on which the Common Stock is then traded, exceeds $5.00 per share for the twenty consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption or prepayment, as the case may be.

Each Series A Warrant may be exercised by surrendering the warrant certificate, with the subscription form attached to the warrant certificate properly completed and executed, together with payment of the exercise price. The Series A Warrants may be exercised in whole or from time to time in part. If less than all of the Warrants evidenced by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining number of Series A Warrants.

The Series A Warrants do not confer upon the holders thereof any voting, dividend or other rights as shareholders of the Company.

The Series A Warrants are not exercisable unless, at the time of the exercise,
(i) the Company has a current Prospectus covering the shares of Common Stock issuable upon the exercise of such warrants, and such shares have been registered, or qualified under the securities laws of the state of residence of the exercising holder of such warrants, unless such exercise is deemed to be exempt under federal and applicable state securities laws.

FINANCIAL ADVISORY WARRANTS

The following is a brief summary of certain provisions of the Financial Advisory Warrants ("Advisory Warrants"), but such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the warrant certificates, a specimen of which is available at the Company's offices. There are 100,000 Advisory Warrants currently outstanding.

Each Advisory Warrant entitles the registered holder to purchase one share of Common Stock at an initial exercise price of $2.50 per share (subject to adjustment for stock splits, combinations and reclassifications) at any time for a period of five years from the date of issuance (February 1996). The exercise price of each Advisory Warrant bears no relationship to any objective criteria of value and should in no event be regarded as an indication of any future market price of the securities offered hereby.

Each Advisory Warrant may be exercised by surrendering the warrant certificate, with the subscription form attached to the warrant certificate properly completed and executed, together with payment of the exercise price. The Advisory Warrants may be exercised in whole or from time to time in part. If less than all of the Warrants evidenced by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining number of Advisory Warrants.

The Advisory Warrants do not confer upon the holders thereof any voting, dividend or other rights as shareholders of the Company.

The Advisory Warrants are not exercisable unless, at the time of the exercise, the Company has a current Prospectus covering the shares of Common Stock issuable upon the exercise of such warrants, and such shares have been registered, or qualified under the securities laws of the state of residence of the exercising holder of such warrants, unless such exercise is deemed to be exempt under federal and applicable state securities laws.

BRADSHAW WARRANTS

In connection with the Durango Acquisition, the seller, Charles E. Bradshaw, Jr., was issued warrants covering 1,610,000 shares of the Company's Common Stock. The warrants expire in March 2003; otherwise the terms thereof are substantially similar to the terms of the Series A Warrants. A specimen of the Bradshaw Warrants is available at the Company's offices.

CONVERTIBLE SECURED NOTES

The following is a brief summary of certain provisions of the Convertible Secured Notes (the "Secured Notes"), but such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the Secured Notes, a specimen of which is available at the Company's offices.

         MATURITY; INTEREST - The principal amount of the Secured Notes, together with any accrued but unpaid interest thereon, is due and payable sixty
(60) months from April 26, 1996, unless converted by the holder or prepaid by the Company. The Secured Notes bear interest at a rate of 10% per annum. Interest is paid semi-annually on April 30th and October 31st, which commenced on October 31, 1996.

         CONVERSION OPTION - All, but not less than all, of the principal amount and accrued but unpaid interest on each Secured Note may be converted at the option of the holder at any time prior to maturity or prepayment into Common Stock at a conversion price of $3.50 per share (subject to adjustment for stock splits, combinations and reclassifications).

         PREPAYMENT - All, but not less than all, of the outstanding principal amount of the Secured Notes may be prepaid at the option of the Company (a) provided that the applicable Circumstances (as defined below) exist and the threshold price is $5.00, or (b) at any time, provided that for each $3.50 in principal amount of each Note that is prepaid, the Company shall issue to the holder thereof one Series A Warrant (described above).

         CIRCUMSTANCES - The "Circumstances" shall exist if (i) the Securities are registered under the Act and applicable state "blue sky" laws, (ii) a current prospectus is then available for the sale of the Securities, and (iii) the closing bid price of the Common Stock as reported by Nasdaq, the OTC Bulletin Board, or such other market on which the Common Stock is then traded, exceeds the applicable threshold price for the twenty consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption or prepayment, as the case may be. Threshold price with respect to the prepayment of the Secured Notes shall be $5.00 per share, and with respect to the redemption of the Series A Warrants shall be $3.50 per share.

         ESCROW ACCOUNT - The Company has irrevocably deposited into an escrow account with the Escrow Agent, to meet the Company's obligations to repay the principal amount of the Secured Notes, (i) on the third anniversary of the closing of the Minimum Offering, an amount equal to 33 1/3% of the aggregate principal amount of the Secured Notes then outstanding, and (ii) quarterly thereafter until and including maturity, an amount equal to 8 1/3% of the aggregate principal amount of the Secured Notes then outstanding at maturity.

         COLLATERALIZATION - The Company's obligations to make payments of interest on and principal of the Secured Notes will be secured by a security interest in all the assets of the Company pursuant to a general security agreement.

         COVENANTS - The Company has covenanted that, so long as the Secured Notes are outstanding, to: (a) promptly pay principal and interest, when due;
(b) maintain its corporate existence and keep its various rights and franchises in good standing; (c) keep its properties and equipment in good repair; (d) promptly pay or discharge all taxes, assessments and governmental charges; (e) comply with all applicable federal, state and local laws and regulations; (f) represent as to the truth, accuracy and completeness of the disclosure set forth in the Memorandum and that the financial information contained therein is presented fairly and in accordance with generally accepted accounting principles, and that there has been no material change in its business; (g) not pay or declare any dividend or distribution on its equity securities, or purchase, redeem or acquire such securities, except under certain circumstances;
(h) limit "insider" or affiliate transactions with the Company to those which are on terms which are fair to the

Company and which are reasonably similar to, or more beneficial to the Company; and (i) not create or incur future liens or encumbrances on its assets or properties, except as permitted by the subject general security agreement.

         EVENTS OF DEFAULT - The following events shall constitute events of default under the Secured Notes: (a) if the Company defaults in the payment or performance under the Secured Notes, the General Security Agreement, or the applicable escrow agreement; (b) if any warranties or representations made in the foregoing agreements are untrue; (c) if the subject collateral suffers an uninsured loss or substantial damage, or is the subject of levy, seizure, attachment or garnishment; (d) if the Company is dissolved or liquidated or fails to maintain its corporate existence; (e) if the Company is the subject of bankruptcy, insolvency or reorganization proceedings; (f) if the Company ceases its usual business; (g) if an enforcement proceeding is brought against the Company with respect to any of its property; or (h) if a receiver or trustee is sought against the Company, or its property, which is not promptly dismissed.

CONVERTIBLE SUBORDINATED NOTES

For a brief summary of certain provisions of the convertible subordinated notes, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity."

                              PLAN OF DISTRIBUTION

This Prospectus covers the sale of Shares and Warrants by the Selling Shareholders. See "Principal and Selling Shareholders." Any distribution of the Shares by the Selling Shareholders, or by their pledgees, donees, transferees or other successors in interest, may be effected from time to time in one or more of the following transactions: (a) to underwriters who will acquire securities for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may change from time to time); (b) through brokers, acting as principal or agent, in transactions (which may involve block transactions) on the Nasdaq SmallCap Market or on one or more exchanges on which the securities are then listed, in special offerings, exchange distributions pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; (c) directly or through brokers or agents in private sales at negotiated prices; or (d) by any other legally available means.

The Company will not receive any proceeds from the sale of the Shares and Warrants offered hereby. The aggregate proceeds to the Selling Shareholders from the securities offered hereby will be the offering price less applicable commissions or discounts, if any. There is no assurance that the Selling Shareholders will sell any of the securities offered hereby.

The Selling Shareholders and such underwriters, brokers, dealers or agents, upon effecting a sale of securities, may be considered "underwriters" as that term is defined in the Securities Act. Sales effected through agents, brokers or dealers will ordinarily involve payment of customary brokerage commissions although some brokers or dealers may purchase such shares as agents for others or as principals for their own account. The Selling Shareholders will pay any sales commissions or other sellers' compensation applicable to such transactions. A portion of any proceeds of sales and discounts, commissions or other sellers' compensation may be deemed to be underwriting compensation for purposes of the Securities Act.

Pursuant to applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any person engaged in the distribution of the securities offered hereby may not simultaneously engage in market making activities for the Common Stock for a period of two business days prior to the commencement of such distribution. In addition, each Selling Shareholder and any other person who participates in a distribution of the securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Rules 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and may affect the marketability of the securities and the ability of any person to engage in market making activities for the Common Stock.

At the time a particular offering of securities is made, to the extent required, a Prospectus supplement will be distributed which will set forth the number of securities being offered and the terms of the offering, including the purchase price or the public offering price, the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriters for securities purchased from the Selling Shareholders, any discounts, commissions and other items constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

In order to comply with the securities laws of certain states, if applicable, the securities will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless the securities have ben registered or qualified for sale in such state or an exemption from registration or qualification is available and the conditions of such exemption have been satisfied.

The Company has agreed that it will bear all costs, expenses and fees in connection with the registration or qualification of the securities under federal and state securities laws. The Company and each Selling Shareholder have agreed to indemnify each other and certain other persons against certain liabilities in connection with the offering of the securities, including liabilities arising under the Securities Act.

                                  LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for the Company by Olle, Macaulay & Zorrilla, P.A., Miami, Florida, which is the beneficial owner of 6,440 shares of Common Stock of the Company. Dennis J. Olle, a shareholder of that firm, is the beneficial owner of 1,714 shares of the Common Stock of the Company.

                                     EXPERTS

The financial statements of the Company included in this Prospectus for the year ended December 31, 1996, eight months ended December 31, 1995, and for the cumulative period from February 14, 1994 (incorporation) through December 31, 1996, has been audited by BDO Seidman LLP, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and is included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

The financial statements of D&SNG included in this Prospectus for the years ended December 31, 1996 and 1995, have been audited by BDO Seidman LLP, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and is included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

On May 6, 1996, the Company's Board of Directors voted to engage BDO Seidman, LLP to act as the Company's independent certified public accountants, thereby discharging Hansen, Barnett & Maxwell, P.C. (Salt Lake City, UT). The former accountants' reports for the Company's last two fiscal years prior to their termination did not contain any adverse opinion, or disclaimer of opinion, nor were any such reports modified as to uncertainty, audit scope or accounting principles. There have been no disagreements between the Company and the former accountants with regard to any matters which would have caused such accountants to make reference to the subject matter thereof with their report.

                             ADDITIONAL INFORMATION

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and 13th Floor, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

The Company has filed with the Commission a registration statement (the "Registration Statement") under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, which may be inspected without charge at the Commission's public reference facility at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and upon request at its above-described Regional Offices. Copies of the Registration Statement may be obtained from the Commission at its public reference facility upon payment of prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, where the contract or other document has been filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by reference to the applicable documents filed with the Commission.

In addition, reports and other information concerning the Company may be inspected at the offices of the Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                                                   FIRST AMERICAN RAILWAYS, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                                          INDEX
===============================================================================

                                                                         PAGE
                                                                       --------

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                      F - 2

CONSOLIDATED BALANCE SHEETS                                             F - 3

CONSOLIDATED STATEMENTS OF OPERATIONS                                   F - 4

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)               F - 5

CONSOLIDATED STATEMENTS OF CASH FLOWS                                   F - 6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                              F - 8

===============================================================================

                                                        THE DURANGO & SILVERTON
                                                  NARROW GAUGE RAILROAD COMPANY

                                                                       CONTENTS

===============================================================================
                                                                        PAGE
                                                                       --------

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT                       F - 22

FINANCIAL STATEMENTS
      Balance sheet                                                     F - 23
      Statements of operations                                          F - 25
      Statements of stockholders' equity                                F - 26
      Statements of cash flows                                          F - 27
      Summary of accounting policies                                    F - 28
      Notes to financial statements                                     F - 30

==============================================================================

                                                   FIRST AMERICAN RAILWAYS, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of First American Railways, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of First American Railways, Inc. (a development stage company) as of December 31, 1996 and the related statements of operations, stockholders' equity (deficit) and cash flows for the year then ended, the eight months ended December 31, 1995 and the cumulative period from February 14, 1994 (incorporation) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First American Railways, Inc., (a development stage company) as of December 31, 1996 and the results of its operations and its cash flows for the year then ended, the eight months ended December 31, 1995 and the cumulative period from February 14, 1994 (incorporation) through December 31, 1996 are in conformity with generally accepted accounting principles.

                                                          /s/ BDO Seidman, LLP
                                                          --------------------
                                                          BDO Seidman, LLP


Miami, Florida
January 14, 1997, except for Note 9
which is as of March 13, 1997



                                                  FIRST AMERICAN RAILWAYS, INC.
                                                  (A DEVELOPMENT STAGE COMPANY)

                                                    CONSOLIDATED BALANCE SHEETS


                                                                             MARCH 31,         DECEMBER 31,
                                                                                 1997                 1996
                                                                           (UNAUDITED)
--------------------------------------------------------------------------------------------------------------
ASSETS
CURRENT:
   Cash                                                                $    5,087,692         $  7,174,020
   Restricted cash                                                            434,997              430,834
--------------------------------------------------------------------------------------------------------------
   Cash and cash items                                                      5,522,689            7,604,854
   Inventories                                                                750,000                    -
   Prepaids and other                                                         202,521              255,372
--------------------------------------------------------------------------------------------------------------
Total current assets                                                        6,475,210            7,860,226

Fixed assets, net                                                          33,528,701            2,413,320
Deposit for acquisition                                                             -            2,000,000
Deferred loan costs and other assets, net                                   1,059,702              867,107
--------------------------------------------------------------------------------------------------------------

                                                                       $   41,063,613         $ 13,140,653
--------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT:
   Accounts payable                                                    $      503,615         $    166,722
   Accrued liabilities                                                      1,195,369              459,561
   Current maturities of long-term debt                                       900,000                    -
--------------------------------------------------------------------------------------------------------------
Total current liabilities                                                   2,598,984              626,283
Long-term debt                                                             25,900,682            8,250,682
--------------------------------------------------------------------------------------------------------------
Deferred income taxes and other                                             8,328,765                    -
--------------------------------------------------------------------------------------------------------------
Total liabilities                                                          36,828,431            8,876,965
--------------------------------------------------------------------------------------------------------------

Commitments and contingencies                                                       -                    -
--------------------------------------------------------------------------------------------------------------

Stockholders' equity (deficit):
   Preferred stock ($.001 par value, 500,000 shares authorized)                     -                    -
   Common stock ($.001 par value, 100,000,000 shares authorized),
      9,355,778 and 9,061,078 shares issued and outstanding                     9,355                9,061
   Additional paid-in capital                                               8,984,046            8,189,798
   Deficit accumulated during the development stage                        (4,758,219)          (3,935,171)
--------------------------------------------------------------------------------------------------------------

Total shareholders' equity                                                  4,235,182            4,263,688
--------------------------------------------------------------------------------------------------------------

                                                                       $   41,063,613         $ 13,140,653
--------------------------------------------------------------------------------------------------------------
                   SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.



                                                  FIRST AMERICAN RAILWAYS, INC.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                                        STATEMENT OF OPERATIONS



================================================================================================================================



                                       CUMULATIVE FROM
                                      FEBRUARY 14, 1994                                                              FOR THE
                                       (INCORPORATION)          FOR THE THREE MONTHS                              EIGHT MONTHS
                                          THROUGH,                  ENDED MARCH 31,            FOR THE YEAR          ENDED
                                      MARCH 31, 1997          1997              1996          ENDED DECEMBER 31,  DECEMBER 31,
                                      (UNAUDITED)          (UNAUDITED)       (UNAUDITED)           1996               1995
-------------------------------------------------------------------------------------------------------------------------------
EXPENSES:
  Salaries and payroll taxes          $  1,919,554        $    368,005        $   69,249      $      946,750        $  242,007
  General and administrative               989,473             265,906            73,141             522,237           125,723
  Interest, net                            225,591              39,601               624             166,911            19,079
  Professional and consulting fees         348,563              54,690                 -             234,501            46,802
  Legal and accounting fees                246,477              24,829            12,450             217,733             3,464
  Marketing study                          176,800                   -                 -             176,800                 -
  Trackage rights expenses                  63,079              16,972                 -              46,107                 -
  Amortization of deferred loan costs      270,384              49,662                 -             220,722                 -
  Depreciation                              11,735               3,383               530               6,172             1,088
  Expenses from offerings not completed    506,563                   -            36,000              57,829           282,250
-------------------------------------------------------------------------------------------------------------------------------

Total expenses                           4,758,219             823,048           191,994           2,595,762           720,413
-------------------------------------------------------------------------------------------------------------------------------

Net loss, representing deficit
   accumulated during the
   development stage                 $  (4,758,219)       $   (823,048)       $ (191,994)      $  (2,595,762)      $  (720,413)
-------------------------------------------------------------------------------------------------------------------------------

Weighted average number of
   common shares outstanding                     -           9,116,911         4,275,000           7,623,050         4,275,000
-------------------------------------------------------------------------------------------------------------------------------

Net loss per common share                        -              ($0.09)          ($0.04)               ($.34)            ($.17)

-------------------------------------------------------------------------------------------------------------------------------
The Company had no operating activities from February 14, 1994 (incorporation)
through April 30, 1994.



                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.


                                                  FIRST AMERICAN RAILWAYS, INC.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                   STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   DEFICIT
                                                               COMMON STOCK                     ADDITIONAL        ACCUMULATED
                                                     ---------------------------------            PAID-IN         DURING THE
                                                       SHARES                 AMOUNT               CAPITAL     DEVELOPMENT STAGE
===================================================================================================================================

Balance at February 14, 1994 and
  April 30, 1994                                                 -       $         -         $         -      $        -
Initial capitalization for cash at $0.0046
   per share (Note 5(b))                                 3,854,430             3,854              14,146               -
Issuance of common stock for cash
   at $2.29 per share, net of offering
   costs of $20,965 (Note 5(c))                            420,570               421             960,614               -
Capital contribution - forgiven salaries                         -                 -             136,000               -
Net loss                                                         -                 -                   -        (618,996)
-------------------------------------------------------------------------------------------------------------------------------
Balance at April 30, 1995                                4,275,000             4,275           1,110,760        (618,996)
Net loss                                                         -                 -                   -        (720,413)
-------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1995                             4,275,000             4,275           1,110,760      (1,339,409)
Issuance of common stock in connection
   with Stage I offering, net of
   offering costs of $11,692 (Note 7)                      375,004               375              42,933               -
Issuance of common stock in connection
   with Stage II offering, net of offering
   costs of $1,247,967 (Note 7)                          4,050,274             4,050           6,998,666               -
Merger with Asia-America Corporation
   (Note 5(a))                                             350,000               350                (350)              -
Issuance of common stock to officer (Note 4(a))             10,800                11              37,789               -
Net loss                                                         -                 -                   -      (2,595,762)
-------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1996                             9,061,078             9,061           8,189,798      (3,935,171)
Issuance of common stock and warrant
  for  acquisition (Note 9) (unaudited)                    200,000               200             544,700               -
Issuance of common stock and options for
  salaries, consulting fees and deferred loan
  costs (unaudited)                                         94,700                94             238,608               -
Reduction of stock issuance costs (unaudited)                    -                 -              10,940               -
Net loss  (unaudited)                                            -                 -                   -        (823,048)
-------------------------------------------------------------------------------------------------------------------------------

Balance at March 31, 1997 (unaudited)                    9,355,778      $      9,355        $  8,984,046    $ (4,758,219)
-------------------------------------------------------------------------------------------------------------------------------


                                                   FIRST AMERICAN RAILWAYS, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                        STATEMENTS OF CASH FLOWS

----------------------------------------------------------------------------------------------------------------------------------






                                                   CUMULATIVE FROM
                                                  FEBRUARY 14, 1994
                                                   (INCORPORATION)     FOR THE THREE MONTHS                          FOR THE EIGHT
                                                       THROUGH            ENDED MARCH 31         FOR THE YEAR ENDED  MONTHS ENDED
                                                   MARCH 31, 1997       1997            1996       DECEMBER 31,      DECEMBER 31,
                                                    (UNAUDITED)     (UNAUDITED)     (UNAUDITED)         1996             1995
----------------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES:
   Net loss                                        $ (4,758,219)   $   (823,048)   $   (191,994)   $ (2,595,762)   $   (720,413)
  Adjustments to reconcile net loss to
   net cash used by operating activities:
  Salaries forgiven                                     136,000              --              --              --              --
  Depreciation                                           11,735           3,383             530           6,172           1,088
  Amortization of deferred loan costs                   270,384          49,662              --         220,722              --
  Write-off of deferred offering costs                   25,000              --              --              --          25,000
  Salaries and consulting fees paid in
    common stock                                         74,314          36,514              --          37,800              --
  Changes in assets and liabilities excluding
    effects of acquisition:
  Increase in restricted cash                          (434,997)         (4,163)             --        (430,834)             --
  Increase (decrease) in prepaids and other             (42,521)         68,859              --        (253,692)             --
  Increase (decrease) in accounts payable                99,325         (67,397)        (96,076)        (29,354)        173,954
  Increase (decrease) in accrued liabilities            304,222        (155,339)        (11,925)        338,591         120,970
----------------------------------------------------------------------------------------------------------------------------------
  Total adjustments                                     443,462         (68,481)       (107,471)       (110,595)        321,012
----------------------------------------------------------------------------------------------------------------------------------
  Net cash used by operating activities              (4,314,757)       (891,529)       (299,465)     (2,706,357)       (399,401)
----------------------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES:
  Capital expenditures                               (4,075,771)     (1,654,099)             --      (2,063,500)             --
  Cash paid for acquisition                          (5,604,938)     (3,460,946)             --      (2,000,000)             --
----------------------------------------------------------------------------------------------------------------------------------
  Net cash used in investing activities              (9,680,709)     (5,115,045)             --      (4,063,500)             --
----------------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES:
   Borrowings from related parties                      338,388              --              --          68,388         270,000
   Repayments of notes payable to
     related parties and others                        (338,388)             --              --        (333,388)         (5,000)
   Net proceeds from issuance of
     notes payable                                   17,195,682       8,500,000         445,000       8,695,682              --
   Repayment of notes payable                        (4,795,128)     (4,350,128)             --        (445,000)             --
   Payment of loan costs and other assets            (1,328,395)       (240,566)        (94,599)     (1,087,829)             --
   Net proceeds from issuance of common stock         8,035,999          10,940          43,308       7,046,024              --
   Payment of offering costs                            (25,000)             --              --              --              --
----------------------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities            19,083,158       3,920,246         393,709      13,943,877         265,000
----------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash                       5,087,692      (2,086,328)             --       7,174,020        (134,401)
Cash at beginning of period                                  --       7,174,020              --              --         134,401
Cash at end of period                              $  5,087,692    $  5,087,692    $     94,244       7,174,020              --
----------------------------------------------------------------------------------------------------------------------------------


                                      F-6



                                                   FIRST AMERICAN RAILWAYS, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                        STATEMENTS OF CASH FLOWS












----------------------------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURES:
   Cash paid for interest                          $    542,731    $         --    $         --    $    542,731      $       --
   Fees and salaries paid in common stock               102,188         102,188              --              --              --
   Prepaids paid in common stock                        100,000         100,000              --              --              --
   Common stock and warrant
     issued for acquisition                             544,900         544,900              --              --              --
----------------------------------------------------------------------------------------------------------------------------------


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS


                                                  FIRST AMERICAN RAILWAYS, INC.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                                  NOTES TO FINANCIAL STATEMENTS

        UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996



1.  SUMMARY OF      ORGANIZATION AND BUSINESS
    SIGNIFICANT
    ACCOUNTING       First American  Railways,  Inc. ("the Company") was
    POLICIES         incorporated on February 14, 1994,  in the state of
                     Florida. The Company is a development stage entity, organized for the purpose of constructing, acquiring and marketing entertainment based passenger trains. Initially the Company intends to initiate service between Ft.
                     Lauderdale and Orlando and subsequently to other parts of the United States and internationally. On March 13, 1997
                     (March 31, 1997 for financial reporting purposes) the Company acquired a tourist destination train ("scenic railroad") (Note 9) and subsequently will not be a development stage entity. The balance sheet of the scenic railroad is included in the accompanying financial statements and the operating results will begin to be included in the Company's financial statements on April 1, 1997. The operations for the period from March 13, 1997 to March 31, 1997 were not material.

                    PREPARATION OF FINANCIAL STATEMENTS

                     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    FIXED ASSETS AND DEPRECIATION

                     Fixed assets are stated at cost less accumulated depreciation. Office and computer equipment are depreciated on the straight line basis over 3 to 5 years. Assets held for future use will be depreciated beginning at the time they are placed into service.

                                                  FIRST AMERICAN RAILWAYS, INC.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                                  NOTES TO FINANCIAL STATEMENTS

        UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996



                    OFFERING COSTS

                     Costs incurred in connection with the Company's efforts to obtain additional financing through a public offering or private placement of securities are deferred and offset against the proceeds in stockholders' equity or charged to operations if an offering or placement is unsuccessful.

                    IMPAIRMENT

                     On January 1, 1996, the Company adopted Summary of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS No. 121"). SFAS No. 121 requires, among other things, impairment loss of assets to be held and gains or losses from assets that are expected to be disposed of be included as a component of income from continuing operations before taxes on income. During 1996 there have been no write-downs required in the accompanying financial statements.

                    STOCK-BASED COMPENSATION

                     Stock-based compensation is accounted for by using the intrinsic value based method in accordance with Accounting Principles Board Opinion No 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has adopted Statements of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS No. 123") which allows companies to either continue to account for stock-based compensation using APB 25, or to adopt a fair value based method of accounting. The Company intends to continue with its current method of accounting in accordance with APB 25 for employees, but has made the required proforma disclosures in accordance with SFAS No. 123.

                    FINANCIAL INSTRUMENTS

                     The carrying value of financial instruments including accounts and notes payable approximate their fair value at December 31, 1996.

                                                  FIRST AMERICAN RAILWAYS, INC.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                                  NOTES TO FINANCIAL STATEMENTS

        UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996



                    INTEREST

                     Interest is capitalized to constructed assets during their construction period and is depreciated over their useful lives.


                    INCOME TAXES

                     The Company has no income since inception and accordingly has not provided for income taxes.

                    NET LOSS PER COMMON SHARE

                     Net loss per common share is based on the weighted average number of shares of common stock outstanding, as adjusted for the effects of the application of Securities and Exchange Commission Staff Accounting Bulletin ("SAB") No.
                     83. Pursuant to SAB No. 83, common stock issued by the Company at a price less than the contemplated public offering price is treated as outstanding for all periods presented. Stock options and warrants outstanding are not included since the effects of such inclusion would be anti-dilutive.

                    UNAUDITED FINANCIAL STATEMENTS

                     The interim financial statements as of March 31, 1997 and for the three months ended March 31, 1997 and 1996 and for the cumulative period from February 14, 1994 (incorporation) through March 31, 1997 are unaudited. In the opinion of management, such statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position, results of operations and changes in cash flows. The results of operations for the three months ended March 31, 1997 are not necessarily indicative of the results for the entire year.

                                                  FIRST AMERICAN RAILWAYS, INC.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                                  NOTES TO FINANCIAL STATEMENTS

        UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996



2. FIXED ASSETS,     The Company's fixed assets at December 31, 1996 are
   NET               summarized as follows:
                     Railcar held for future use                     $ 810,000
                     Construction in process (Note 4 (b))            1,567,203
                     Office and computer equipment                      44,469
                                                                   -----------
                                                                     2,421,672
                     Less accumulated depreciation                      (8,352)
                                                                   -----------
                                                                    $2,413,320
                                                                   ===========

                     Pursuant to an agreement with Rader Railcar, Inc., a company owned by a director and shareholder, the Company had a railcar constructed at a cost of $850,000. The Company took delivery of the railcar on April 28, 1995 and at that time assumed the full risk of loss of such car. The balance was paid in June 1996 at which time title passed to the Company. In April 1996, Rader Railcar, Inc. entered into a lease agreement with Great Canadian Railtour Co. to lease the railcar for a period of seven months for $10,000 per month. In June 1996, the remaining proceeds of the lease were assigned to the Company and therefore, the Company received monthly lease payments of $10,000 through September 1996. Since this leasing activity is not the intended use of the railcar, the rental payments aggregating $40,000 were recorded as a reduction in the cost of the railcar. During 1996, interest of approximately $92,000 was capitalized as part of the cost of construction of the railcars (Note 4(b)).

3. INCOME TAXES      At  December 31, 1996, the Company had an accumulated net
                     loss of approximately $4,000,000 for financial reporting purposes. In general, expenses incurred during the development stage are capitalized for tax purposes as pre-operating expenses and are amortizable over a 60 month period commencing with the month in which active business begins.

                     The use of the losses is limited to future taxable earnings of the Company. For financial reporting purposes, the deferred tax asset of approximately $1,500,000 resulting from the future amortization of capitalized pre-operating expenses has been entirely offset by a

                                                  FIRST AMERICAN RAILWAYS, INC.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                                  NOTES TO FINANCIAL STATEMENTS

        UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996



                     valuation allowance.

4. COMMITMENTS    a) In 1996, the Company entered into one year employment
   AND               agreements with seven of the officers of the Company to
   CONTINGENCIES     provide for annual aggregate initial base compensation of
                     $705,000 and payments in certain circumstances following a "change in control" of the Company. In addition, non-qualified stock options were granted to purchase 71,000 shares of common stock at the market price at the date of grant (ranging from $3.06 to $4.75 per share) of which 25,665 vest immediately with the remaining 45,335 vesting equally in two annual increments. Additionally, in July
                     1996, the Company entered into a three year employment agreement with its President and Chief Operating Officer.
                     The agreement provides for an initial annual base salary of $150,000 and a minimum annual bonus of $25,000 with minimum increases in the base salary to $175,000 on January 1, 1997, $189,000 on January 1, 1998 and $204,120 on January
                     1, 1999. In addition, nonqualified stock options will be granted annually to purchase a minimum of 30,000 shares of common stock.

                     In connection with this agreement, in July 1996 the Company issued 10,800 shares of common stock and granted options to purchase 30,000 shares at $3.50 per share. In February 1997, the Board of Directors voted to amend this agreement. (Note 9)

                  b) In October 1996, the Company entered into an agreement
                     with Rader Railcar II, Inc. ("RRI"), a company owned by a director and shareholder, for design and production of up to eleven additional railcars for a total cost of approximately $8,800,000. Pursuant to the agreement the Company made a down payment of $1,400,000 to RRI. The agreement provides for delivery of various railcars over a period of several months beginning June 1997.

                  c) In October 1996, the Company signed an agreement with
                     CSX Transportation, Inc. ("CSXT") for use of its tracks between West Palm Beach and Orlando to be used for the operation of the Florida Fun-Train. The agreement with CSXT provides, in part, that the Company will pay CSXT the greater of $20 per train mile, or 16% of the Company's gross ticket revenue (less discounts) from the Florida Fun-Train operations. The per-train mile is subject to various

                                                  FIRST AMERICAN RAILWAYS, INC.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                                  NOTES TO FINANCIAL STATEMENTS

        UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996



                     increases for inflation and other price adjustments. In addition, the Company is required to maintain a minimum of $300 million in comprehensive general liability insurance with a minimum deductible (or self-insured). The agreement also provides for a certain degree of exclusivity of the Company's proposed rail operations. Specifically, CSXT has agreed not to grant similar access rights to the subject rail corridor (between West Palm Beach and Orlando) to any other private rail passenger operator or contractor which would provide comparable conventional rail passenger service (primarily servicing the cruise ship market). This exclusivity clause is voidable by CSXT upon the occurrence of certain conditions. The term of the agreement is five years. In addition, the Company has agreed to sell up to 475,000 warrants to CSXT, exercisable at $4.50 per warrant, with 75,000 warrants being exercisable upon commencement of operations of the Florida Fun-Train and thereafter in four equal annual installments of 100,000 warrants each commencing January 1, 1998. The Company has also appointed a CSXT representative to its Board of Directors.

                  d) In January 1997, the Company entered into a five year
                     agreement with Florida Department of Transportation ("FDOT") for the right to use the tracks between Ft. Lauderdale and West Palm Beach which comprise part of the proposed route of the Florida Fun-Train. The track usage fee will begin at $500 per one way trip and increase by $50 per one way trip annually. The Company and FDOT have agreed in principle (subject to ongoing negotiations) to allow the Company the right to use a railroad terminal in Broward County and the track rights to an existing railroad maintenance facility in Dade County.

                  e) In February 1995, the Company entered into an agreement with the Florida East Coast Railway Company ("FEC") for the use of FEC track in connection with the Company's proposed rail operations. Under the agreement, the Company will pay a fee to the FEC upon commencement of operations of no less than either $500,000 per train, per year, or $18 per train mile (with a stipulated train size of 15 cars). Effective January 1 of the year in which the third anniversary of the commencement service occurs, and January 1 in every third year thereafter, the car mile rate and the minimum amount payable shall, upon the request of either party, be adjusted based on the

                                                  FIRST AMERICAN RAILWAYS, INC.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                                  NOTES TO FINANCIAL STATEMENTS

        UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996



                     "Consumer Price Index For Urban Wage Earners and Clerical Workers" unadjusted, as published by the Bureau of Labor Statistics, U.S. Department of Labor. The agreement will expire ten years from the date of commencement of service. At the conclusion of the initial ten year term, the company will have the right to extend the agreement for an additional ten year period upon twelve months advance notice to the FEC.

                  f) In January 1997, the Company entered into a ten year
                     lease for office and warehouse space requiring monthly payments of approximately $7,200 (subject to annual adjustment for inflation not to exceed 4%.) The lease may be terminated after five years upon the occurrence of certain conditions.

5. STOCKHOLDERS' a) In May 1995, the Company executed a stock split and EQUITY (DEFICIT) exchanged the 1,996,400 then outstanding shares of its common stock for 2,495,500 shares of common stock and changed the par value of its common stock from $.01 to no par. In February 1996, the Company executed a second stock split and exchanged the 2,495,500 shares of its common stock for 4,275,000 shares of common stock with no par value, 10,000,000 shares authorized to be issued. On April 26, 1996, the Company merged into Asia-America Corporation, a public company, and accounted for the transaction as a reverse acquisition for financial statement purposes, and was recapitalized with 9,050,278 shares of $.001 par value stock, 100,000,000 shares authorized to be issued. In connection with this transaction, there was no impact on the operating results of the Company and it resulted only in an adjustment to stockholders' equity. The components of stockholders' equity and all per share amounts in the accompanying financial statements have been adjusted retroactively to reflect the stock splits and changes in par value.


                  b) In 1994, the Company issued 3,854,430 shares of common
                     stock to its initial shareholders for cash of $18,000.

                                                  FIRST AMERICAN RAILWAYS, INC.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                                  NOTES TO FINANCIAL STATEMENTS

        UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996



                  c) In connection with a private placement, the Company
                     issued 420,570 shares of common stock for cash of $961,035 net of offering costs of $20,965.


                  d) In 1996, the Company granted two-year warrants to
                     purchase 12,500 shares of common stock at $3.50 per share to a shareholder, in consideration for extending the repayment terms of a loan made to the Company.


                  e) During 1996, the Company granted three year warrants to purchase 100,000 shares of common stock at $2.50 per share (the market value at the date of grant) pursuant to a consulting agreement.


                  f) In May 1996, the Company entered into a two year
                     agreement with an underwriter to provide financial advising and consulting services. The agreement was amended in January 1997 to extend the agreement an additional eighteen months to October 1999 and to allow all fees through October 1999 to be paid in full by the issuance of 52,500 shares of common stock of the Company in January 1999. The agreement also provides for additional fees comprising of 3% to 5% of consideration paid for acquisitions or mergers with other companies, joint ventures, license and royalty agreements, etc., that the consultant arranges and 1.5% to 8% of the gross proceeds resulting from the sale of any securities issued by the Company.


6. NOTES PAYABLE     In June 1995,  the Company entered into a loan  agreement
   TO RELATED        with a shareholder and director for up to $125,000, with
   PARTIES           simple interest of 18%. As of December 31, 1995, the
   AND OTHERS        Company had borrowed $125,000. In addition, the Company
                     entered into loan agreements with two other shareholders for a total of $140,000 with simple interest of 18%.
                     Subsequent to December 31, 1995, an additional $68,388 was borrowed from related parties bearing interest of 18% per annum. All loans were repaid with the proceeds of the private offering that closed in May 1996 (Note 7).

                                                  FIRST AMERICAN RAILWAYS, INC.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                                  NOTES TO FINANCIAL STATEMENTS

        UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996



7. STAGE I AND II    In March 1996, the Company completed its Stage I financing.
   FINANCING         The company received gross proceeds from this private
                     offering of $500,000 in exchange for $500,000 in notes payable bearing interest at 10% per annum, with a $55,000 original issue discount, and 375,004 shares of common stock valued at $55,000. Costs associated with the offering were $106,291.


                     In May 1996, the Company completed its Stage II financing. Total consideration of $16,501,365 from this private offering was received consisting of $16,085,000 in cash and the conversion of $412,500 in notes payable and $3,865 in accrued interest from Stage I financing. In connection with this transaction, $8,250,682 in five-year convertible notes bearing interest at 10% per annum were issued. Interest is payable semi-annually in April and October and the notes are convertible at $3.50 per share. In addition, 3,950,271 redeemable common stock purchase warrants and 4,050,274 shares of common stock valued at $8,250,683 were issued. Costs associated with the offering were $1,986,460. The Company used $778,388 of the net proceed to paydown $333,388 in notes payable to related parties and others and $445,000 in notes payable from the Stage I financing. In connection with the retirement of the Stage I debt, $94,599 of deferred loan costs was charged to operations as amortization of deferred loan costs. In addition, $55,000 of original issue discount was charged to operations as interest expense.


                     Prepaid interest of $829,924 representing the first year's interest on the Stage II debt was placed in escrow and was included as restricted cash in the accompanying balance sheet. The first interest payment was made in October 1996.


8. STOCK-BASED       The Company has elected to follow  Accounting  Principles
   COMPENSATION      Board Opinion No. 25 "Accounting for Stock Issued to
                     Employees" ("APB 25") in accounting for its employee stock options. Under APB 25, because the exercise price of the Company's employee stock options

                                                  FIRST AMERICAN RAILWAYS, INC.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                                  NOTES TO FINANCIAL STATEMENTS

        UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996



                     issued equaled the market price of the underlying stock or the close of grant, no compensation expense was recognized.

                     Under the Company's 1996 Non-Qualified Stock Option Plan, the Company may grant options to its employees, directors and external consultants up to 717,500 shares of the Company's common stock. All options granted to employees have 10 year terms and become fully exercisable at the end of the second year. All options granted to directors and external consultants have ten year terms and vest immediately. Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation," ("SFAS No. 123") requires the Company to provide proforma information regarding net loss and loss per common share as if compensation cost for the Company's Stock Option plan had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock option on the date of grant by using the Black Scholes option-pricing model with the following weighted-average assumptions for 1996: risk-free interest rates of 6.5%; dividend yield of 0; volatility factors of the expected market price of the Company's common stock of .10; and weighted-average expected life of the option of 10 years.

                     Under the accounting provisions of SFAS No. 123, the Company's net loss and loss per common share for the year ended December 31, 1996 would have been $2,633,644 and $.35, respectively. A summary of the Company's stock option activity, and related information for the year ended December 31, 1996, is as follows:

                                                  FIRST AMERICAN RAILWAYS, INC.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                                  NOTES TO FINANCIAL STATEMENTS

       UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996


                                                                             WEIGHTED
                                                                             AVERAGE
                                                          OPTIONS         EXERCISE PRICE
                                                         ---------        --------------

                     Outstanding, January 1, 1996               --                --
                     Granted                               138,700             $3.88
                     Exercised                                  --                --
                     Forfeited                                  --                --
                                                         ---------           -------
                     Outstanding, December 31, 1996        138,700             $3.88
                                                         ---------           -------

                     Exercisable at December 31, 1996       71,698             $3.77
                                                         ---------           -------

                     Weighted-average fair value of
                      options granted during 1996            $1.85
                                                         ---------




                     Exercise prices for options outstanding and exercisable as of December 31, 1996 ranged from $3.06 to $4.75. The weighted average remaining contractual life of these options is approximately 9.8 years.

                     Subsequent to December 31, 1996, the Company granted an additional 332,000 ten year options at prices ranging form $2.375 to $3.50



9. SUBSEQUENT        On March 13, 1997 (March 31, 1997 for financial reporting
   EVENTS            purposes), the Company purchased all of the common stock of
                     The Durango & Silverton Narrow Gauge Railroad Company. The purchase price consisted of the following: (i) two promissory notes aggregating $10.05 million which are subordinate to a purchase money loan provided by a third-party lender in the amount of $8.5 million; (ii)
                     200,000 shares

                                                  FIRST AMERICAN RAILWAYS, INC.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                                  NOTES TO FINANCIAL STATEMENTS

        UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996



                     of the common stock of the Company; (iii) a six-year warrant to purchase 1,610,000 shares of the Company at an exercise price of $3.50 per share; and (iv) cash of approximately $5 million, including a $2 million deposit which was paid in December 1996. Portions of the seller financing are personally guaranteed by two of the Company's officers for which the Company will pay annual guarantee fees aggregating $55,000 to the officers. In addition, in February 1997, the Board of Directors voted to amend the employment agreement of one of the officers (the President and Chief Operating Officer) to (i) extend the term of such agreement five years from the effective date of the personal guaranty, (ii) increase in certain circumstances, such as employment severance package to three times his then-current compensation; and (iii) grant additional ten-year stock options covering 100,000 shares of common stock, exercisable at the market price on the date of grant upon such officer's delivery of the aforementioned personal guaranty. This guaranty was provided in March 1997.

                     The acquisition was accounted for under the purchase method for accounting purposes and based upon a preliminary allocation of the purchase price resulted in the following significant assets acquired and liabilities assumed and/or incurred in the Company's March 31, 1997 balance sheet:

                     Fixed assets                                 $ 29,465,000
                     Inventories and other assets                    1,459,940
                     Deferred income tax liability                   8,100,000
                     Long-term debt                                 17,650,000
                     Other liabilities                               2,220,765

                     The Company's unaudited proforma consolidated statements of operations for the three months ended March 31, 1997 and the year ended December 31, 1996, assuming the acquisition of D&SNG was effected at the beginning of each such period are summarized as follows:

                                                  FIRST AMERICAN RAILWAYS, INC.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                                  NOTES TO FINANCIAL STATEMENTS

        UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996



                                               1997                1996

                     Total revenues       $    291,740         $ 8,946,462
                     Net loss             $ (1,953,528)        $   711,614
                     Loss per share       $       (.21)        $      (.22)


                     This proforma information does not purport to be indicative of the results which may have been obtained had the acquisition been consummated at the date assumed.



                     D&SNG's business is highly seasonal; historically, at least 60% of the total number of passengers who ride on D&SNG annually do during the months of June, July and August.

                     In March 1997, the Company entered into a two year unsecured line of credit agreement with a bank. Under the agreement the Company is able to borrow up to $1,000,000 at an interest rate of prime plus 2%. The agreement contains covenants that require certain operating and equity criteria to be met as well as other requirements customary to loan facilities of this nature.

                     In April 1997, the Company entered into an agreement with the National Railroad Passenger Corporation ("Amtrak Agreement") for certain technical services (operating, crew, etc.) in connection with the Company's train between Fort Lauderdale and Orlando and the leasing of the locomotives and a baggage car. In connection with the Amtrak Agreement, the Company expects to pay approximately $500,000 prior to commencing operations for leasehold improvements and other development costs. The Amtrak Agreement is for fifteen years and the Company will pay approximately $4.1 million per year for the initial two operating years. The compensation to Amtrak may be reopened every two years.

                                                  FIRST AMERICAN RAILWAYS, INC.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                                  NOTES TO FINANCIAL STATEMENTS

        UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996



                     In June 1997, the Company completed two closings of a private offering. The Company received gross proceeds of approximately $10.16 million and net proceeds of approximately $8.85 million. The Company issued 8% convertible subordinated notes in the principal amount of approximately $10.16 million and also issued approximately
                     1.37 million shares of common stock. Additionally, approximately 200,000 shares will be issued as additional commission to the placement agent. The convertible subordinated notes issued to investors purchasing a minimum of $2.0 million contain a mandatory conversion feature which may be exercised by the Company in certain circumstances.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholder
The Durango & Silverton Narrow Gauge Railroad Company
Howey-in-the-Hills, Florida


We have audited the accompanying balance sheet of The Durango & Silverton Narrow Gauge Railroad Company as of December 31, 1996 and the related statements of operations, stockholder's equity and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Durango & Silverton Narrow Gauge Railroad Company as of December 31, 1996 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.



                                                         /s/ BDO SEIDMAN, LLP
                                                         -------------------
                                                         BDO Seidman, LLP


Orlando, Florida
April 8, 1997

                                                        THE DURANGO & SILVERTON
                                                  NARROW GAUGE RAILROAD COMPANY

                                                                  BALANCE SHEET
===============================================================================


DECEMBER 31,                                                             1996
-------------------------------------------------------------------------------


ASSETS (Note 4)

CURRENT:
  Cash and cash equivalents                                 $          32,507
  Trade accounts receivable                                             5,332
  Inventories (Note 2)                                                739,530
  Prepaid expenses                                                     79,702
-------------------------------------------------------------------------------

         TOTAL CURRENT ASSETS                                         857,071
-------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT, net (Note 3)                                6,519,201
-------------------------------------------------------------------------------

OTHER ASSETS:
  Deferred loan costs, net of accumulated
    amortization of $125,394                                          252,734
  Accounts receivable from stockholder (Note 8)                     8,689,745
-------------------------------------------------------------------------------

         TOTAL OTHER ASSETS                                         8,942,479
-------------------------------------------------------------------------------






                                                            $      16,318,751
-------------------------------------------------------------------------------
                                SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                                        THE DURANGO & SILVERTON
                                                  NARROW GAUGE RAILROAD COMPANY

                                                                  BALANCE SHEET
===============================================================================

DECEMBER 31,                                                             1996
-------------------------------------------------------------------------------


LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                $    384,225
  Accrued expenses                                                     501,511
  Retirement contribution refund payable to employees (Note 1)         338,000
  Current maturities of long-term debt (Note 4)                        578,076
-------------------------------------------------------------------------------

         TOTAL CURRENT LIABILITIES                                   1,801,812

LONG-TERM DEBT, less current maturities (Note 4)                     3,792,295
ACCRUED PENSION PLAN LIABILITY (Note 5)                                 66,281
-------------------------------------------------------------------------------

         TOTAL LIABILITIES                                           5,660,388
-------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Note 6)                                       -

STOCKHOLDER'S EQUITY (Note 9):
  Common stock, no par, 500,000 shares authorized,
    100,000 shares issued and outstanding                            2,750,000
  Additional paid-in capital                                         4,694,837
  Retained earnings                                                  3,213,526
-------------------------------------------------------------------------------

         TOTAL STOCKHOLDER'S EQUITY                                 10,658,363
-------------------------------------------------------------------------------

                                                                  $ 16,318,751
-------------------------------------------------------------------------------

===============================================================================
                                SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES
                                             AND NOTES TO FINANCIAL STATEMENTS.



                                                        THE DURANGO & SILVERTON
                                                  NARROW GAUGE RAILROAD COMPANY

                                                       STATEMENTS OF OPERATIONS
===================================================================================================================

                                                              FOR THE THREE                      FOR THE
                                                              MONTHS ENDED                       YEAR ENDED
                                                              MARCH 31,                          DECEMBER 31,
                                                        1997            1996               1996              1995
                                                            (Unaudited)
-------------------------------------------------------------------------------------------------------------------

REVENUES                                        $    291,740    $    284,260      $   8,946,462    $    8,468,463
COST OF REVENUES                                     705,249         699,694          5,143,802         4,828,207
-------------------------------------------------------------------------------------------------------------------

         Gross profit (loss)                        (413,509)       (415,434)         3,802,660         3,640,256

OPERATING EXPENSES (Notes 5 and 8)                   291,277         294,721          2,047,366         2,058,068
-------------------------------------------------------------------------------------------------------------------

         Operating income (loss)                    (704,786)       (710,155)         1,755,294         1,582,188
-------------------------------------------------------------------------------------------------------------------

OTHER INCOME (EXPENSE):
  Interest income (Note 8)                             5,922           6,588            528,487           373,455
  Interest expense                                  (127,663)       (130,440)          (580,725)         (579,685)
  Litigation settlement (Note 6)                           -               -                  -          (154,114)
-------------------------------------------------------------------------------------------------------------------

                                                    (121,741)       (123,852)           (52,238)         (360,344)
-------------------------------------------------------------------------------------------------------------------

Net income (loss)                               $   (826,527)   $   (834,007)     $   1,703,056    $    1,221,844
===================================================================================================================
                                 SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES
                                             AND NOTES TO FINANCIAL STATEMENTS.


                                                        THE DURANGO & SILVERTON
                                                  NARROW GAUGE RAILROAD COMPANY

                                             STATEMENTS OF STOCKHOLDER'S EQUITY
===================================================================================================================

                                                     COMMON STOCK
                                               -----------------------------      ADDITIONAL
                                                                   STATED            PAID-IN             RETAINED
                                               SHARES               VALUE            CAPITAL             EARNINGS
-------------------------------------------------------------------------------------------------------------------

BALANCE, December 31, 1994                    100,000         $ 2,750,000        $ 4,694,837         $  1,551,185

  Dividends paid (Note 8)                           -                   -                  -           (1,262,559)

  Net income                                        -                   -                  -            1,221,844
-------------------------------------------------------------------------------------------------------------------

BALANCE, December 31, 1995                    100,000           2,750,000          4,694,837            1,510,470

  Net income                                        -                   -                  -            1,703,056
-------------------------------------------------------------------------------------------------------------------

BALANCE, December 31, 1996                    100,000         $ 2,750,000        $ 4,694,837         $  3,213,526
===================================================================================================================
                                SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES
                                             AND NOTES TO FINANCIAL STATEMENTS.




                                                        THE DURANGO & SILVERTON
                                                  NARROW GAUGE RAILROAD COMPANY

                                                       STATEMENTS OF CASH FLOWS
                                                                       (NOTE 7)
===================================================================================================================

                                                           FOR THE THREE                        FOR THE
                                                           MONTHS ENDED                        YEAR ENDED
                                                             MARCH 31,                         DECEMBER 31,
                                                       1997           1996              1996             1995
                                                            (Unaudited)
-------------------------------------------------------------------------------------------------------------------

Cash flows from operating activities:
  Net (loss) income                             $   (826,527)   $   (834,007)     $   1,703,056    $    1,221,844
  Adjustments to reconcile net income to net
    cash (used in) provided by operating activities:
      Depreciation and amortization                  107,734         108,785            433,093           434,344
      Affiliate expense allocations credited to
        accounts receivable from stockholder               -               -            874,270           813,086
      Cash provided by (used for):
        Trade accounts receivable                     (4,668)          4,843              7,039            (4,847)
        Retirement contribution refund receivable          -       2,115,677          2,115,677                 -
        Inventories                                  (10,470)        (17,356)            37,958            91,196
        Prepaid expenses                              29,702          37,552            (16,074)            8,053
        Accounts payable                             214,709         475,306             78,312           219,524
        Accrued liabilities                           53,555        (216,227)           (98,114)          (46,002)
        Accrued pension plan liability                 3,719               -             (9,105)           40,715
-------------------------------------------------------------------------------------------------------------------

Net cash (used in) provided by operating activities (432,246)      1,674,573          5,126,112         2,777,913
-------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
  Purchases of property and equipment                (75,799)        (21,213)           (93,456)         (441,772)
  (Loans to) repayments from stockholder             680,909      (1,118,617)        (4,515,335)       (3,282,175)
-------------------------------------------------------------------------------------------------------------------

Net cash provided by (used in) investing activities  605,110      (1,139,830)        (4,608,791)       (3,723,947)
-------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
  Principal payments of long-term debt              (145,371)       (192,694)          (521,409)         (553,910)
  Proceeds from the issuance of long-term debt             -               -                  -           326,940
  Deferred loan costs                                      -               -                  -            (9,303)
-------------------------------------------------------------------------------------------------------------------

Net cash used for financing activities              (145,371)       (192,694)          (521,409)         (236,273)
-------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents  27,493         342,049             (4,088)       (1,182,307)

Cash and cash equivalents, beginning of period        32,507          36,595             36,595         1,218,902
-------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of period        $     60,000    $    378,644      $      32,507    $       36,595
===================================================================================================================
                                 SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES
                                              AND NOTES TO FINANCIAL STATEMENTS.


                                                        THE DURANGO & SILVERTON
                                                  NARROW GAUGE RAILROAD COMPANY

                                                 SUMMARY OF ACCOUNTING POLICIES
                               UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED
                                                        MARCH 31, 1997 AND 1996
===============================================================================

BUSINESS The Durango & Silverton Narrow Gauge Railroad Company (the "Company") Was incorporated under the laws of the State of Colorado on June 22, 1979. The Company operates a steam engine railroad tourist attraction that carries passengers between the towns of Durango and Silverton, Colorado, principally between the months of May through October. The Company's administrative headquarters are located in Howey-in-the-Hills, Florida.

INVENTORIES     Inventories are stated at the lower of cost (first-in,
                first-out) or market. Cost is determined using the first-in, first-out method.

PROPERTY,       Property and equipment are stated at cost less accumulated
EQUIPMENT       depreciation. Depreciation is computed over the estimated useful
AND             lives of the assets using the straight-line method.
DEPRECIATION

AMORTIZATION    Deferred loan costs are being amortized using the straight-line method over the seven-year term of the loan.

TAXES ON        The absence of a provision for income taxes is due to the
INCOME          election by the Company and consent by its stockholder to
                include his respective share of taxable income of the Company in his individual tax return. As a result, no federal tax return is imposed on the corporation.


FAIR VALUE OF   Statement of Financial Accounting Standards No. 107,
FINANCIAL       "Disclosures about Fair Value of Financial Instruments,"
INSTRUMENTS     requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 1996.

                The respective carrying values of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and equivalents, trade receivables, accounts payable and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on

                                                        THE DURANGO & SILVERTON
                                                  NARROW GAUGE RAILROAD COMPANY

                                                 SUMMARY OF ACCOUNTING POLICIES
                               UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED
                                                        MARCH 31, 1997 AND 1996
===============================================================================

                demand. The fair value of the Company's long-term debt also approximates carrying value and is estimated based upon the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.

USE OF          The preparation of financial statements in conformity with
ESTIMATES       generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW             On January 1, 1996, the Company adopted Summary of Financial
ACCOUNTING      Accounting Standards No. 121, "Accounting for the Impairment of
STANDARD        Long-Lived Assets and for Long-Lived Assets to be Disposed Of,"
                ("SFAS No. 121"). SFAS No. 121 requires, among other things, impairment loss of assets to be held and gains or losses from assets that are expected to be disposed of be included as a component of income from continuing operations before taxes on income. During 1996, there have been no write-downs required in the accompanying financial statements.

UNAUDITED       The interim financial statements and for the three months ended
FINANCIAL       March 31, 1997 and 1996 are unaudited. In the opinion of
STATEMENTS      management, such statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations and changes in cash flows. The results of operations for the three months ended
                March 31, 1997 are not necessarily indicative of the results for the entire year.

                                                        THE DURANGO & SILVERTON
                                                  NARROW GAUGE RAILROAD COMPANY

                                                  NOTES TO FINANCIAL STATEMENTS
                               UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED
                                                        MARCH 31, 1997 AND 1996
===============================================================================

1.   RETIREMENT   Since 1981 the Company had been a covered employer under the
     CONTRIBUTION Railroad Retirement Tax Act ("RRTA"). From 1981 through
     REFUND       December 31, 1993, the company and its employees made
     RECEIVABLE   contributions to the fund through recurring payroll
                  deductions. During 1994, the Company received notice from the board of governors of the RRTA that it no longer met the requirements necessary to be included in the RRTA effective
                  January 1, 1990. Accordingly, the Company filed for a refund of the employer and certain employee contributions made to the RRTA for the years ended December 31, 1990 through December
                  31, 1993. In 1996, the Company received a refund of $2,115,677, which represented the amounts contributed to RRTA net of any normal contributions necessary for the Company and its employees to be included in the federal social security system during the refund period. Approximately $338,000 of the refund amount received by the Company related to employee contributions that will be reimbursed to those employees. The employee portion of the refund is reflected as a liability on the December 31, 1996 balance sheet. In addition, approximately $273,000 of federal unemployment taxes were withheld from the refund and were paid to the Internal Revenue
                  Service on behalf of the Company for the years 1990 through 1993.

2.   INVENTORIES  Inventories consist of the following:

                  -------------------------------------------------------------

                  CONCESSION AND SOUVENIR ITEMS                 $      253,635
                  PARTS                                                485,895
                  -------------------------------------------------------------

                                                                $      739,530
                  -------------------------------------------------------------

                  All inventory is pledged as collateral (see Note 4).

                                                        THE DURANGO & SILVERTON
                                                  NARROW GAUGE RAILROAD COMPANY

                                                  NOTES TO FINANCIAL STATEMENTS
                               UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED
                                                        MARCH 31, 1997 AND 1996
===============================================================================

3.   PROPERTY AND
     EQUIPMENT    Property and equipment consist of the following:

                                           USEFUL LIVES
                  -------------------------------------------------------------

                  Land                                           $   770,988
                  Land improvements                   10 years       181,387
                  Buildings                           30 years     3,457,347
                  Machinery and equipment          10-25 years     8,149,879
                  Vehicles                             5 years       175,604
                  -------------------------------------------------------------

                                                                  12,735,205
                  Less accumulated depreciation                    6,216,004
                  -------------------------------------------------------------

                                                                $  6,519,201
                  =============================================================

                  All property and equipment is pledged as collateral (see Note
                  4).


4.   LONG-TERM
     DEBT Long-term debt consists of a note payable to a bank bearing interest at the commercial paper rate plus 5% (10.4% at December 31, 1996). As of December 31, 1996, payments of $48,173 plus interest were due monthly through August 2001, at which time the remaining unpaid principal balance plus interest was due. As of December 31, 1996, the Company was in violation of certain debt covenants. Subsequent to December 31, 1996, the note payable was fully paid upon the sale of the Company's stock (see Note 9). The note payable was collateralized by substantially all the Company's assets and was personally guaranteed by the Company stockholder prior to its repayment.

                  The aggregate maturities of long-term debt are as follows as of December 31, 1996:

                  -------------------------------------------------------------
                  1997                                          $     578,076
                  1998                                                578,076
                  1999                                                578,076
                  2000                                                578,076
                  2001                                              2,058,067
                  -------------------------------------------------------------

                                                        THE DURANGO & SILVERTON
                                                  NARROW GAUGE RAILROAD COMPANY

                                                  NOTES TO FINANCIAL STATEMENTS
                               UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED
                                                        MARCH 31, 1997 AND 1996
===============================================================================

5.   EMPLOYEE     DEFINED BENEFIT PENSION PLAN
     BENEFIT
     PLANS        The Company has a noncontributory defined benefit pension plan
                  (the "plan") covering substantially all full-time employees.
                  The plan provides pension benefits that are based on the employee's average annual compensation and their number of years of service. The Company's funding policy for the plan is to make at least the minimum annual contributions required by applicable regulations.

                  A summary of the components of net periodic pension cost for the plan and the total contributions charged to pension expense for the plan follows:

                                                          1996         1995
                  -------------------------------------------------------------

                  Defined benefit plan:
                    Service cost                      $    2,199    $  11,916
                    Interest cost                         20,736       17,812
                    Actual return on plan assets           1,788            -
                    Net amortization and deferral          7,412       10,987
                  -------------------------------------------------------------

                  Total pension expense               $   32,135    $  40,715
                  -------------------------------------------------------------


                  Assumptions used in the accounting for the plan in 1996 as of December 31, were:

                                                                1996       1995
                  -------------------------------------------------------------

                  Weighted average discount rates               9.0%       9.0%
                  Rates of increase in compensation levels      4.5%       4.5%
                  Expected long-term rate of return on assets   9.0%       9.0%
                  -------------------------------------------------------------

                  The following table sets forth the funded status and amounts recognized in the balance sheet at December 31, 1996 for the plan:

                                                        THE DURANGO & SILVERTON
                                                  NARROW GAUGE RAILROAD COMPANY

                                                  NOTES TO FINANCIAL STATEMENTS
                               UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED
                                                        MARCH 31, 1997 AND 1996
===============================================================================

                  -------------------------------------------------------------
                  Actual present value of benefit obligations:
                    Vested benefit obligation                       $ (143,285)
                  -------------------------------------------------------------

                  Accumulated benefit obligation                    $ (159,328)
                  -------------------------------------------------------------
                    Projected benefit obligation                    $ (257,745)

                  Plan assets at fair value                             43,028
                  -------------------------------------------------------------

                  Projected benefit obligation in
                   excess of plan assets                              (214,717)

                  Unrecognized net loss                                 16,448

                  Prior service cost not yet recognized in
                    net periodic pension cost                          131,988
                  -------------------------------------------------------------

                  Net pension liability recognized in the
                    statement of financial position                  $ (66,281)
                  -------------------------------------------------------------

                  401(K) PROFIT SHARING PLAN

                  The Company also established a 401(k) profit sharing plan covering substantially all employees meeting certain minimum age and service requirements. The Company's contributions to the plan are determined by the Board of Directors and are limited to a maximum of 50% of the employee's contribution and 6% of the employee's compensation. Contributions to the plan amounted to $39,871 and $47,825 for the years ended December 31, 1996 and 1995, respectively.

                                                        THE DURANGO & SILVERTON
                                                  NARROW GAUGE RAILROAD COMPANY

                                                  NOTES TO FINANCIAL STATEMENTS
                               UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED
                                                        MARCH 31, 1997 AND 1996
===============================================================================

6.  COMMITMENTS   SALES AND TOURISM TAX ASSESSMENT
    AND
    CONTINGENCIES During 1994, the Company was audited by the Colorado
                  Department of Revenue. The audit resulted in an assessment of $165,660 of additional sales and tourism taxes, interest and other charges for the period June 1983 through December 1991.
                  The entire balance of the assessment was deposited with the Colorado Department of Revenue and expensed in 1994. The
                  Company is currently appealing the assessment, and if successful, this deposit will be refunded to the Company with interest at prime plus 2%. If the appeal is not successful, it will be retained by the department and applied against any deficiency. Due to uncertainties that exist at this time, management is unable to estimate the likelihood of an unfavorable outcome nor the amount or range of a potential loss, if any.

                  LITIGATION

                  During 1995, the Company signed a settlement agreement related to a wrongful termination litigation case with two former employees. The settlement amount of $154,114 was paid in 1995 and has been reflected in the 1995 income statement as an other expense.

                  FEDERAL UNEMPLOYMENT TAX REFUND

                  In connection with the retirement contribution refund receivable (see Note 1), the Company was obligated for the payment of federal and state unemployment taxes during the year 1990 through 1993. The federal unemployment taxes were withheld from the refund received, and the Company paid approximately $169,000 of state unemployment taxes. As a result of the payment of the state unemployment taxes, the Company has requested a credit for the amount paid to be applied against the federal unemployment taxes previously withheld from the RRTA refund. The refund applied for is approximately $237,000. Management is unable to determine the likelihood that such amounts will be received, and accordingly, no receivable has been recorded in the accompanying financial statements.

                                                        THE DURANGO & SILVERTON
                                                  NARROW GAUGE RAILROAD COMPANY

                                                  NOTES TO FINANCIAL STATEMENTS
                               UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED
                                                        MARCH 31, 1997 AND 1996
===============================================================================

                  ENVIRONMENTAL MATTERS

                  A Phase 1 environmental site assessment was performed at the Company's facilities in Colorado, which resulted in the identification of various potential environmental issues. The consulting firm that performed the site assessment is not recommending that additional sampling (e.g., Phase 2) be conducted at the facilities in order to identify additional environmental issues. Certain issues identified in the Phase 1 assessment indicated that additional testing and evaluation may be required to implement the recommended clean-up activities and to identify additional environmental issues, if any. The cost of the recommended clean-up activities has been estimated by the management of the Company prior to the sale of stock (see Note 9) to range from $50,000 to $200,000. However, due to the various uncertainties that exist at this time, management accrued $50,000 as of December 31, 1993.

7. SUPPLEMENTAL   For purposes of the statement of cash flows, all highly
   CASH FLOW      liquid investments with a maturity date of three months or
   INFORMATION    less are considered to be cash equivalents. Cash and cash
                  equivalents include checking accounts and money market funds.



                  YEAR ENDED DECEMBER 31,                          1996              1995
                  -------------------------------------------------------------------------

                  Cash paid for interest during the year        $ 543,463         $ 561,500
                  Noncash financing and investing activities:
                    Distribution of accounts receivable
                     from stockholder as a dividend
                     (see Note 8)                                       -         1,262,559
                  -------------------------------------------------------------------------


8.  RELATED PARTY
    TRANSACTIONS  AFFILIATE EXPENSE ALLOCATIONS

                  Included in the Company's operating expenses for 1996 and 1995 are $874,270 and $813,086, respectively, of expenses allocated from affiliated companies. The expense allocations include amounts related to administrative and accounting functions performed for the Company by employees of the affiliated companies of $274,270 and $213,086 for 1996 and 1995, respectively, and a $600,000 fee for both 1996 and 1995 for the use of an airplane

                                                        THE DURANGO & SILVERTON
                                                  NARROW GAUGE RAILROAD COMPANY

                                                  NOTES TO FINANCIAL STATEMENTS
                               UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED
                                                        MARCH 31, 1997 AND 1996
===============================================================================

                  owned by another related party company. The expense allocations are recorded as a reduction of the accounts receivable from stockholder.

                  ACCOUNTS RECEIVABLE FROM STOCKHOLDER

                  The Company's stockholder receives advances from the Company on a periodic basis. Interest is charged on the advances at an annual rate of 6.5%, and there are no specific repayment terms for outstanding advances or related accrued interest. As of December 31, 1996, advances and the related accrued interest totaled $8,689,745. Interest income related to the advances for the years ended December 31, 1996 and 1995 was $528,487 and $373,455, respectively. For the year ended December 31, 1995, dividends of $1,262,559 were paid and recorded as a reduction of the accounts receivable from stockholder. Prior to the sale of stock (see Note 9), the accounts receivable from stockholder were satisfied in the form of a dividend.

9.  SUBSEQUENT    SALE OF STOCK
    EVENTS
                  On March 13, 1997, the stockholder of the Company sold all of the Company's outstanding shares for a total purchase price which consisted of: approximately $5 million in cash; two promissory notes aggregating $10.05 million; 200,000 shares of the purchaser's common stock and a six-year warrant to purchase 1,610,000 shares of the purchaser's common stock at $3.50 per share.

                  SALE OF ASSETS

                  On March 12, 1997, the Company sold approximately two acres of land to an affiliated entity. Located on the land is a slag pile which is one of the items identified in the environmental site assessment as a potential environmental issue (Note 6).

                  The Company retained the right to have reasonable access to such property and reasonable usage of the slag pile contained thereon. Further, the Company received a ten-year option to repurchase the property for a nominal sum.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.751 of the Nevada General Corporation Law empowers a Nevada corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding such person had no reasonable cause to believe his conduct was unlawful. A Nevada corporation may indemnify such person against expenses including amounts paid in settlement and attorneys' fees actually and reasonably incurred by such person in connection with actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the court in which such action or suit was brought or other court of competent jurisdiction, shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to, Section
78.751 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the articles of incorporation of the Registrant or any by-law, agreement, vote of shareholders or disinterested directors or otherwise. Section 78.751 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

Article VII of the Registrant's Restated Bylaws provides for indemnification of the directors, officers, employees and agents of the Company (including the advancement of expenses) to the extent permitted by Nevada law. In addition, the Company has contractually agreed to indemnify its directors and officers to the fullest extent permitted by law.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth various expenses to be incurred by the Company in connection with the sale of the securities offered hereby, other than underwriting discounts and commissions. Except for the Securities and Exchange Commission registration fee, all of the amounts set forth in the table are estimates.

Securities and Exchange Commission Registration fee..............      $      -
Legal fees and expenses..........................................        30,000
Blue Sky fees and expenses.......................................        10,000
Accounting fees and expenses.....................................        10,000
Printing and engraving...........................................         7,000
Miscellaneous....................................................         3,000
                                                                       --------
Total............................................................      $ 60,000
                                                                       ========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following is information regarding the Company's sales of unregistered securities for the last three years. All shares were issued without registration in reliance upon Section 3(b) or 4(2) of the Act, or Regulation D thereunder, except as noted below.


         AMOUNT AND TYPES                                                                                     CASH
         OF SECURITIES                               DATE OF SALE      PURCHASER(S)                       CONSIDERATION
         ----------------                            ------------      ------------                       -------------
9,991,216 shares of
Common Stock(1)                                      2/15/96           Lynn Dixon                         $     9,991

20 Units(2)                                          2/27/96           Various private                    $   500,000
(375,000 shares of Common Stock, and                                   placement "accredited"
$500,000 (principal amount) convertible                                investors and foreign
secured notes)                                                         investors

550 Units(3)                                    4/26/96 & 5/9/96       Various private                    $16,500,000
(4,050,271 shares of Common Stock,                                     placement "accredited"
4,050,271 Series A Redeemable Warrants, and                            investors and foreign
$7.5 million (principal amount) convertible                            investors
secured notes)

750,000 shares of Common Stock and 650,000           4/26/96           Capital Growth                         --(4)
Series A Redeemable Warrants                                           International, LLC

100,000 warrants to purchase 100,000 shares          6/12/96           Josephthal Lyon &                      --(5)
of Common Stock                                                        Ross Incorporated
                                                                       (and its designees)

10,800 shares of Common Stock                         7/1/96           Raymond Monteleone                     --(6)

52,500 shares of Common Stock*                       2/20/97           International Capital                  --(7)
                                                                       Growth, LLC
200,000 shares of Common Stock
and 1,610,000 common stock purchase
warrants and $4.2 million (principal
amount) convertible note                             3/13/97           Charles E. Bradshaw, Jr.               --(8)

9,700 shares of Common Stock                         3/13/97           Atlantic Equity Corporation            --(9)

4,297 shares of Common Stock                          5/9/97           Mazin Kamauna                          --(10)

203.25 Units (11)                               6/2/97 & 6/11/97       Various private placement          $10,162,500
1,366,250 shares of Common Stock                                       "accredited" investors
$10,162,500 (principal amount)                                         and foreign investors
convertible subordinated notes


------------------
(1) Before a 1-for-108 reverse stock split and Merger effective April 23, 1996.

(2) Each unit consisted of (a) 18,750 shares of the Company's common stock, no par value, and (b) a convertible secured note in the principal amount of $25,000, bearing interest at the rate of 10% per annum. A total of 8.25 units sold in the private placement were sold without registration in reliance upon Regulation S under the Securities Act. International Capital Growth, LLC (formerly known as Capital Growth International, LLC) acted as placement agent for the private placement for which it was paid a non-accountable expense allowance of $10,000 and sales commissions of $40,000.

(3) Each unit consisted of (a) a convertible secured note in the principal amount of $15,000, which bears interest at the rate of 10% per annum, (b) 6,000 shares of the Company's Common Stock, $.001 par value, and (c) 6,000 redeemable Common Stock Purchase Warrants, each Warrant entitling the holder thereof to purchase one share of Common Stock at an exercise price of $3.50 per share (subject to adjustment under certain circumstances) at any time prior to redemption from the date of issuance until two years thereafter. A total of
299.28 units sold in the private placement were sold without registration in reliance upon Regulation S under the Securities Act. International Capital Growth, LLC, acted as placement agent for the 1996 private placement for which it was paid a non-accountable expense allowance of $330,027.29 and sales commissions of $1,320,109.17.

(4) Issued as consideration pursuant to a Placement Agent Agreement dated April 26, 1996, between First American Railways, Inc., a Florida corporation ("First American-Florida") and International Capital Growth, LLC.

(5) Issued as consideration pursuant to a Financial Advisory Agreement dated February 24, 1994, between First American-Florida and Josephthal Lyon & Ross Incorporated.

(6) Issued as part of Mr. Monteleone's employment agreement with the Company.

(7) Issued in lieu of $195,000 in cash compensation due (or to be due) under an April 26, 1996 Financial Advisory Agreement, as amended December 5, 1996, between the Company and International Capital Growth, LLC.

(8) Issued in connection with the Company's acquisition of The Durango & Silverton Narrow Gauge Railroad Company ("D&SNG").

(9) Shares issued in partial consideration for a $8.5 million term loan made by NationsBank, N.A. (South), an affiliate of Atlantic Equity Corporation, in connection with the Company's acquisition of D&SNG.

(10) Issued upon conversion of a $15,000 (principal amount) convertible secured note.

(11) Each unit consisted of (a) an 8% convertible subordinated note in the principal amount of $50,000, and (b) 5,000 shares of the Company's Common Stock, $.001 par value. A total of 181 units were sold in the private placement without registration in reliance upon Regulation S under the Securities Act. The placement agent for the 1997 private placement has "earned" 203,245 shares of Common Stock as part of its compensation in connection with the placement of securities; however, these shares have not been issued as of this date.


ITEM 27. EXHIBITS.

EXHIBIT
NO.                              DESCRIPTION
---                              -----------
3.1                       Articles of Incorporation, as amended, are hereby incorporated by reference to Exhibit 3.1 of the
                          Registrant's Registration Statement on Form 8-A filed with the SEC on May 30, 1996.

3.2                       Plan and Articles of Merger are hereby incorporated by reference to Exhibit 3.2 of the Registrant's
                          Registration Statement on Form 8-A filed with the SEC on May 30, 1996.

3.3                       Amended Bylaws.*

4.1                       Form of Common Stock Certificate is hereby incorporated by reference to Exhibit 4.1 of the
                          Registrant's Registration Statement on Form 8-A filed with the SEC on May 30, 1996.

4.2                       Form of Series A Redeemable Warrant Agreement.**

4.3                       Series A Redeemable Warrant Agreement.**

4.4                       Form of Financial Advisory Warrant Certificate.**

4.5                       Financial Advisory Warrant Agreement.**

4.6                       Common Stock Purchase Warrant Certificate held by Charles E. Bradshaw, Jr., dated March 13,
                          1997.*

5                         Opinion of Olle, Macaulay & Zorrilla, P.A.**

10.1                      Agreement effective as of June 28, 1994, between First American-Florida and Rader Railcar, Inc., as amended.**

10.2                      Employment Agreement dated February 16, 1994, between First American- Florida and Allen C.
                          Harper.**

10.3                      Employment Agreement dated December 2, 1996, between the Registrant and Gordon L. Downing.*

10.4                      Employment Agreement dated July 1, 1994, between First American- Florida and Michael J.
                          Acierno, as amended.**

10.5                      Employment Agreement dated July 1, 1996, between the Registrant and Raymond Monteleone, as amended.**

10.6                      Agreement dated February 28, 1995, between First American-Florida and Florida East Coast
                          Railway Company.**

10.7                      Form of Non-Competition Agreement between Thomas G. Rader and First American-Florida.**

10.8                      Railcar Construction Agreement (without appendices) between Rader Railcar II, Inc. and Fun Trains,
                          Inc. dated October 23, 1996.**

10.9                      Financial Advisory and Consulting Agreement between the Registrant and International Capital
                          Growth, LLC, dated April 26, 1996**, as amended December 5, 1996.*

                                      II-4


10.10                     Note Escrow Agreement between the Registrant, Capital Growth International, LLC, and Sterling
                          National Bank and Trust Company of New York dated April 26, 1996.**

10.11                     Form of Convertible Secured Note.**

10.12                     Employment Agreement dated October 15, 1996, between the Registrant and William T.
                          Nanovsky.**

10.13                     Employment Agreement dated October 9, 1996, between the Registrant and Donald P. Cumming.**

10.14                     Employment Agreement dated August 23, 1996, between the Registrant and Thomas E. Blayney.**

10.15                     Employment Agreement dated September 30, 1996, between the Registrant and Pamela S.
                          Petcash.**

10.16                     Form of Confidentiality and Non-competition Agreement between the Registrant's executive employees and the Registrant.**

10.17                     Consulting Agreement between Management Resource Group, Inc. and the Registrant dated July 23,
                          1996.**

10.18                     Agreement between Universal Studios Florida and the Registrant, dated October 30, 1996.**

10.19                     Agreement between CSX Transportation, Inc. and the Registrant, dated October 31, 1996.**

10.20                     Business Lease between Mandel Development, a Florida general partnership, and the Registrant, dated January 15, 1997.*

10.21                     Operating Agreement between the Florida Department of Transportation and the Registrant, dated
                          January 6, 1997.*

10.22                     Form of the Registrant's 1996 Non-Qualified Stock Option Plan.*

10.23                     Loan Agreement (without exhibits) between NationsBank, N.A. (South) and the Durango &
                          Silverton Narrow Gauge Railroad Company, dated March 13, 1997.*

10.24                     Share Purchase Agreement between The Durango & Silverton Narrow Gauge Railroad Company
                          and the Registrant, dated December 10, 1996, and Addendum to Share Purchase Agreement, dated
                          February 28, 1997.*

10.25                     Promissory Note in the amount of $4,200,000 from the Registrant in favor of Charles E. Bradshaw,
                          Jr., dated March 13, 1997.*

10.26                     Promissory Note in the amount of $5,850,000 from the Registrant in favor of Charles E. Bradshaw,
                          Jr., dated March 13, 1997.*

10.27                     Registration Rights and Price Guaranty Agreement between Charles E. Bradshaw, Jr. and the
                          Registrant, dated March 13, 1997.*

10.28                     Transportation, Maintenance and Lease Agreement between Fun Trains, Inc. and Amtrak, dated
                          April 28, 1997, is incorporated by reference to Exhibit 10.1 of the Registrant's Quarterly Report
                          on Form 10-QSB, for the period ended March 31, 1997, filed with the SEC on May 15, 1997.

10.29                     Amendment to Operating Agreement between Florida Department of Transportation and the
                          Registrant, dated June 6, 1997.***



                                      II-5

16                        Letter dated May 10, 1996, from the Company's former accountants, Hansen, Barnett & Maxwell, to the Registrant is hereby incorporated by reference to Exhibit 16 to the Registrant's Current
                          Report on Form 8-K dated May 6, 1996.

21                        Subsidiaries of the Registrant.*

23.1                      Consent of BDO Seidman LLP.***

23.2                      Consent of Olle, Macaulay & Zorrilla, P.A., included as part of Exhibit 5.**

23.3                      Consent of BDO Seidman LLP.***

24                        Power of Attorney (included on Page II-5 hereof)

27                        Financial Data Schedule.***


* Incorporated by reference to the comparable exhibit numbers as contained in the Company's Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission on March 28, 1997.

** Incorporated by reference to the comparable exhibit numbers as contained in the Registrant's Registration Statement on Form SB-2, as filed with the Securities and Exchange Commission on August 6, 1996.

***      Filed herewith.

ITEM 28. UNDERTAKINGS.

(a) The registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

              (iii) To include any additional or changed material information on the plan of distribution.

     (2) That it will, for determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities ( other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that it will:

     (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Coral Gables, State of Florida, on June 24, 1997.

                                              FIRST AMERICAN RAILWAYS, INC.

                                              BY: /S/ ALLEN C. HARPER
                                                  ------------------------------
                                                    ALLEN C. HARPER, CHAIRMAN OF
                                                    THE BOARD AND
                                                    CHIEF EXECUTIVE OFFICER

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

             SIGNATURES                      TITLE                                        DATE
             ----------                      -----                                        ----
 /S/ ALLEN C. HARPER                          CHAIRMAN OF THE BOARD                       JUNE 24, 1997
---------------------------                    AND CHIEF EXECUTIVE
ALLEN C. HARPER                                OFFICER (PRINCIPAL
                                               EXECUTIVE OFFICER)


 /S/ RAYMOND MONTELEONE                       PRESIDENT, CHIEF OPERATING                  JUNE 24, 1997
---------------------------                    OFFICER AND DIRECTOR
RAYMOND MONTELEONE

         *                                    DIRECTOR                                    JUNE 24, 1997
---------------------------
THOMAS G. RADER

         *                                    DIRECTOR                                    JUNE 24, 1997
---------------------------
DAVID H. RUSH

         *                                    DIRECTOR                                    JUNE 24, 1997
---------------------------
LUIGI SALVANESCHI

                                              DIRECTOR                                    JUNE __, 1997
---------------------------
GLENN P. MICHAEL

                                              DIRECTOR                                    JUNE __, 1997
---------------------------
ALBERT B. AFTOORA

                                              DIRECTOR                                    JUNE __, 1997
---------------------------
CHARLES E. BRADSHAW, JR.

 /S/ DONALD P. CUMMING                        VICE PRESIDENT, SECRETARY,                  JUNE 24, 1997
---------------------------                     TREASURER AND ACTING CHIEF
DONALD P. CUMMING                               FINANCIAL OFFICER (PRINCIPAL
                                                FINANCIAL OFFICER)


*/S/ BY: ALLEN C. HARPER
---------------------------
ALLEN C. HARPER
ATTORNEY-IN-FACT

                                      II-8

                                 EXHIBIT INDEX



EXHIBIT                DESCRIPTION
-------                -----------

10.29 Amendment to Operating Agreement between Florida Department of Transportation and the Registrant, dated June 6, 1997.

23.1                Consent of BDO Seidman LLP.


23.3                Consent of BDO Seidman LLP.


27                  Financial Data Schedule.